                                                                      APPENDIX A


                             DISTRIBUTION AGREEMENT

                                     AMONG

                                 TENNECO INC.,

                                NEW TENNECO INC.

                                      AND

                         NEWPORT NEWS SHIPBUILDING INC.
                 (FORMERLY KNOWN AS TENNECO INTERAMERICA INC.)


                                  DATED AS OF

                                NOVEMBER 1, 1996
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                               TABLE OF CONTENTS

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 ARTICLE I   DEFINITIONS..................................................     1
             SECTION 1.01. General........................................     1
             SECTION 1.02. References.....................................    12
 ARTICLE II  PRE-DISTRIBUTION TRANSACTIONS; CERTAIN COVENANTS.............    13
             SECTION 2.01. Corporate Restructuring Transactions...........    13
             SECTION 2.02. Pre-Distribution Stock Dividends to Tenneco....    13
             SECTION 2.03. Charters and Bylaws............................    13
             SECTION 2.04. Election of Directors of Industrial Company and
                         Shipbuilding Company.............................    13
             SECTION 2.05. Transfer and Assignment of Certain Licenses and
                         Permits..........................................    14
             SECTION 2.06. Transfer and Assignment of Certain Agreements..    14
             SECTION 2.07. Consents.......................................    15
             SECTION 2.08. Other Transactions.............................    15
             SECTION 2.09. Election of Officers...........................    15
             SECTION 2.10. Registration Statements........................    16
             SECTION 2.11. State Securities Laws..........................    16
             SECTION 2.12. Listing Application............................    16
             SECTION 2.13. Certain Financial and Other Arrangements.......    16
             SECTION 2.14. Director, Officer and Employee Resignations....    17
             SECTION 2.15. Transfers Not Effected Prior to the
                         Distributions; Transfers Deemed Effective as of
                         the Distribution Date............................    17
             SECTION 2.16. Ancillary Agreements...........................    18
 ARTICLE III THE DISTRIBUTIONS............................................    18
             SECTION 3.01. Tenneco Action Prior to the Distributions......    18
             SECTION 3.02. The Distributions..............................    19
             SECTION 3.03. Fractional Shares..............................    19
 ARTICLE IV  CONDITIONS TO THE DISTRIBUTIONS..............................    20
             SECTION 4.01. Conditions Precedent to the Distributions......    20
             SECTION 4.02. No Constraint..................................    21
             SECTION 4.03. Deferral of Distribution Date..................    21
             SECTION 4.04. Public Notice of Deferred Distribution Date....    21
 ARTICLE V   COVENANTS....................................................    22
             SECTION 5.01. Further Assurances.............................    22
             SECTION 5.02. Tenneco Name...................................    22
             SECTION 5.03. Supplies and Documents.........................    22
             SECTION 5.04. Assumption and Satisfaction of Liabilities.....    23
             SECTION 5.05. No Representations or Warranties; Consents.....    23
             SECTION 5.06. Removal of Certain Guarantees..................    24
             SECTION 5.07. Public Announcements...........................    24
             SECTION 5.08. Intercompany Agreements........................    25
             SECTION 5.09. Tax Matters....................................    25
 ARTICLE VI  ACCESS TO INFORMATION........................................    25
             SECTION 6.01. Provision, Transfer and Delivery of Applicable
              Corporate Records...........................................    25
             SECTION 6.02. Access to Information..........................    26
             SECTION 6.03. Reimbursement; Other Matters...................    26
             SECTION 6.04. Confidentiality................................    26
             SECTION 6.05. Witness Services...............................    27
             SECTION 6.06. Retention of Records...........................    27
             SECTION 6.07. Privileged Matters.............................    27
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                                       i
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 ARTICLE VII  INDEMNIFICATION............................................   28
              SECTION 7.01. Indemnification by Tenneco...................   28
              SECTION 7.02. Indemnification by Industrial Company........   28
              SECTION 7.03. Indemnification by Shipbuilding Company......   28
              SECTION 7.04. Limitations on Indemnification Obligations...   29
              SECTION 7.05. Procedures for Indemnification...............   30
              SECTION 7.06. Indemnification Payments.....................   31
              SECTION 7.07. Other Adjustments............................   31
              SECTION 7.08. Obligations Absolute.........................   32
              SECTION 7.09. Survival of Indemnities......................   32
              SECTION 7.10. Remedies Cumulative..........................   32
              SECTION 7.11. Cooperation of the Parties With Respect to
                          Actions and Third Party Claims.................   32
              SECTION 7.12. Contribution.................................   33
 ARTICLE VIII MISCELLANEOUS..............................................   33
              SECTION 8.01. Complete Agreement; Construction.............   33
              SECTION 8.02. Ancillary Agreements.........................   33
              SECTION 8.03. Counterparts.................................   33
              SECTION 8.04. Survival of Agreements.......................   33
              SECTION 8.05. Responsibility for Expenses..................   34
              SECTION 8.06. Notices......................................   34
              SECTION 8.07. Waivers......................................   34
              SECTION 8.08. Amendments...................................   34
              SECTION 8.09. Assignment...................................   35
              SECTION 8.10. Successors and Assigns.......................   35
              SECTION 8.11. Termination..................................   35
              SECTION 8.12. Third Party Beneficiaries....................   35
              SECTION 8.13. Attorney Fees................................   35
              SECTION 8.14. Title and Headings...........................   35
              SECTION 8.15. Exhibits and Schedules.......................   35
              SECTION 8.16. Specific Performance.........................   35
              SECTION 8.17. Governing Law................................   35
              SECTION 8.18. Severability.................................   36
              SECTION 8.19. Subsidiaries.................................   36
              SECTION 8.20. Shipbuilding Hedging Transactions............   36
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                                       ii

EXHIBITS

  EXHIBIT ABenefits Agreement

  EXHIBIT BCorporate Restructuring Transactions

  EXHIBIT CDebt and Cash Allocation Agreement

  EXHIBIT DEnergy Business Pro Forma Balance Sheet

  EXHIBIT EEnergy Subsidiaries

  EXHIBIT FIndustrial Business Pro Forma Balance Sheet

  EXHIBIT GIndustrial Subsidiaries

  EXHIBIT HInsurance Agreement

  EXHIBIT IShipbuilding Business Pro Forma Balance Sheet

  EXHIBIT JShipbuilding Subsidiaries

  EXHIBIT KTax Sharing Agreement

  EXHIBIT LTBS Services Agreement

  EXHIBIT MTransition Services Agreement

  EXHIBIT NForm of Restated Certificate of Incorporation

  EXHIBIT OForm of Bylaws

  EXHIBIT PTenneco Transition Trademark License

  EXHIBIT QShipbuilding Transition Trademark License

                            DISTRIBUTION AGREEMENT

  THIS DISTRIBUTION AGREEMENT is made and entered into as of this first day of November, 1996 by and among TENNECO INC., a Delaware corporation ("TENNECO"), NEW TENNECO INC., a Delaware corporation ("INDUSTRIAL COMPANY"), and NEWPORT NEWS SHIPBUILDING INC. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("SHIPBUILDING COMPANY").

                                R E C I T A L S

  WHEREAS, Tenneco, El Paso Natural Gas Company, a Delaware corporation ("ACQUIROR"), and El Paso Merger Company, a Delaware corporation and an indirect wholly owned subsidiary of Acquiror ("ACQUIROR SUBSIDIARY"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of November 1, 1996, but effective as of June 19, 1996 (as amended from time to time, the "MERGER AGREEMENT"), providing for the merger of Acquiror Subsidiary with and into Tenneco (the "MERGER"), with Tenneco continuing as the surviving corporation of the Merger (the "SURVIVING CORPORATION"), upon the terms and subject to the conditions set forth in the Merger Agreement;

  WHEREAS, the Board of Directors of Tenneco has deemed it appropriate and advisable, prior to the Merger and as contemplated by the Merger Agreement, to:

    (a) separate and divide the existing businesses of Tenneco so that (i) the automotive, packaging and business services businesses shall be owned directly and indirectly by Industrial Company, and (ii) the shipbuilding business shall be owned directly and indirectly by Shipbuilding Company; and

    (b) distribute, following such separation and division and immediately prior to the Merger, as a dividend to the holders of shares of Common Stock, par value $5.00 per share, of Tenneco (the "TENNECO COMMON STOCK") all of the outstanding shares of common stock, $.01 par value, of Industrial Company (the "INDUSTRIAL COMMON STOCK") and all of the outstanding shares of common stock, $.01 par value, of Shipbuilding Company (the "SHIPBUILDING COMMON STOCK");

  WHEREAS, following such separation, division and distributions, the remaining businesses, operations, assets and liabilities of Tenneco and its remaining direct and indirect subsidiaries shall be acquired by Acquiror pursuant to the Merger; and

  WHEREAS, each of Tenneco, Industrial Company and Shipbuilding Company has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and distributions and to set forth other agreements that will govern certain other matters prior to and following such separation, division and distributions.

  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.01. GENERAL. Unless otherwise defined herein or unless the context otherwise requires, the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

    "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

    "ACQUIROR SUBSIDIARY" has the meaning ascribed to such term in the recitals to this Agreement.

    "AFFILIATE" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

    "AGENT" means First Chicago Trust Company of New York, or such other trust company or bank designated by Tenneco, who shall act as agent for the holders of Tenneco Common Stock in connection with the Distributions.

    "AGREEMENT" means this Distribution Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, including any amendments hereto and each Schedule and Exhibit attached hereto.

    "ANCILLARY AGREEMENTS" means all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement or the Merger Agreement) entered into by the parties hereto or any other member of their respective Group in connection with the Corporate Restructuring Transactions, the Distributions and the other transactions contemplated hereby or thereby, including, without limitation, the following:

      (i) the Debt and Cash Allocation Agreement;

      (ii) the Insurance Agreement;

      (iii) the Conveyancing and Assumption Instruments;

      (iv) the Benefits Agreement;

      (v) the Tax Sharing Agreement;

      (vi) the Transition Services Agreement;

      (vii) the TBS Services Agreement; and

      (viii) the Transition Trademark License.

    "BENEFITS AGREEMENT" means the Benefits Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT A, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business other than to a de minimis extent.

    "BOOKS AND RECORDS" means all books, records, manuals, agreements and other materials (in any form or medium), including without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, microfiche, tape recordings and photographs.

    "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law.

    "COMMISSION" means the United States Securities and Exchange Commission.

    "CONSENTS" has the meaning ascribed to such term in SECTION 2.07 hereof.

    "CONVEYANCING AND ASSUMPTION INSTRUMENTS" means, collectively, the various written agreements, instruments and other documents to be entered into to effect the Corporate Restructuring Transactions or to otherwise effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

    "CORPORATE RESTRUCTURING TRANSACTIONS" means, collectively, (a) each of the distributions, transfers, conveyances, contributions, assignments and other transactions described and set forth on EXHIBIT B attached hereto, and (b) such other distributions, transfers, conveyances, contributions, assignments and other transactions (so long as such other distributions, transfers, conveyances, contributions, assignments and other transactions do not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger) that may be required to be accomplished, effected or consummated by any of Tenneco, Industrial Company,

  1Shipbuilding Company or any of their respective Subsidiaries and Affiliates in order to separate and divide, in a series of transactions that, to the extent intended to qualify for tax-free transactions under the Code, shall qualify for tax-free treatment under the Code, the existing businesses of Tenneco so that, except as otherwise expressly set forth on EXHIBIT B hereto:

      (i) the Industrial Assets, Industrial Liabilities and Industrial Business shall be owned, directly and indirectly, by Industrial Company;

      (ii) the Shipbuilding Assets, Shipbuilding Liabilities and
    Shipbuilding Business shall be owned, directly and indirectly, by Shipbuilding Company; and

      (iii) the businesses, assets and liabilities of Tenneco that remain after the separations and divisions described in clauses (i) and (ii) above, including, without limitation, the Energy Assets, Energy Liabilities and Energy Business, are, after giving effect to the Distributions, owned, directly and indirectly, by Tenneco.

    "DEBT AND CASH ALLOCATION AGREEMENT" means the Debt and Cash Allocation Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT C, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger.

    "DEBT REALIGNMENT" has the meaning ascribed to such term in the Merger Agreement.

    "DEBT REALIGNMENT DOCUMENTS" means all documents furnished by Tenneco or Industrial Company to any holders of indebtedness or debt securities of Tenneco or any of its Subsidiaries or filed by Tenneco or Industrial Company in connection therewith with any Governmental Authority or securities exchange in connection with the Debt Realignment.

    "DISTRIBUTIONS" means the Industrial Distribution and the Shipbuilding Distribution.

    "DISTRIBUTION DATE" means such date as may hereafter be determined by Tenneco's Board of Directors as the date on which the Distributions shall be effected.

    "DISTRIBUTION RECORD DATE" means the close of business on the date determined by the Board of Directors of Tenneco for the purpose of determining the holders of record of Tenneco Common Stock entitled to participate in the Distributions.

    "DGCL" means the Delaware General Corporation Law, as amended.

    "ENERGY ASSETS" means, collectively, all the rights and assets owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date other than the Industrial Assets, the Shipbuilding Assets and the capital stock of Industrial Company and Shipbuilding Company, including without limitation:

      (i) the capital stock of the Energy Subsidiaries;

      (ii) all of the assets included on the Energy Business Pro Forma Balance Sheet which are owned by Tenneco and its Subsidiaries as of the close of business on the Distribution Date and any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Energy Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco and its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Energy Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Energy Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of assets included on the Energy Business Pro Forma Balance Sheet; and

      (iii) all of the assets and rights expressly allocated to Tenneco or any of the Energy Subsidiaries under this Agreement, any of the Ancillary Agreements or the Merger Agreement.

    "ENERGY BUSINESS" means the businesses (other than the Industrial Business and the Shipbuilding Business) that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

      (i) Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group;

      (ii) any other division, Subsidiary or investment of Tenneco, or any Energy Subsidiary or any of the other members of the Energy Group managed or operated or in existence as of the date of this Agreement or any prior time, unless such other division, Subsidiary or investment is expressly included in either the Industrial Group or the Shipbuilding Group immediately after giving effect to the Corporate Restructuring Transactions; and

      (iii) any business entity acquired or established by or for Tenneco or any of the Energy Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Tenneco on the Energy Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Energy Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Energy Business Pro Forma Balance Sheet.

    "ENERGY BUSINESS PRO FORMA BALANCE SHEET" means the Pro Forma
  Consolidated Balance Sheet for Tenneco and the Energy Subsidiaries as of June 30, 1996 attached hereto as EXHIBIT D.

    "ENERGY GROUP" means Tenneco, the Energy Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Tenneco or any of the Energy Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distributions.

    "ENERGY INDEMNITEES" means:

      (i) Tenneco, the Energy Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distributions; and

      (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

    "ENERGY LIABILITIES" means, collectively, all of the Liabilities of Tenneco and the Energy Subsidiaries and each of the other members of the Energy Group remaining after giving effect to the Corporate Restructuring Transactions, the Distributions and the transactions contemplated under the Debt and Cash Allocation Agreement, including without limitation:

      (i) all of the Liabilities included on the Energy Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

      (ii) all Liabilities which are incurred or which otherwise accrue or are accrued at any time on, prior to or after the date of the Energy Business Pro Forma Balance Sheet and which arise or arose out of, or in connection with, the Energy Assets or the Energy Business, determined on a basis consistent with the determination of Liabilities of Tenneco included on the Energy Business Pro Forma Balance Sheet;

      (iii) all of the Liabilities of Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group under, or to be retained or assumed by Tenneco, any Energy Subsidiary or any of the other members of the Energy Group pursuant to the Corporate Restructuring Transactions, this Agreement, any of the Ancillary Agreements or the Merger Agreement;

      (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Energy Business;

      (v) all Securities Liabilities relating to or arising out of the information and data (financial or otherwise and including pro forma financial data) provided by or on behalf of Acquiror for inclusion in the Registration Statement on Form S-4 of Industrial Company registering certain debt securities of New Tenneco to be exchanged for certain existing debt securities of Tenneco and certain of its Subsidiaries in connection with the Debt Realignment, including, without limitation, information, disclosures and data relating to or concerning Acquiror, Acquiror Subsidiary, the business, operations and management of the Energy Business and/or Energy Group following the Merger and any refinancing or other transactions which Acquiror, Acquiror Subsidiary and/or any member of the Energy Group anticipates consummating following the Merger (collectively "ENERGY EXCHANGE LIABILITIES"); and

      (vi) all other Liabilities of Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group (which do not constitute Industrial Liabilities or Shipbuilding Liabilities), which other Liabilities of Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group shall include, without limitation, any and all Liabilities arising out of or relating to any Action or Third Party Claim by any Governmental Authority or any other Person that is based on (A) any violations or alleged violations by Tenneco, its Subsidiaries (prior to giving effect to the Distributions) and/or any of their respective directors, officers, employees, agents or representatives of any of the provisions of the Exchange Act, Securities Act, or the rules and regulations of the Commission promulgated thereunder or any other securities or similar Law (other than Liabilities (collectively "INFORMATION STATEMENT LIABILITIES") for violations or alleged violations that arise out of, or in connection with, the Industrial Information Statement, the Shipbuilding Information Statement or information or data in the Joint Proxy Statement or the Debt Realignment Documents concerning the Shipbuilding Business or the Industrial Business), (B) any alleged breach of fiduciary duty by the Board of Directors of Tenneco or any member thereof, or (C) any stockholder derivative suit or other similar Actions.

    "ENERGY RECORDS" has the meaning ascribed to such term in SECTION 6.01(C) hereof.

    "ENERGY SUBSIDIARIES" means the Subsidiaries of Tenneco set forth on EXHIBIT E hereto and all other Subsidiaries of Tenneco other than Shipbuilding Company, Industrial Company, the Shipbuilding Subsidiaries and the Industrial Subsidiaries.

    "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources or human health and safety or endangered or threatened species of fish, wildlife and plants or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE FILE MATERIAL" means the Registration Statements, as amended at the times they were declared effective under the Exchange Act, the related Information Statements or any amendment or supplement thereto, the related letter of transmittal, any related stockholder communication, any other exhibits to any of the foregoing and any amendment or supplement thereto, in each case including all information incorporated by reference therein.

    "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

    "GOVERNMENTAL AUTHORITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

    "GROUP" means (i) with respect to Tenneco, the Energy Group, (ii) with respect to Industrial Company, the Industrial Group, and (iii) with respect to Shipbuilding Company, the Shipbuilding Group.

    "INDEMNIFIABLE LOSSES" means, with respect to any Person, any and all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person either (a) in investigating, preparing for, defending against or otherwise arising out of or in connection with any Actions, any potential or threatened Actions or any Third Party

  Claims for which such Person would be entitled to indemnification under
  ARTICLE VII hereof, or (b) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under
  ARTICLE VII hereof, in each case whether accrued or incurred on, before or after the date of this Agreement.

    "INDEMNIFYING PARTY" has the meaning ascribed to such term in SECTION 7.04(A) hereof.

    "INDEMNITEE" has the meaning ascribed to such term in SECTION 7.04(A) hereof.

    "INDUSTRIAL ASSETS" means, collectively, all of the following rights and assets that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date:

      (i) the capital stock of the Industrial Subsidiaries;

      (ii) all of the assets included on the Industrial Business Pro Forma Balance Sheet that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;

      (iii) all of the assets and rights expressly allocated to Industrial Company or any of the Industrial Subsidiaries under this Agreement or any of the Ancillary Agreements; and

      (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Industrial Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Industrial Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Industrial Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Industrial Business Pro Forma Balance Sheet.

    "INDUSTRIAL BUSINESS" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are conducted by:

      (i) the Industrial Company, the Industrial Subsidiaries or any of the other members of the Industrial Group; and

      (ii) any business entity acquired or established by or for Tenneco, Industrial Company or any of the Industrial Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Industrial Company on the Industrial Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Industrial Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Industrial Business Pro Forma Balance Sheet.

    "INDUSTRIAL BUSINESS PRO FORMA BALANCE SHEET" means the Pro Forma Consolidated Balance Sheet for Industrial Company and the Industrial Subsidiaries as of June 30, 1996 attached hereto as EXHIBIT F.

    "INDUSTRIAL COMMON SHARES" means the shares of Industrial Common Stock owned by Tenneco after giving effect to the stock dividend provided for in
  SECTION 2.02(A) hereof.

    "INDUSTRIAL COMMON STOCK" has the meaning ascribed to such term in the recitals to this Agreement.

    "INDUSTRIAL COMPANY" means New Tenneco Inc., a Delaware corporation.

    "INDUSTRIAL DISTRIBUTION" means the distribution on the Distribution Date as a dividend to holders of record of shares of Tenneco Common Stock as of the Distribution Record Date of all of the outstanding Industrial Common Shares owned by Tenneco on the basis provided in SECTION 3.02 hereof.

    "INDUSTRIAL GROUP" means Industrial Company, the Industrial Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of any of Industrial Company or any of the Industrial Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distributions.

    "INDUSTRIAL INDEMNITEES" means:

      (i) Industrial Company and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distributions; and

      (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

    "INDUSTRIAL INFORMATION STATEMENT" means the information statement or registration statement relating to Industrial Company and the transactions contemplated hereby to be distributed to holders of Tenneco Common Stock pursuant to the terms of this Agreement.

    "INDUSTRIAL LIABILITIES" means, collectively, all of the Liabilities of Industrial Company, the Industrial Subsidiaries and each of the other members of the Industrial Group after giving effect to the Corporate Restructuring Transactions, the Distributions and the transactions contemplated under the Debt and Cash Allocation Agreement, including, without limitation:

      (i) all of the Liabilities included on the Industrial Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

      (ii) all Liabilities (other than Energy Exchange Liabilities) which are incurred or which otherwise accrue or are accrued at any time on, prior to or after the date of the Industrial Business Pro Forma Balance Sheet and which arise or arose out of, or in connection with (A) the Industrial Assets, the Industrial Business or the Prior Industrial Businesses, determined on a basis consistent with the determination of Liabilities of Industrial Company on the Industrial Business Pro Forma Balance Sheet, including Information Statement Liabilities which arise or arose out of or in connection with, the Industrial Information Statement or which arise or arose out of or in connection with information or data in the Joint Proxy Statement or the Debt Realignment Documents concerning the Industrial Business (except to the extent such Liabilities constitute Shipbuilding Securities Liabilities or are otherwise based on any of (i) the actions or inactions of Shipbuilding Company, any other member of the Shipbuilding Group, or any director, officer or employee of the Shipbuilding Company or any other member of the Shipbuilding Group or any underwriter or investment banking firm of any member of the Shipbuilding Group (or any of their directors, officers, employees, advisors or representatives) (collectively, the "SHIPBUILDING PARTIES," or individually, a "SHIPBUILDING PARTY"), or (ii) the information or data provided in writing by any Shipbuilding Party expressly for inclusion in the Industrial Information Statement), or (B) the Shipbuilding Information Statement to the extent such Information Statement Liabilities are based on information or data concerning directly and solely the Industrial Company or the Industrial Business that is provided in writing by Industrial Company (or any other member of its Group or any Affiliate thereof after giving effect to the Distributions) expressly for inclusion in the Shipbuilding Information Statement;

      (iii) all of the Liabilities of Industrial Company, the Industrial Subsidiaries or any of the other members of the Industrial Group under, or to be retained or assumed by Industrial Company, any Industrial Subsidiary or any of the other members of the Industrial Group pursuant to this Agreement or any of the Ancillary Agreements; and

      (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Industrial Business.

    "INDUSTRIAL RECORDS" has the meaning ascribed to such term in SECTION 6.01(A) hereof.

    "INDUSTRIAL REGISTRATION STATEMENT" means the Registration Statement on Form 10 to be filed with the Commission pursuant to the requirements of
  Section 12 of the Exchange Act and the rules and regulations thereunder in order to register the Industrial Common Stock under Section 12(b) of the Exchange Act.

    "INFORMATION STATEMENT LIABILITIES" has the meaning ascribed to such term in CLAUSE (V) of the definitions herein of Energy Liabilities.

    "INFORMATION STATEMENTS" means the Industrial Information Statement and the Shipbuilding Information Statement.

    "INDUSTRIAL SUBSIDIARIES" means the Subsidiaries listed on EXHIBIT G hereto.

    "INSURANCE AGREEMENT" means the Insurance Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT H except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business other than to a de minimis extent.

    "INSURANCE PROCEEDS" means, with respect to any insured party, those monies, net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured, which are either:

      (i) received by an insured from an insurance carrier; or

      (ii) paid by an insurance carrier on behalf of an insured.

    "JOINT PROXY STATEMENT" has the meaning ascribed to such term in the Merger Agreement.

    "LAW" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

    "LIABILITIES" means any and all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

    "MERGER" has the meaning ascribed to such term in the recitals to this Agreement.

    "MERGER AGREEMENT" has the meaning ascribed to such term in the recitals to this Agreement.

    "NYSE" means the New York Stock Exchange.

    "PERSON" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

    "PRIOR INDUSTRIAL BUSINESSES" means, collectively, all divisions, Subsidiaries, other business entities or investments of Tenneco (or one of its Subsidiaries) that, at any time prior to the date of the Industrial Business Pro Forma Balance Sheet, were included in the "automotive parts" or "packaging" segments for purposes of segment reporting in any of Tenneco's Annual Reports on Form 10-K, and were sold, transferred, otherwise disposed of or discontinued prior to such date.

    "PRIOR SHIPBUILDING BUSINESSES" means, collectively, all divisions, Subsidiaries, other business entities or investments of Tenneco (or one of its Subsidiaries) that, at any time prior to the date of the Shipbuilding Business Pro Forma Balance Sheet, were included in the "shipbuilding" segment for purposes of segment reporting in any of Tenneco's Annual Reports on Form 10-K, and were sold, transferred, otherwise disposed of or discontinued prior to such date.

    "PRIVILEGE" has the meaning ascribed to such term in SECTION 6.07(A) hereof.

    "PRIVILEGED INFORMATION" has the meaning ascribed to such term in SECTION 6.07(A) hereof.

    "REGISTRATION STATEMENTS" means the Industrial Registration Statement and the Shipbuilding Registration Statement.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITIES LIABILITIES" means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action or any Third Party Claim (or potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar Law.

    "SHIPBUILDING ASSETS" means, collectively, all of the following rights and assets that are owned by Tenneco and or any of its Subsidiaries as of the close of business on the Distribution Date:

      (i) the capital stock of the Shipbuilding Subsidiaries;

      (ii) all of the assets included on the Shipbuilding Business Pro Forma Balance Sheet that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;

      (iii) all of the assets and rights expressly allocated to Shipbuilding Company or any of the Shipbuilding Subsidiaries under this Agreement or any of the Ancillary Agreements; and

      (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Shipbuilding Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a nature or type that would have resulted in such asset being included as an asset on the Shipbuilding Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Shipbuilding Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Shipbuilding Business Pro Forma Balance Sheet.

    "SHIPBUILDING BUSINESS" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are conducted by:

      (i) the Shipbuilding Company, the Shipbuilding Subsidiaries or any of the other members of the Shipbuilding Group; and

      (ii) any business entity acquired or established by or for Tenneco, Shipbuilding Company or any of the Shipbuilding Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Shipbuilding Company on the Shipbuilding Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Shipbuilding Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Shipbuilding Business Pro Forma Balance Sheet.

    "SHIPBUILDING BUSINESS PRO FORMA BALANCE SHEET" means the Pro Forma Consolidated Balance Sheet for Shipbuilding Company and the Shipbuilding Subsidiaries (prepared in accordance with GAAP) as of June 30, 1996 attached hereto as EXHIBIT I.

    "SHIPBUILDING COMMON SHARES" means the Shares of Shipbuilding Common Stock owned by Tenneco after giving effect to the stock dividend provided for in SECTION 2.02(B) hereof.

    "SHIPBUILDING COMMON STOCK" has the meaning ascribed to such term in the recitals to this Agreement.

    "SHIPBUILDING COMPANY" means Newport News Shipbuilding Inc. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation.

    "SHIPBUILDING DISTRIBUTION" means the distribution on the Distribution Date as a dividend to holders of record of shares of Tenneco Common Stock as of the Distribution Record Date, of all of the outstanding Shipbuilding Common Shares owned by Tenneco on the basis provided in SECTION 3.02 hereof.

    "SHIPBUILDING FINANCING MATERIALS" means any registration statement, private placement memorandum, offering circular, prospectus, information memorandum and/or any other document or filing (with the Commission or any Governmental Authority or the NYSE or other stock exchange) prepared by or on behalf of Shipbuilding Company (or its Affiliates) and distributed to prospective lenders or prospective purchasers of any debt or equity securities of the Shipbuilding Company (or any other member of the Shipbuilding Group) in connection with any of the transactions contemplated under this Agreement, the Merger Agreement or any of the Ancillary Agreements, including, without limitation, the Confidential Information Memorandum dated September 1996 relating to the Senior Credit Facility (as defined in the Shipbuilding Information Statement), the 144A Offering Memorandum relating to the Senior Subordinated Notes and Senior Notes (as such terms are defined in the Shipbuilding Information Statement), and the registration statement on Form S-1 to be filed by Shipbuilding Company after the Distribution Date to register the Senior Subordinated Notes and Senior Notes under the Securities Act and all related documents.

    "SHIPBUILDING GROUP" means Shipbuilding Company, the Shipbuilding Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Shipbuilding Company or any of the Shipbuilding Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distributions.

    "SHIPBUILDING INDEMNITEES" means:

      (i) Shipbuilding Company and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distributions; and

      (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

    "SHIPBUILDING INFORMATION STATEMENT" means the information statement or registration statement relating to Shipbuilding Company and the transactions contemplated hereby to be distributed to holders of Tenneco Common Stock pursuant to the terms of this Agreement.

    "SHIPBUILDING LIABILITIES" means, collectively, all of the Liabilities of Shipbuilding Company, the Shipbuilding Subsidiaries and each of the other members of the Shipbuilding Group after giving effect to the Corporate Restructuring Transactions, the Distributions and the transactions contemplated by the Debt and Cash Allocation Agreement, including, without limitation:

      (i) all of the Liabilities included on the Shipbuilding Business Pro Forma Balance Sheet that remain outstanding as of the close of business on the Distribution Date;

      (ii) all other Liabilities that are incurred or which accrue or are accrued at any time on, prior to or after the date of the Shipbuilding Business Pro Forma Balance Sheet and that arise or arose out of, or in connection with, the Shipbuilding Assets, the Shipbuilding Business or the Prior Shipbuilding Businesses, determined on a basis consistent with the determination of Liabilities of Shipbuilding Company on the Shipbuilding Business Pro Forma Balance Sheet, including, without limitation,

    Shipbuilding Securities Liabilities and Information Statement Liabilities to the extent such Information Statement Liabilities (A) arise or arose out of or in connection with the Shipbuilding Information Statement or information or data in the Joint Proxy statement or the Debt Realignment Documents concerning the Shipbuilding Business or (B) are based on information or data provided in writing by Shipbuilding Company (or any member of its Group or any Affiliate (after giving effect to the Distributions) thereof) expressly for inclusion in the Industrial Information Statement;

      (iii) all of the Liabilities of Shipbuilding Company, the Shipbuilding Subsidiaries or any of the other members of the Shipbuilding Group under, or to be retained or assumed by Shipbuilding Company, any Shipbuilding Subsidiary or any of the other members of the Shipbuilding Group pursuant to, this Agreement or any of the Ancillary Agreements; and

      (iv) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Shipbuilding Business.

    "SHIPBUILDING RECORDS" has the meaning ascribed to such term in SECTION 6.01(B) hereof.

    "SHIPBUILDING REGISTRATION STATEMENT" means the Registration Statement on Form 10 to be filed with the Commission pursuant to the requirements of
  Section 12 of the Exchange Act and the rules and regulations promulgated thereunder in order to register the Shipbuilding Common Stock under Section 12(b) of the Exchange Act.

    "SHIPBUILDING SECURITIES LIABILITIES" means any and all Securities Liabilities arising out of, or in connection with, or relating in whole or in part to any of the following: (i) the Shipbuilding Registration Statement; (ii) the Shipbuilding Information Statement (whether in the form as an Appendix to the Joint Proxy Statement or as the Information Statement included in the Shipbuilding Registration Statement); (iii) the Shipbuilding Financing Materials; (iv) any of the information, data (financial or otherwise) or disclosures in (or any alleged failure to set forth certain information, data or disclosures in) the Shipbuilding Registration Statement, Shipbuilding Information Statement (whether in the form as an Appendix to the Joint Proxy Statement or as the Information Statement included in the Shipbuilding Registration Statement) or Shipbuilding Financing Materials, irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., verbally, in writing, etc.), such information, data, disclosures, discussion or section were provided; or (v) any of the information, data (financial or otherwise) or disclosures in (or any alleged failure to set forth certain information, data or disclosures in) the Joint Proxy Statement or the Debt Realignment Documents concerning any matter relating to the business, operations, management, financial results or potential risks of (or pending or threatened claims or investigations relating to) the Shipbuilding Business, Prior Shipbuilding Businesses, Shipbuilding Assets or Shipbuilding Liabilities, irrespective of (A) who authored, prepared or provided such information data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., verbally, in writing, etc.), such information, data, disclosure, section or discussion were provided.

    "SHIPBUILDING SUBSIDIARIES" means the Subsidiaries listed on EXHIBIT J hereto.

    "SUBSIDIARY" means, with respect to any Person:

      (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

      (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (a) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (b) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a Limited Liability Company or a trustee of a trust).

    "SURVIVING CORPORATION" has the meaning ascribed to such term in the recitals to this Agreement.

    "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, services, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

    "TAX SHARING AGREEMENT" means the Tax Sharing Agreement by and among Tenneco, Shipbuilding Company, Industrial Company and Acquiror, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT K, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business other than to a de minimis extent.

    "TENNECO" means Tenneco Inc., a Delaware corporation.

    "TENNECO COMMON STOCK" has the meaning ascribed to such term in the recitals to this Agreement.

    "TENNECO CORPORATE RECORDS" has the meaning ascribed to such term in
  SECTION 6.01(A) hereof.

    "TENNECO HOLDERS" means the holders of record of Tenneco Common Stock as of the Distribution Record Date.

    "TENNECO TRADEMARKS AND TRADENAMES" means all trademarks, service marks, and tradenames containing "TENNECO", "TEN", or "TENN" or variations thereof, along with their respective applications and registrations wherever used or registered; provided, however, that the term shall not include the word "Tennessee" to the extent such word is used in the business and operations of Tennessee Gas Pipeline Company or otherwise in the Energy Business.

    "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to and in accordance with the provisions of SECTION 8.11 of this Agreement.

    "THIRD PARTY CLAIM" has the meaning as defined in SECTION 7.05(A) hereof.

    "TBS SERVICES AGREEMENT" means the Services Agreement by and among Industrial Company, Shipbuilding Company and Tenneco Business Services Inc., which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as EXHIBIT L and which agreement Tenneco and the Energy Business will not become a party to and not be bound by without the consent of Acquiror, which Acquiror may withhold in its sole discretion.

    "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement by and between Tenneco and Tenneco Business Services Inc., which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT M.

    "TRANSITION TRADEMARK LICENSE" has the meaning ascribed to such term in
  SECTION 5.02 hereof.

  SECTION 1.02. REFERENCES. References to an "EXHIBIT" or to a "SCHEDULE" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "SECTION" are, unless otherwise specified, to one of the Sections of this Agreement.

                                  ARTICLE II

                        PRE-DISTRIBUTION TRANSACTIONS;
                               CERTAIN COVENANTS

  SECTION 2.01. CORPORATE RESTRUCTURING TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distributions) and otherwise in accordance with the terms and provisions set forth in EXHIBIT B hereto, each of Tenneco, Industrial Company and Shipbuilding Company shall, and shall cause each of their respective Subsidiaries to, as applicable, take such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions. Each of Tenneco, Shipbuilding Company and Industrial Company hereby agrees that any one or more of the Corporate Restructuring Transactions may be modified, supplemented or eliminated; provided such modification, supplement or elimination (a) is determined to be necessary or appropriate (i) to divide the existing businesses of Tenneco so that the automotive, packaging and business services businesses shall be owned, directly and indirectly, by Industrial Company and the shipbuilding business shall be owned, directly and indirectly, by Shipbuilding Company, or
(ii) to obtain a ruling from the Internal Revenue Service as described in
Section 7.1(g) of the Merger Agreement, and (b) does not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger.

  SECTION 2.02. PRE-DISTRIBUTION STOCK DIVIDENDS TO TENNECO. On or prior to the Distribution Date (but in all events prior to the Distributions):

    (a) INDUSTRIAL COMPANY STOCK DIVIDEND. Industrial Company shall issue to Tenneco, as a stock dividend, the number of shares of Industrial Common Stock as is required to effect the Industrial Distribution, as certified by the Agent. In connection therewith, Tenneco shall deliver to Industrial Company for cancellation the share certificate (or certificates) currently held by it representing all Industrial Common Stock, and Industrial Company shall issue a new certificate (or certificates) to Tenneco representing the total number of Industrial Common Shares to be owned by Tenneco after giving effect to such stock dividend.

    (b) SHIPBUILDING COMPANY STOCK DIVIDEND. Shipbuilding Company shall issue to Tenneco, as a stock dividend, the number of shares of Shipbuilding Common Stock as is required to effect the Shipbuilding Distribution, as certified by the Agent. In connection therewith, Tenneco shall deliver to Shipbuilding Company for cancellation the share certificate (or certificates) currently held by it representing all Shipbuilding Common Stock, and Shipbuilding Company shall issue a new certificate (or certificates) representing the total number of Shipbuilding Common Shares to be owned by Tenneco after giving effect to such stock dividend.

  SECTION 2.03. CHARTERS AND BYLAWS.

    (a) CERTIFICATE OF INCORPORATION AND BYLAWS OF INDUSTRIAL COMPANY. On or prior to the Distribution Date (but in all events prior to the Distributions), Tenneco and Industrial Company shall each take all necessary actions so that, as of the Distribution Date, the Restated Certificate of Incorporation and Bylaws of Industrial Company will be substantially in the forms set forth in EXHIBITS N and O, respectively.

    (b) CERTIFICATE OF INCORPORATION AND BYLAWS OF SHIPBUILDING COMPANY. On or prior to the Distribution Date (but in all events prior to the Distributions), Tenneco and Shipbuilding Company shall each take all necessary actions so that, as of the Distribution Date, the Restated Certificate of Incorporation and Bylaws of Shipbuilding Company will be substantially in the forms set forth in EXHIBITS N and O, respectively.

  SECTION 2.04. ELECTION OF DIRECTORS OF INDUSTRIAL COMPANY AND SHIPBUILDING COMPANY. On or prior to the Distribution Date, Tenneco, as the sole stockholder of each of Industrial Company and Shipbuilding Company, shall take all necessary action so that as of the Distribution Date the directors of Industrial Company and of Shipbuilding Company will be as set forth in the Industrial Information Statement and the Shipbuilding Information Statement, respectively.

  SECTION 2.05. TRANSFER AND ASSIGNMENT OF CERTAIN LICENSES AND PERMITS.

    (a) LICENSES AND PERMITS RELATING TO THE INDUSTRIAL BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Tenneco and Shipbuilding Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), severally but not jointly, duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Industrial Group (as directed by Industrial Company) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate to the Industrial Business but which are held in the name of any member of the Energy Group or the Shipbuilding Group, or any of their respective employees, officers, directors, stockholders or agents.

    (b) LICENSES AND PERMITS RELATING TO THE SHIPBUILDING BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Tenneco and Industrial Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), severally but not jointly, duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Shipbuilding Group (as directed by Shipbuilding Company) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate to the Shipbuilding Business but which are held in the name of any member of the Energy Group or the Industrial Group, or any of their respective employees, officers, directors, stockholders or agents.

    (c) LICENSES AND PERMITS RELATING TO THE ENERGY BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Industrial Company and Shipbuilding Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), severally but not jointly, duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Energy Group (as directed by Tenneco) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate to the Energy Business but which are held in the name of any member of the Industrial Group or the Shipbuilding Group, or any of their respective employees, officers, directors, stockholders or agents.

  SECTION 2.06. TRANSFER AND ASSIGNMENT OF CERTAIN AGREEMENTS.

  (a) TRANSFER AND ASSIGNMENT OF ENERGY BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this SECTION 2.06, each of Industrial Company and Shipbuilding Company shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), severally but not jointly, assign, transfer and convey to Tenneco (or such other member of the Energy Group as Tenneco shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Energy Business or any member of the Energy Group.

  (b) TRANSFER AND ASSIGNMENT OF INDUSTRIAL BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this SECTION 2.06, each of Tenneco and Shipbuilding Company shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), severally but not jointly, assign, transfer and convey to Industrial Company (or such other member of the Industrial Group as Industrial Company shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Industrial Business or any member of the Industrial Group.

  (c) TRANSFER AND ASSIGNMENT OF SHIPBUILDING BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this SECTION 2.06, each of Tenneco and Industrial Company shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), severally but not jointly, assign, transfer and convey to Shipbuilding Company (or such other member of the Shipbuilding Group as Shipbuilding Company shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Shipbuilding Business or any member of the Shipbuilding Group.

  (d) JOINT AGREEMENTS. Subject to the provisions of SECTION 2.06(F) below, any agreement to which any party hereto (or any other member of such party's Group) is a party that inures to the benefit of more than one of the Energy Business, the Industrial Business and the Shipbuilding Business shall be assigned in part, at the expense and risk of the assignee, on or prior to the Distribution Date or as soon as reasonably practicable thereafter, so that each party (or such other member of such party's Group) shall be entitled to the rights and benefits inuring to its business under such agreement.

  (e) OBLIGATIONS OF ASSIGNEES. The assignee of any agreement assigned, in whole or in part, hereunder (an "ASSIGNEE") shall, as a condition to such assignment, assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred prior to, on or subsequent to the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment under SECTION 2.06(D) above, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distributions. Furthermore, the Assignee shall use its commercially reasonable efforts to cause the assignor of such agreement to be released from its obligations under the assigned agreements.

  (f) NO ASSIGNMENT OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof until such consent is obtained. If an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the Assignee would not, in fact, receive all such rights, the parties hereto will cooperate with each other to effect any arrangement designed reasonably to provide for the Assignee the benefits of, and to permit the Assignee to assume liabilities under, any such agreement, subject to the remaining sentences of this SECTION 2.06(F). There are certain software license agreements held in the name of a member of the Industrial Group that presently inure to the benefit of the Energy Business, the Industrial Business and the Shipbuilding Business. Notwithstanding any other provision of this Agreement, each such license agreement shall continue to be held by that member of the Industrial Group without any obligation of any party to cause the assignment or inurement to the benefit of such license agreement, or to effect any arrangement to provide such benefit, to the Energy Business or the Shipbuilding Business, except where the license agreement expressly permits the benefits and obligations to be divided among the Businesses or as may be negotiated with the licensor by that member of the Industrial Group and such other parties and the Industrial Business shall use commercially reasonable efforts to do so.

  SECTION 2.07. CONSENTS. The parties hereto shall use their best efforts to obtain any third-party consents or approvals that are required to consummate the Corporate Restructuring Transactions, the Distributions and the other transactions contemplated herein (the "CONSENTS").

  SECTION 2.08. OTHER TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distributions), each of Tenneco, Industrial Company and Shipbuilding Company shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distributions that are contemplated by the Information Statements and the ruling request submission by Tenneco to the Internal Revenue Service dated June 27, 1996 (as subsequently supplemented), and not specifically referred to in SECTIONS 2.01 through 2.07 above, subject, however, to the limitations set forth in SUBPARAGRAPH (B) of SECTION 2.01 above.

  SECTION 2.09. ELECTION OF OFFICERS. On or prior to the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall, as applicable, take all actions necessary and desirable so that as of the Distribution Date the officers of Industrial Company and of Shipbuilding Company will be as set forth in the Industrial Information Statement and the Shipbuilding Information Statement, respectively.

  SECTION 2.10. REGISTRATION STATEMENTS. Each of Tenneco, Industrial Company and Shipbuilding Company shall prepare, and shall file with the Commission, the Registration Statements in accordance with the terms of this SECTION 2.10.

    (a) PREPARATION AND FILING OF INDUSTRIAL REGISTRATION STATEMENT. Tenneco, Industrial Company and Shipbuilding Company shall prepare or cause to be prepared, and Industrial Company shall file or cause to be filed with the Commission, the Industrial Registration Statement. The Industrial Registration Statement shall include or incorporate by reference the Industrial Information Statement setting forth appropriate disclosure concerning Tenneco, Industrial Company, Shipbuilding Company, the Distributions and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Tenneco and Industrial Company shall take all such actions as may be reasonably necessary or appropriate in order to cause the Industrial Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

    (b) PREPARATION AND FILING OF SHIPBUILDING REGISTRATION STATEMENT. Tenneco, Industrial Company and Shipbuilding Company shall prepare or cause to be prepared, and Shipbuilding Company shall file or cause to be filed with the Commission, the Shipbuilding Registration Statement. The Shipbuilding Registration Statement shall include or incorporate by reference the Shipbuilding Information Statement setting forth appropriate disclosure concerning Tenneco, Shipbuilding Company, Industrial Company, the Distributions and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Tenneco and Shipbuilding Company shall take all such actions as may be reasonably necessary or appropriate in order to cause the Shipbuilding Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

  SECTION 2.11. STATE SECURITIES LAWS. Prior to the Distribution Date, Tenneco, Industrial Company and Shipbuilding Company shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in order to effect the Distributions.

  SECTION 2.12. LISTING APPLICATION. Prior to the Distribution Date, Tenneco, Industrial Company and Shipbuilding Company shall prepare and file with the NYSE listing applications and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NYSE to list on or prior to the Distribution Date, subject to official notice of issuance, the Industrial Common Shares and the Shipbuilding Common Shares.

  SECTION 2.13. CERTAIN FINANCIAL AND OTHER ARRANGEMENTS.

  (a) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN INDUSTRIAL GROUP AND ENERGY GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Industrial Group, on the one hand, and any member of the Energy Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Tenneco, Industrial Company and the Acquiror.

  (b) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN SHIPBUILDING GROUP AND ENERGY GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Shipbuilding Group, on the one hand, and any member of the Energy Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Tenneco, Shipbuilding Company and the Acquiror.

  (c) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN INDUSTRIAL GROUP AND SHIPBUILDING GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Industrial Group, on the one hand, and any member of the Shipbuilding Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Industrial Company and Shipbuilding Company.

  (d) OPERATIONS IN ORDINARY COURSE. Except as otherwise provided in this Agreement, the Merger Agreement or any Ancillary Agreement, during the period from the date of this Agreement through the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall, and shall cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including, without limitation, with respect to the payment and administration of accounts payable and the collection and administration of accounts receivable, the purchase of capital assets and equipment and the management of inventories.

  SECTION 2.14. DIRECTOR, OFFICER AND EMPLOYEE RESIGNATIONS. Subject to the provisions of SECTION 2.04 and SECTION 2.09 above:

    (a) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE ENERGY GROUP. Tenneco shall cause all of its directors and all employees of the Energy Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Industrial Group or the Shipbuilding Group on which they serve, and from all positions as officers or employees of any member of the Industrial Group or the Shipbuilding Group, except as otherwise set forth in the Information Statements or mutually agreed to in writing on or prior to the Distribution Date by Tenneco, on the one hand, and, as applicable, Industrial Company and/or Shipbuilding Company, on the other hand.

    (b) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE INDUSTRIAL GROUP. Industrial Company shall cause all of its directors and all employees of the Industrial Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Energy Group or the Shipbuilding Group on which they serve, and from all positions as officers or employees of any member of the Energy Group or the Shipbuilding Group, except as otherwise set forth in the Information Statements or mutually agreed to in writing on or prior to the Distribution Date by Industrial Company, on the one hand, and, as applicable, Tenneco and/or Shipbuilding Company, on the other hand.

    (c) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE SHIPBUILDING GROUP. Shipbuilding Company shall cause all of its directors and all employees of the Shipbuilding Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Energy Group or the Industrial Group on which they serve, and from all positions as officers or employees of any member of the Energy Group or the Industrial Group, except as otherwise set forth in the Information Statements or mutually agreed to in writing on or prior to the Distribution Date by Shipbuilding Company, on the one hand, and, as applicable, Industrial Company and/or Tenneco, on the other hand.

  SECTION 2.15. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTIONS; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers contemplated by this ARTICLE II shall not have been consummated on or prior to the Distribution Date, the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of Law cannot be transferred or assumed; provided, however, that the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this ARTICLE II. In the event that any such transfer of assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such asset or Liability (or, as applicable, such other member or members of such party's Group) shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been transferred or assumed as contemplated hereby. As and when any such asset or Liability becomes transferable or assumable, such transfer shall be effected forthwith. As of the Distribution Date, each party hereto (or, if applicable, such other members of such party's Group) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party (or any other member of such party's Group) is entitled to acquire or required to assume pursuant to the terms of this Agreement.

  SECTION 2.16. ANCILLARY AGREEMENTS. Prior to the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall enter into, and/or where applicable shall cause such other members of their respective Groups to enter into, (a) the Ancillary Agreements and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distributions as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby so long as such agreements do not materially delay or prevent consummation of the Merger or adversely affect the Energy Business other than to a de minimis extent.

                                  ARTICLE III

                               THE DISTRIBUTIONS

  SECTION 3.01. TENNECO ACTION PRIOR TO THE DISTRIBUTIONS. Subject to the terms and conditions set forth herein, Tenneco shall take, or cause to be taken, the following acts or actions in connection with, and to otherwise effect in accordance with the terms of this Agreement, the Distributions.

    (a) DECLARATION OF DISTRIBUTIONS AND ESTABLISHMENT OF DISTRIBUTION DATE. The Board of Directors of Tenneco shall, in its sole discretion and subject to and in accordance with the applicable rules of the NYSE and provisions of the DGCL, declare the Distributions and establish the Distribution Record Date, the Distribution Date, the date on which Industrial Common Shares, Shipbuilding Common Shares and any cash in lieu of fractional shares shall be mailed to the Tenneco Holders and all appropriate procedures in connection with the Distributions to the extent not provided for herein; provided, however, that no such action shall create any obligation on the part of Tenneco to effect the Distributions or in any way limit Tenneco's power of termination as set forth in SECTION 8.11 hereof or alter the consequences of any such termination from those specified in such Section.

    (b) NOTICE TO NYSE. Tenneco shall, to the extent possible, give the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

    (c) MAILING OF INDUSTRIAL INFORMATION STATEMENT. Tenneco shall, as soon as practicable after the Industrial Registration Statement shall have been declared effective under the Exchange Act, cause the Industrial Information Statement to be mailed to the Tenneco Holders.

    (d) MAILING OF SHIPBUILDING INFORMATION STATEMENT. Tenneco shall, as soon as practicable after the Shipbuilding Registration Statement shall have been declared effective under the Exchange Act, cause the Shipbuilding Information Statement to be mailed to the Tenneco Holders.

  SECTION 3.02. THE DISTRIBUTIONS.

  (a) DUTIES AND OBLIGATIONS OF TENNECO. Subject to the conditions contained herein, on the Distribution Date but effective immediately following the close of business on the Distribution Date Tenneco shall:

      (i) deliver to the Agent the share certificates representing the Industrial Common Shares and Shipbuilding Common Shares issued to Tenneco by Industrial Company and Shipbuilding Company, respectively, pursuant to SECTION 2.02 hereof, endorsed by Tenneco in blank, for the benefit of the Tenneco Holders; and

      (ii) instruct the Agent to distribute, as soon as practicable following consummation of the Distributions, to the Tenneco Holders the following:

        (A) one share of Industrial Common Stock for every one share of Tenneco Common Stock;

        (B) one share of Shipbuilding Common Stock for every five shares of Tenneco Common Stock; and

        (C) cash, if applicable, in lieu of fractional shares obtained in the manner provided in SECTION 3.03 hereof.

  (b) DUTIES AND RESPONSIBILITIES OF INDUSTRIAL COMPANY AND SHIPBUILDING COMPANY. Industrial Subsidiary and Shipbuilding Subsidiary shall provide, or cause to be provided, to the Agent sufficient certificates representing Industrial Common Stock and Shipbuilding Common Stock, respectively, in such denominations as the Agent may request in order to effect the Distributions. All shares of Industrial Common Stock issued pursuant to the Industrial Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights. All shares of Shipbuilding Common Stock issued pursuant to the Shipbuilding Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

  SECTION 3.03. FRACTIONAL SHARES.

  (a) NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificate or scrip evidencing a fractional share of Industrial Common Stock or Shipbuilding Common Stock shall be issued in connection with the Distributions, and any such fractional share interests to which a Tenneco Holder would otherwise be entitled will not entitle such Tenneco Holder to vote or to any rights of a stockholder of Industrial Company or Shipbuilding Company, as the case may be. In lieu of any such fractional shares, each Tenneco Holder who, but for the provisions of this SECTION 3.03, would be entitled to receive a fractional share interest of Industrial Common Stock or Shipbuilding Common Stock pursuant to the Distributions shall be paid cash, without any interest thereon, as hereinafter provided. Tenneco shall instruct the Agent to determine the number of whole shares and fractional shares of Industrial Common Stock and Shipbuilding Common Stock allocable to each Tenneco Holder, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of Tenneco Holders who otherwise would be entitled to receive fractional share interests and to distribute to each such Tenneco Holder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amount required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Tenneco.

  (b) UNCLAIMED STOCK OR CASH. Any Industrial Common Stock, Shipbuilding Common Stock or cash in lieu of fractional shares and dividends or distributions with respect to Industrial Common Stock or Shipbuilding Common Stock that remain unclaimed by any Tenneco Holder 180 days after the Distribution Date shall be returned to Tenneco and any such Tenneco Holders shall look only to Tenneco for the Industrial Common Stock, Shipbuilding Common Stock, cash, if any, in lieu of fractional share interests and any such dividends or distributions to which they are entitled, subject in each case to applicable escheat or other abandoned property laws.

  (c) BENEFICIAL OWNERS. Solely for purposes of computing fractional share interests pursuant to SECTION 3.03(A), the beneficial owner of shares of Tenneco Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.

                                  ARTICLE IV

                        CONDITIONS TO THE DISTRIBUTIONS

  SECTION 4.01. CONDITIONS PRECEDENT TO THE DISTRIBUTIONS. The obligation of Tenneco to cause the Distributions to be consummated shall be subject, at the option of Tenneco, to the fulfillment or waiver, on or prior to the Termination Date, of each of the following conditions.

    (a) TAX SHARING AGREEMENT. Tenneco, Industrial Company, Shipbuilding Company and Acquiror shall have executed and delivered the Tax Sharing Agreement and such agreement shall be in full force and effect.

    (b) BENEFITS AGREEMENT. Tenneco, Industrial Company and Shipbuilding Company shall have executed and delivered the Benefits Agreement and such agreement shall be in full force and effect.

    (c) TRANSITION SERVICES AGREEMENT. Tenneco and Tenneco Business Services Inc. shall have executed and delivered the Transition Services Agreement and such agreement shall be in full force and effect.

    (d) INSURANCE AGREEMENT. Tenneco, Industrial Company and Shipbuilding Company shall have executed and delivered the Insurance Agreement and such agreement shall be in full force and effect.

    (e) DEBT AND CASH ALLOCATION AGREEMENT. Tenneco, Industrial Company and Shipbuilding Company shall have executed and delivered the Debt and Cash Allocation Agreement and such agreement shall be in full force and effect.

    (f) EFFECTIVE DATE OF REGISTRATION STATEMENT. Each of the Registration Statements shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

    (g) NYSE LISTING. The Industrial Common Shares and the Shipbuilding Common Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (h) TAX RULING. Tenneco shall have received rulings from the Internal Revenue Service reasonably acceptable to Tenneco and Acquiror, which rulings shall be in full force and effect as of the Distribution Date, to the effect that:

      (i) The Industrial Distribution as contemplated hereunder will be tax-free for federal income tax purposes to Tenneco under Section 355(c)(1) of the Code and to the stockholders of Tenneco under
          Section 355(a) of the Code;

      (ii) The Shipbuilding Distribution as contemplated hereunder will be tax-free for federal income tax purposes to Tenneco under
           Section 355(c)(1) of the Code and to the stockholders of Tenneco under Section 355(a) of the Code; and

      (iii) The following distributions will be tax free to the respective transferor corporations under Section 355(c)(1) of the Code and to the respective stockholders of the transferor corporations under Section 355(a) of the Code: (A) the distribution by the Shipbuilding Company of the capital stock of Tenneco Packaging Inc. to Tenneco Corporation contemplated under the Corporate Restructuring Transactions; (B) the distribution by Tenneco Corporation of the capital stock of the Shipbuilding Company and the Industrial Company to Tennessee Gas Pipeline Company as contemplated under the Corporate Restructuring Transactions; and (C) the distribution by Tennessee Gas Pipeline Company of the capital stock of the Shipbuilding Company and the Industrial Company to Tenneco Inc. as contemplated under the Corporate Restructuring Transactions.

    (i) PRE-DISTRIBUTION TRANSACTIONS. Each of the transactions and other matters contemplated by ARTICLE II and SECTION 3.01 hereof (including, without limitation, each of the distributions, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Restructuring Transactions) shall have been fully effected, consummated and accomplished.

    (j) COVENANTS. The covenants contained in ARTICLE V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

    (k) NO PROHIBITIONS. Consummation of the transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distributions, the Merger or any transaction contemplated by this Agreement or the Merger Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

    (l) CONSENTS. Tenneco, Industrial Company, Shipbuilding Company and the other members of their respective Groups shall have obtained all Consents the failure of which to obtain would, in the determination of the Board of Directors of Tenneco, have a material adverse effect on the Energy Group, the Industrial Group or the Shipbuilding Group, each taken as a whole, and such Consents shall be in full force and effect.

    (m) STOCKHOLDER APPROVAL. The Distributions shall have been approved by the requisite vote of the holders of the outstanding Tenneco Common Stock and the holders of the outstanding $7.40 Cumulative Preferred Stock of Tenneco, voting together as a class, by the requisite vote of the holders of the outstanding $4.50 Cumulative Preferred Stock of Tenneco and the holders of the outstanding $7.40 Cumulative Preferred Stock of Tenneco, voting together as a class, and by any requisite vote of the holders of the outstanding New Preferred Stock (as defined in the Merger Agreement), voting separately as a class, in accordance with the DGCL and the provisions of Tenneco's Certificate of Incorporation.

    (n) HSR ACT. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions contemplated under the Merger Agreement shall have expired or been terminated.

    (o) DEBT REALIGNMENT. Each of the transactions and other matters contemplated under the Debt Realignment (as defined under the Merger Agreement) shall have been fully effected, consummated and accomplished.

  SECTION 4.02. NO CONSTRAINT. Notwithstanding the provisions of SECTION 4.01 above (but subject to Tenneco's obligations under the Merger Agreement), the fulfillment or waiver of any or all of the conditions precedent to the Distributions set forth therein shall not:

    (i) create any obligation on the part of Tenneco or any other party hereto to effect the Distributions;

    (ii) in any way limit Tenneco's right and power under SECTION 8.11 hereof to terminate this Agreement and the process leading to the Distributions and to abandon the Distributions; or

    (iii) alter the consequences of any such termination under SECTION 8.11 hereof from those specified in such Section.

  SECTION 4.03. DEFERRAL OF DISTRIBUTION DATE. If the Distribution Date shall have been established by the Board of Directors of Tenneco but all the conditions precedent to the Distributions set forth in this Agreement have not theretofore been fulfilled or waived, or Tenneco does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, Tenneco may, by resolution of its Board of Directors (or a committee thereof, so authorized), defer the Distribution Date to a later date.

  SECTION 4.04. PUBLIC NOTICE OF DEFERRED DISTRIBUTION DATE. If the Board of Directors (or a committee thereof, so authorized) of Tenneco shall defer the Distribution Date in accordance with SECTION 4.03 above and public announcement of the prior Distribution Date has theretofore been made, Tenneco shall promptly thereafter issue, in accordance with the advice of legal counsel, a public announcement with respect to such deferment and shall, with the advice of legal counsel, take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.

                                   ARTICLE V

                                   COVENANTS

  SECTION 5.01. FURTHER ASSURANCES. Each of Tenneco, Industrial Company and Shipbuilding Company shall use all reasonable efforts to:

    (a) take or cause to be taken all actions, and to do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated hereby, including without limitation using commercially reasonable efforts to obtain any consents and approvals from, enter into any amendatory agreements with and make any applications, registrations or filings with, any third Person or any Governmental Authority necessary or desirable in order to consummate the transactions contemplated hereby or to carry out the purposes of this Agreement; and

    (b) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to consummate the transactions contemplated hereby and effectuate the purposes of this Agreement.

  SECTION 5.02. TENNECO NAME. Industrial Company shall grant to each of Tenneco and Shipbuilding Company transition licenses, in the forms of EXHIBIT P and Q, respectively (the "Transition Trademark License"), to use the Tenneco Trademarks and Tradenames for the limited use as more fully described below in this SECTION 5.02 and in SECTION 5.03. Each of Tenneco and Shipbuilding Company shall, and shall cause each of the other members of its Group over which it has legal or effective direct or indirect control to, at its own expense:

    (a) Within 30 days following the Distribution Date, change, if necessary, its corporate name to delete therefrom the word "Tenneco" or any other word that is confusingly similar to the word "Tenneco" (except the word "Tennessee"); and

    (b) With respect to Tenneco, within two years following the Distribution Date, and, with respect to Shipbuilding Company, within one year following the Distribution Date, remove any and all references to the Tenneco Trademark and Tradenames from any and all signs, displays or other identification or advertising material (excluding any such material that is the subject of SECTION 5.03 below). After the conclusion of such period, each of Tenneco, Shipbuilding Company, and each other member of its respective Group or over which it has legal or effective direct or indirect control shall not use or display any of the Tenneco Trademarks and Tradenames without the prior written consent of Industrial Company, which consent may be withheld for any reason or no reason whatsoever. After the Distribution Date, no party hereto shall represent or permit to be represented to any third Person that it or any member of its Group has a business affiliation with any other party hereto or any member of such other party's Group, except as expressly permitted by any of the Ancillary Agreements.

  SECTION 5.03. SUPPLIES AND DOCUMENTS. Notwithstanding the provisions of
SECTION 5.02 above, for a period of six (6) months following the Distribution Date, the Transition Trademark License shall license (on a nonexclusive basis) to each of the members of the Energy Group and the Shipbuilding Group the right to use existing supplies and documents which have imprinted thereon any of the Tenneco Trademarks and Tradenames to the extent that such supplies and documents were existing in the inventory of such member of the Energy Group or Shipbuilding Group, as applicable, as of the Distribution Date.

  SECTION 5.04. ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Distribution Date:

    (a) Tenneco shall, and shall cause each of the other members of the Energy Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Energy Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distributions;

    (b) Industrial Company shall, and shall cause each of the other members of the Industrial Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Industrial Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distributions; and

    (c) Shipbuilding Subsidiary shall, and shall cause each of the other members of the Shipbuilding Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Shipbuilding Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distributions.

  SECTION 5.05. NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

  (a) General. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement (including the Ancillary Agreements) or otherwise, making any representation or warranty whatsoever, including without limitation, any representation or warranty:

    (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party; or

    (ii) as to the legal sufficiency to convey title to any asset as of the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instrument.

  (b) DISCLAIMER OF MERCHANTABILITY OR FITNESS OF ASSETS. Each party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the Energy Group, the Industrial Group or the Shipbuilding Group, as the case may be, pursuant to Corporate Restructuring Transactions and the other terms and provisions of this Agreement, any Conveyancing and Assumption Agreement or any Ancillary Agreement, and all such assets which are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the party to which any such assets are transferred hereunder, or which retains assets hereunder, shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

  (c) ACKNOWLEDGEMENT OF DISCLOSURE AND WAIVER. Each of Industrial Company and Shipbuilding Company acknowledges, for itself and on behalf of each other member of its respective Group, that:

    (i) Tenneco and the other members of the Energy Group have disclosed, and Industrial Company and Shipbuilding Company have knowledge of, all matters pertaining to the assets and properties to be conveyed to Industrial Company, Shipbuilding Company or any member of their respective Group pursuant to the Corporate Restructuring Transactions or otherwise pursuant to the other terms of this Agreement to the same extent that Tenneco and the other members of the Energy Group have knowledge of such matters; and

    (ii) such knowledge constitutes notice and disclosure of such matters.

Each of Industrial Company and Shipbuilding Company waives, to the fullest extent permitted by law, for itself and for each other member of its respective Group, any and all claims or causes of action which any of them may have arising out of such matters or the failure of any Conveyancing and Assumption Instrument to describe or refer to, or provide notice of, any such matters.

  (d) NO REPRESENTATIONS OR WARRANTIES REGARDING CONSENTS. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or any Ancillary Agreement or in any other agreement or document contemplated by this Agreement or any Ancillary Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Law. Each of the parties hereto further agrees and understands that the party to which any assets are transferred as contemplated by the Corporate Restructuring Transactions or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary amendatory agreements are not executed and delivered or that any requirements of Laws are not complied with.

  (e) COVENANT TO USE REASONABLE EFFORTS TO OBTAIN CONSENTS. Notwithstanding the provisions of SECTION 5.05(D) above, each of the parties hereto shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) use commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Energy Group, the Industrial Group and the Shipbuilding Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and Liabilities contemplated by this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

  SECTION 5.06. REMOVAL OF CERTAIN GUARANTEES.

  (a) REMOVAL OF ENERGY GROUP AS GUARANTOR OF INDUSTRIAL AND SHIPBUILDING LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Tenneco and any other member of the Energy Group removed as a guarantor of, or obligor under or for, any Industrial Liability or Shipbuilding Liability.

  (b) REMOVAL OF INDUSTRIAL GROUP AS GUARANTOR OF ENERGY AND SHIPBUILDING LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Industrial Company and any other member of the Industrial Group removed as a guarantor of, or obligor under or for, any Energy Liability or Shipbuilding Liability.

  (c) REMOVAL OF SHIPBUILDING GROUP AS GUARANTOR OF ENERGY AND INDUSTRIAL LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Shipbuilding Company and any other member of the Shipbuilding Group removed as a guarantor of, or obligor under or for, any Energy Liability or Industrial Liability.

  SECTION 5.07. PUBLIC ANNOUNCEMENTS. Each party hereto shall consult with each other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Distributions and shall not issue any such press release or make any such public statement without the prior consent of each other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of any other party, issue such press release or other similar written public statement as may be required by law or any listing agreement with a national securities exchange to which any party hereto (or any member of such party's Group) is a party if it has used all reasonable efforts to consult with such other party and to obtain such party's consent but has been unable to do so in a timely manner.

  SECTION 5.08. INTERCOMPANY AGREEMENTS. Effective as of the consummation of the Distributions, each of Industrial Company, Shipbuilding Company and Tenneco shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control) to terminate each and every agreement between it and any member of any of the other Groups other than this Agreement, any of the Ancillary Agreements and any of the license agreements referred to in SECTION 2.06(F) above; provided, however, that such termination shall not have any effect whatsoever on any of its rights and/or obligations that accrued or were incurred prior to the Distribution Date (subject to the terms of SECTION 2.13 above).

  SECTION 5.09. TAX MATTERS. Each of Tenneco, the Industrial Company and the Shipbuilding Company intend the Distributions to be treated as tax-free distributions under Code Section 355 and each such party shall use its reasonable best efforts to cause the Distributions to so qualify. Neither Tenneco, on the one hand, nor the Industrial Company and Shipbuilding Company, on the other hand, shall take any action (other than the Merger) which might cause:

    (i) the Distributions to fail to qualify as tax-free distributions under Code Section 355;

    (ii) any other transfer described in the Corporate Restructuring Transactions that is intended (as described in Tenneco's request for rulings from the Internal Revenue Service) to qualify as a tax free transfer under Code Sections 332, 351, 355 or 368 to fail to so qualify; or

    (iii) Tenneco or any Energy Subsidiary to recognize any gains relating to deferred intercompany transactions or excess loss accounts between or among any member of affiliated group of corporations of which Tenneco is the common parent, other than those defined intercompany gains listed on EXHIBIT H to the Merger Agreement.

                                  ARTICLE VI

                             ACCESS TO INFORMATION

  SECTION 6.01. PROVISION, TRANSFER AND DELIVERY OF APPLICABLE CORPORATE
RECORDS.

  (a) PROVISION, TRANSFER AND DELIVERY OF INDUSTRIAL RECORDS. Each of Tenneco and Shipbuilding Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Industrial Company's cost) to Industrial Company of the Books and Records in its possession (i) that relate primarily to the Industrial Business or are necessary to operate the Industrial Business (collectively, the "INDUSTRIAL RECORDS"), and (ii) that consist of the corporate minutes of the Board of Directors (or committees thereof) of Tenneco or otherwise relate to the business, administrative and management operations of Tenneco as the parent holding company of the Energy Business, Industrial Business and Shipbuilding Business (collectively, the "TENNECO CORPORATE RECORDS") except to the extent such items are already in the possession of any member of the Industrial Group. The Industrial Records and the Tenneco Corporate Records shall be the property of Industrial Company, but shall be available to each of Tenneco and Shipbuilding Company for review and duplication, at their cost, pursuant to the terms of this Agreement.

  (b) PROVISION, TRANSFER AND DELIVERY OF SHIPBUILDING RECORDS. Each of Tenneco and Industrial Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Shipbuilding Company's cost) to Shipbuilding Company of the Books and Records in its possession that relate primarily to the Shipbuilding Business or are necessary to operate the Shipbuilding Business (collectively, the "SHIPBUILDING RECORDS"), except to the extent such items are already in the possession of any member of the Shipbuilding Group. The Shipbuilding Records shall be the property of Shipbuilding Company, but shall be available to each of Tenneco and Industrial Company for review and duplication , at their cost, pursuant to the terms of this Agreement.

  (c) PROVISION, TRANSFER AND DELIVERY OF ENERGY RECORDS. Each of Industrial Company and Shipbuilding Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Tenneco's cost) to Tenneco of the Books and Records in its possession that relate primarily to the Energy

Business or are necessary to operate the Energy Business (collectively, the "ENERGY RECORDS"), except to the extent such items are already in the possession of any member of the Energy Group. The Energy Records shall be the property of Tenneco, but shall be available to each of Industrial Company and Shipbuilding Company for review and duplication, at their cost, pursuant to the terms of this Agreement.

  SECTION 6.02. ACCESS TO INFORMATION.

  (a) ACCESS TO BOOKS AND RECORDS. Unless otherwise contemplated by SECTION
6.06 hereof, from and after the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) afford to each other party and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (all such duplicating costs to be borne by the requesting party) during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such party and each other member of such party's Group relating to operations prior to the Distributions insofar as such access is reasonably required by the other requesting party for the conduct of the requesting party's business (but not for competitive purposes).

  (b) PROVISION OF POST-DISTRIBUTION COMMISSION FILINGS. For a period of five years following the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) provide to the other, promptly following such time at which such documents are filed with the Commission, all documents (other than documents or portions thereof for which confidential treatment has been granted or a request for confidential treatment is pending) filed by it and by each other member of such party's Group with the Commission pursuant to the Securities Act or the periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

  SECTION 6.03. REIMBURSEMENT: OTHER MATTERS. Except to the extent otherwise contemplated hereby or by any Ancillary Agreement, a party providing Books and Records or access to information to any other party (or such party's representatives) under this ARTICLE VI shall be entitled to receive from such other party, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Books and Records or access to information.

  SECTION 6.04. CONFIDENTIALITY.

  (a) GENERAL RESTRICTION ON DISCLOSURE. Each of Tenneco, Industrial Company and Shipbuilding Company shall not (and shall not permit any other member of its respective Group over which it has legal or effective direct or indirect control to) use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants, advisors and other representatives and any other member of its respective Group (over which it has legal or effective direct or indirect control) to hold, in strict confidence, all information concerning each other party hereto and the other members of such other party's Group in its possession, custody or control to the extent such information either

    (i)relates to the period up to the Distribution Date,

    (ii)relates to any Ancillary Agreement, or

    (iii)is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, and each party hereto shall not (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control not to) otherwise release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, without the prior written consent of the other affected party or parties, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

  (b) COMPELLED DISCLOSURE. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties shall consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and shall not object to each such relevant party and its counsel participating in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

  (c) EXCEPTIONS TO CONFIDENTIAL TREATMENT. Anything herein to the contrary notwithstanding, no party hereto shall be prohibited from using or permitting the use of, or required to hold in confidence, any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information is, after the Distribution Date, lawfully acquired from other sources by such party, or (iii) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such party.

  SECTION 6.05. WITNESS SERVICES. At all times from and after the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall use its reasonable efforts to make available to each other party hereto, upon reasonable written request, the officers, directors, employees and agents of each member of its respective Group for fact finding, consultation or interviews and as witnesses to the extent that:

    (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party or any member of its respective Group may from time to time be involved; and

    (b) there is no conflict in the Action between the requesting party or any member of its respective Group and the party to which a request is made pursuant to this SECTION 6.05 or any member of such party's Group. Except as otherwise agreed by the parties, a party providing witness services to any other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (but not salary expenses) and direct and indirect costs of employees who participate in fact finding, consultation or interviews or are witnesses, as are actually and reasonably incurred in providing such fact finding, consulting, interviews or witness services by the party providing such services.

  SECTION 6.06. RETENTION OF RECORDS. Except when a longer period is required by Law or is specifically provided for herein or in any Ancillary Agreement, each party hereto shall cause the members of its Group over which it has legal or effective direct or indirect control, to retain, for a period of at least seven years following the Distribution Date, all material information (including without limitation all material Books and Records) relating to such Group and its operations prior to the Distribution Date. Notwithstanding the foregoing, any party hereto may offer in writing to deliver to the other parties all or a portion of such information as it relates to members of the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly arrange for the delivery of such information (or copies thereof) to each accepting party (at the expense of such accepting party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering party at any time thereafter.

  SECTION 6.07. PRIVILEGED MATTERS.

    (a) PRIVILEGED INFORMATION. Each of the parties hereto shall, and shall cause the members of its Group over which it has legal or effective direct or indirect control to, use its reasonable efforts to maintain, preserve, protect and assert all privileges including, without limitation, all privileges arising under or relating to the attorney-client relationship (including without limitation the attorney-client and attorney work product privileges) that relate directly or indirectly to any member of any other Group for any period prior to the Distribution Date ("PRIVILEGE" or "PRIVILEGES"). Each of the parties hereto shall use its reasonable efforts not to waive, or permit any member of its Group over which it has legal or effective direct or indirect control to waive, any such Privilege that could be asserted under applicable Law without the prior written consent of the other parties. With respect to each party, the rights and obligations created by this SECTION 6.07 shall apply to all information as to which a member of any Group did assert or, but for the

  Distributions, would have been entitled to assert the protection of a Privilege ("PRIVILEGED INFORMATION") including, but not limited to, any and all information that either:

      (i) was generated or received prior to the Distribution Date but which, after the Distributions, is in the possession of a member of another Group; or

      (ii) is generated or received after the Distribution Date but refers to or relates to Privileged Information that was generated or received prior to the Distribution Date.

    (b) PRODUCTION OF PRIVILEGED INFORMATION. Upon receipt by a party or any member of its Group of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if a party or any member of its Group obtains knowledge that any current or former employee of such party or any member of its Group has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other parties of the existence of the request and shall provide the other parties a reasonable opportunity to review the information and to assert any rights it may have under this SECTION 6.07 or otherwise to prevent the production or disclosure of Privileged Information. No party will, or will permit any member of its Group over which it has direct or indirect legal or effective control to, produce or disclose any information arguably covered by a Privilege under this SECTION
  6.07 unless:

      (i) each other party has provided its express written consent to such production or disclosure; or

      (ii) a court of competent jurisdiction has entered an order which is not then appealable or a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege.

    (c) NO WAIVER. The parties hereto understand and agree that the transfer of any Books and Records or other information between any members of the Energy Group, the Industrial Group, or the Shipbuilding Group shall be made in reliance on the agreements of Tenneco, Industrial Company and Shipbuilding Company, as set forth in SECTION 6.04 and SECTION 6.07 hereof, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to SECTION 6.01 hereof, the access to information being granted pursuant to SECTION 6.02 hereof, the agreement to provide witnesses and individuals pursuant to SECTION 6.05 hereof and the transfer of Privileged Information to either party pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise.

                                  ARTICLE VII

                                INDEMNIFICATION

  SECTION 7.01. INDEMNIFICATION BY TENNECO. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Tenneco shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Industrial Indemnitees and the Shipbuilding Indemnitees from and against any and all Indemnifiable Losses of the Industrial Indemnitees and the Shipbuilding Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (i) the Energy Liabilities, or (ii) the breach by Tenneco of any provision of this Agreement or any Ancillary Agreement.

  SECTION 7.02. INDEMNIFICATION BY INDUSTRIAL COMPANY. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Industrial Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Energy Indemnitees and the Shipbuilding Indemnitees from and against any and all Indemnifiable Losses of the Energy Indemnitees and the Shipbuilding Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (i) the Industrial Liabilities, or (ii) the breach by Industrial Company of any provision of this Agreement or any Ancillary Agreement.

  SECTION 7.03. INDEMNIFICATION BY SHIPBUILDING COMPANY. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Shipbuilding Company shall, to the fullest entent permitted by law, indemnify, defend and hold harmless the Energy Indemnitees and the Industrial Indemnitees from and against any and all Indemnifiable Losses of the Energy Indemnitees and the Industrial Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (i) the Shipbuilding Liabilities, or (ii) the breach by Shipbuilding Company of any provision of this Agreement or any Ancillary Agreement. In addition, and without limiting the generality of the foregoing indemnification provisions of this SECTION 7.03, Shipbuilding Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Industrial Indemnitees and the Energy Indemnitees from and against any and all Indemnifiable Losses of the Industrial Indemnitees and the Energy Indemnitees, respectively, arising out of, by reason of or otherwise in connection with any matter, of whatever kind or nature, relating in any way to the commercial ships commonly known as the "Double Eagle" product tankers, including without limitation, (i) the design, engineering or construction of any of the Double Eagle product tankers, (ii) the sale or other disposition of any of the Double Eagle product tankers (or the sale or other disposition of any direct or indirect equity interest in any of the Double Eagle product tankers), (iii) the direct or indirect financing of the construction of any of the Double Eagle product tankers or any other financing relating to any of the Double Eagle product tankers, (iv) the direct or indirect equity investments in any of the Double Eagle product tankers, (v) the purchase of raw materials and other materials and services in connection with the design, construction or engineering of any of the Double Eagle product tankers, (vi) the negotiation of any contract for the construction of or financing for the construction of, any of the Double Eagle product tankers, or (vii) the operation by any Person whatsoever of any of the Double Eagle product tankers.

  SECTION 7.04. LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

  (a) REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The amount that any party (an "INDEMNIFYING PARTY") is or may be required to pay to any other Person (an "INDEMNITEE") pursuant to SECTION 7.01, SECTION 7.02 or SECTION
7.03 above, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses (except that nothing herein shall be construed as requiring any Indemnitee in respect of any Shipbuilding Securities Liability to file any claim for insurance). The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

  (b) FOREIGN CURRENCY ADJUSTMENTS. In the event that any indemnification payment required to be made hereunder or under any Ancillary Agreement shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

    (i) with respect to any Indemnifiable Losses arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

    (ii) with respect to any Indemnifiable Losses covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party; and

    (iii) with respect to any Indemnifiable Losses not covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Losses shall be given to the Indemnitee.

  SECTION 7.05. PROCEDURES FOR INDEMNIFICATION. Except as otherwise specifically provided in any Ancillary Agreement, including, without limitation, the Tax Sharing Agreement and the Benefits Agreement:

  (a) NOTICE OF THIRD PARTY CLAIMS. If a claim or demand is made against an Indemnitee by any Person who is not a member of the Energy Group, Industrial Group or Shipbuilding Group (a "THIRD PARTY CLAIM") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

  (b) LEGAL DEFENSE OF THIRD PARTY CLAIMS. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

    (i) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim either (A) seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages; or (B) relates to or arises out of any Shipbuilding Securities Liability.

    (ii) an Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third Party Claim; and

    (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party shall fail to prosecute or withdraw from the defense of such Third Party Claim, the Indemnitee shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in such defense.

  (c) SETTLEMENT OF THIRD PARTY CLAIMS. Except as otherwise provided below in this SECTION 7.05(C), or as otherwise specifically provided in any Ancillary Agreement, including without limitation, the Tax Sharing Agreement and the Benefits Agreement, if the Indemnifying Party has assumed the defense of any Third Party Claim, then

    (i) in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

    (ii) the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee.

provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within 15 business days following receipt of such notice to

    (i) approve and agree to pay the settlement,

    (ii) approve the amount of the settlement, reserving the right to contest the Indemnitee's right to indemnity pursuant to this Agreement,

    (iii) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith), or

    (iv) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith.

In the event the Indemnifying Party does not respond to such written notice from the Indemnitee within such 15 business-day period, the Indemnifying Party shall be deemed to have elected option (i).

  (d) OTHER CLAIMS. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15 business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15 business-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable Law or under this Agreement.

  SECTION 7.06. INDEMNIFICATION PAYMENTS. Indemnification required by this
ARTICLE VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

  SECTION 7.07. OTHER ADJUSTMENTS.

  (a) ADJUSTMENTS FOR TAXES. The amount of any Indemnifiable Loss shall be:

    (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase); and

    (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss.

In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

  (b) REDUCTIONS FOR SUBSEQUENT RECOVERIES OR OTHER EVENTS. In addition to any adjustments required pursuant to SECTION 7.04 hereof or SECTION 7.07(A) above, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Party pursuant to this
ARTICLE VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

  SECTION 7.08. OBLIGATIONS ABSOLUTE. The foregoing contractual obligations of indemnification set forth in this ARTICLE VII shall:

    (i) also apply to any and all Third Party Claims that allege that any Indemnitee is independently, directly, vicariously or jointly and severally liable to such third party;

    (ii) to the extent permitted by applicable law, apply even if the Indemnitee is partially negligent or otherwise partially culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

    (iii) be in addition to any liability or obligation that an Indemnifying Party may have other than pursuant to this Agreement.

  SECTION 7.09. SURVIVAL OF INDEMNITIES. The obligations of Tenneco, Industrial Company and Shipbuilding Company under this ARTICLE VII shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities.

  SECTION 7.10. REMEDIES CUMULATIVE. The remedies provided in this ARTICLE VII shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

  SECTION 7.11. COOPERATION OF THE PARTIES WITH RESPECT TO ACTIONS AND THIRD PARTY CLAIMS.

  (a) IDENTIFICATION OF PARTY IN INTEREST. Any party to this Agreement that has responsibility for an Action or Third Party Claim shall identify itself as the true party in interest with respect to such Action or Third Party Claim and shall use its commercially reasonable efforts to obtain the dismissal of any other party to this Agreement from such Action or Third Party Claim.

  (b) DISPUTES REGARDING RESPONSIBILITY FOR ACTIONS AND THIRD PARTY CLAIMS. If there is uncertainty or disagreement concerning which party to this Agreement has responsibility for any Action or Third Party Claim, the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Action or Third Party Claim:

    (i) The parties in disagreement over the responsibility for an Action or Third Party Claim shall exchange brief written statements setting forth their position concerning which party has responsibility for the Action or Third Party Claim in accordance with the provisions of this ARTICLE VII. These statements shall be exchanged within 5 days of a party putting another party on written notice that the other party is or may be responsible for the Action or Third Party Claim.

    (ii) If within 5 days of the exchange of the written statement of each party's position agreement is not reached on responsibility for the Action or Third Party Claim, the General Counsel for each of the parties in disagreement over responsibility for the Action or Third Party Claim shall speak either by telephone or in person to attempt to reach agreement on responsibility for the Action or Third Party Claim.

  (c) EFFECT OF FAILURE TO FOLLOW PROCEDURE. Failure to follow the procedure set forth in clause (b) above shall not affect the rights and responsibilities of the parties as established by the other provisions of this ARTICLE VII.

  (d) EXCHANGE OF INFORMATION. In connection with the handling of current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process, or self-evaluation privileges.

  SECTION 7.12. CONTRIBUTION. To the extent that any indemnification provided for under SECTION 7.01, SECTION 7.02 or SECTION 7.03 is unavailable to an Indemnified Party or is insufficient in respect of any the Indemnifiable Lossess of such Indemnified Party then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  SECTION 8.01. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules hereto, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule or Exhibit hereto, the Schedule or Exhibit, as the case may be, shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

  SECTION 8.02. ANCILLARY AGREEMENTS. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

  SECTION 8.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

  SECTION 8.04. SURVIVAL OF AGREEMENTS. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

  SECTION 8.05. RESPONSIBILITY FOR EXPENSES.

  (a) EXPENSES INCURRED ON OR PRIOR TO DISTRIBUTION DATE. Subject to the provisions of SECTION 8.05(C) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statements and the Distribution, and the consummation of the transactions contemplated hereby and thereby shall be charged to and paid by Tenneco; provided, however, that (i) such amounts shall be included in the calculation of the Actual Energy Debt Amount to the extent expressly provided in the Debt and Cash Allocation Agreement, and (ii) each of Industrial Company and Shipbuilding Company shall be solely responsible and liable for any expenses, fees, or other costs that it separately and directly incurs in connection with any of the transactions contemplated under this Agreement or any of the Ancillary Agreements.

  (b) EXPENSES INCURRED OR ACCRUED AFTER DISTRIBUTION DATE. Subject to the provisions of SECTION 8.05(C) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses first incurred or accrued after the Distribution Date.

  (c) ENVIRONMENTAL EXPENSES. Notwithstanding the provisions of SECTION 8.05(A) and SECTION 8.05(B) above, expenses and other costs incurred in connection with compliance with any Environmental Laws applicable to the transactions contemplated hereby shall be paid by the party that after the Distribution Date will, or that this Agreement contemplates will, own the assets or operate the business subject to such Environmental Laws.

  SECTION 8.06. NOTICES. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

  If to Tenneco, at:1010 Milam Street
                         Houston, Texas 77002
                         Telecopier:
                         Attention: Corporate Secretary

If to Industrial Company, at:1275 King Street
                         Greenwich, CT 06831
                         Telecopier:
                         Attention: Corporate Secretary

If to Shipbuilding Company, at:4101 Washington Avenue
                         Newport News, Virginia 23607
                         Telecopier:
                         Attention: Corporate Secretary

  SECTION 8.07. WAIVERS. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

  SECTION 8.08. AMENDMENTS. Subject to the terms of SECTION 8.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto; provided, however, any such amendments or modifications prior to the termination of the Merger Agreement or consummation of the Merger may only be made with the prior consent of Acquiror unless such modifications or amendments do not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger.

  SECTION 8.09. ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

  SECTION 8.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

  SECTION 8.11. TERMINATION. This Agreement may be terminated and the Distributions may be amended, modified or abandoned at any time prior to the Distributions by and in the sole discretion of Tenneco without the approval of Industrial Company or Shipbuilding Company or the stockholders of Tenneco; provided, however, any such termination, abandonment, amendments or modifications prior to the termination of the Merger Agreement or consummation of the Merger may only be made with the prior written consent of Acquiror unless, in the case of a modification or amendment only, such modification or amendment does not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distributions, this Agreement may not be terminated except by an agreement in writing signed by all of the parties hereto; provided, however, that ARTICLE VIII shall not be terminated or amended after the Distributions in respect of the third party beneficiaries thereto without the consent of such persons. Nothing in this SECTION 8.11 shall relieve Tenneco of its obligations, under Section 6.13 of the Merger Agreement.

  SECTION 8.12. THIRD PARTY BENEFICIARIES. Except as provided in ARTICLE VII hereof (relating to Indemnitees), this Agreement is solely for the benefit of the parties hereto, the members of their respective Groups and Affiliates and the Acquiror, after giving effect to the Distributions, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

  SECTION 8.13. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

  SECTION 8.14. TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

  SECTION 8.15. EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

  SECTION 8.16. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that there is no adequate remedy at law for the failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

  SECTION 8.17. GOVERNING LAW. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW

OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND
(iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

  SECTION 8.18. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

  SECTION 8.19. SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

  SECTION 8.20. SHIPBUILDING HEDGING TRANSACTIONS. Notwithstanding any other provisions of this Agreement or any other document or instrument (including any of the other Ancillary Agreements), any gains or losses relating to hedging or similar transactions undertaken by Shipbuilding Company or any other member of the Shipbuilding Group which are in effect on the date hereof or at any time hereafter through the Distribution Date shall be for the account of Shipbuilding Company, and, without limiting the generality of the foregoing, (i) Shipbuilding Company and the other members of the Group shall finance and fund any such losses through their own finance facilities, and
(ii) no cash or debt relating to any such gains or losses shall be taken into account in making any of the determinations under the Debt and Cash Allocation Agreement, including determinations regarding the amount of the Allocated Shipbuilding Debt and/or the Guaranteed Shipbuilding Cash Amount.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          TENNECO INC.

                                          By __________________________________
                                          Name:
                                          Title:

                                          NEW TENNECO INC.

                                          By __________________________________
                                          Name:
                                          Title:

                                          NEWPORT NEWS SHIPBUILDING INC.

                                          By __________________________________
                                          Name:
                                          Title:

                                   EXHIBIT A
                                      TO
                            DISTRIBUTION AGREEMENT

                              BENEFITS AGREEMENT

  THIS BENEFITS AGREEMENT is made and entered into as of this      day of
         , 1996, by and among TENNECO INC., a Delaware corporation ("TENNECO"), NEW TENNECO INC., a Delaware corporation ("INDUSTRIAL COMPANY"), and NEWPORT NEWS SHIPBUILDING INC. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("SHIPBUILDING COMPANY").

  WHEREAS, pursuant to the terms of that certain Distribution Agreement by and
among the parties hereto and dated as of         , 1996 (the "Distribution
Agreement") the parties have entered into this Agreement regarding certain labor, employment, compensation and benefit matters occasioned by the Distributions.

  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each other member of its Group over which it has direct or indirect legal or effective control, hereby agrees as follows:

  SECTION 1. DEFINITIONS. The following terms, when capitalized herein, shall have the meanings set forth below in this Section 1. All other capitalized terms which are used but are not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

    "ACTIVE EMPLOYEES" means, with respect to each Group, all employees regularly engaged in the performance of services to, for or on behalf of any member of such Group as of the close of business on the Distribution Date.

    "FORMER EMPLOYEES" means, with respect to each Group, all former employees of Tenneco and/or its Subsidiaries (including, but not limited to, such employees who, as of the close of business on the Distribution Date, are on leave of absence, long-term disability or layoff with recall rights and the dependents of those persons) who, if they were regularly engaged in the performance of services to, for or on behalf of Tenneco or any of its Subsidiaries at the close of business on the Distribution Date, would be an Active Employee of such Group, determined on a basis consistent with the determination of the Active Employees of such Group.

    "PENSION MATTERS" means, collectively, (a) Tenneco's 1986 pension plan asset valuation and its cost accounting treatment, as described in the DCAA Audit Report dated November 28, 1995, and (b) any claim which the DCAA or any other agency of the DOD may assert that (or based on any allegation that) the aggregate amount of assets of the TRP attributable to the Active Employees and Former Employees of the Shipbuilding Group exceeds the aggregate amount of the liabilities under the TRP attributable to Active and Former Employees of the Shipbuilding Group.

    "TENNECO SALARIED WELFARE PLANS" means, collectively, the Tenneco Inc. Health Care Plan, the Tenneco Inc. Group Life Insurance Plan, the Tenneco Inc. Long Term Disability Plan, the Tenneco Inc. Travel Accident Insurance Plan, the Tenneco Inc. Health Care Flexible Spending Account Program and the Tenneco Inc. Dependent Day Care Flexible Spending Account Plan.

  SECTION 2. GENERAL EMPLOYMENT MATTERS.

  2.01. GENERAL OBLIGATIONS. From and after the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall, as applicable, cause each of the other members of its respective Group over which it has direct or indirect legal or effective control to) (a) continue the employment of all of the Active Employees of its respective Group, subject, however to the terms of SECTION 2.03 below and (b) except as otherwise specifically provided herein, pay, perform and discharge any and all labor, employment, compensation and benefit liabilities, whether arising prior to, on or after the Distribution Date, with respect to all such Active

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

Employees and all Former Employees of its respective Group. Except as specifically provided herein, each of Tenneco, Industrial Company and Shipbuilding Company shall be solely responsible for the Former Employees of its respective Group.

  2.02. INITIAL COMPENSATION OF ACTIVE EMPLOYEES. The initial compensation (base salary or wage level) of each Active Employee of each Group shall be the same as the compensation (base salary or wage level) of such Active Employee immediately prior to the Distribution Date.

  2.03. NO ADDITIONAL EMPLOYMENT RIGHTS CREATED. Nothing in this Agreement shall give any Active Employee of any Group any right to continued employment by any member of that Group or any other Group beyond the Distribution Date, which is in addition to or supplemental to any such right he or she may have arising under contract or otherwise.

  SECTION 3. COLLECTIVE BARGAINING.

  3.01. CONTINUATION OF EXISTING COLLECTIVE BARGAINING AGREEMENTS. Each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to honor all collective bargaining agreements covering the Active Employees of its respective Group which are in effect as of the close of business on the Distribution Date, in accordance with and subject to the terms of each such collective bargaining agreement. Each of the parties hereto hereby agrees and acknowledges, however, that nothing herein, including its obligation to continue its applicable collective bargaining agreements, shall be construed to restrict any right it, or any other member of its respective Group, may have to terminate, renegotiate, reopen or otherwise seek changes in any of its collective bargaining agreements.

  3.02. RECOGNITION OF INCUMBENT LABOR ORGANIZATIONS. Each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to recognize all incumbent labor organizations which, as of the close of business on the Distribution Date, have established collective bargaining relationships in respect of the Active Employees of its respective Group.

  3.03. CONTINUED SPONSORSHIP OF HOURLY EMPLOYEE BENEFIT PLANS. Each of Tenneco, Industrial Company and Shipbuilding Company shall continue (and shall, as applicable, cause each other member of its respective Group over which it has direct or indirect legal or effective control to continue) to sponsor all hourly employee benefit plans which, as of the close of business on the Distribution Date, are in existence and relate to the Active Employees of its respective Group, subject to its rights under such plans to amend or terminate such plans.

  3.04. PROVISION OF WAGES, RIGHTS AND OTHER EMPLOYMENT BENEFITS REQUIRED UNDER EXISTING COLLECTIVE BARGAINING AGREEMENTS. Without limiting the generality of the foregoing, each of Tenneco, Industrial Company and Shipbuilding Company shall provide those of its Active Employees whose employment is subject to collective bargaining agreements and/or established collective bargaining relationships with the wages, benefits, and terms and conditions of employment required by such agreements or relationships, except that (i) participation in the Tenneco Inc. Employee Stock Purchase Plan will cease as of September 30, 1996, and (ii) no additional amounts may be invested in any shares of the common stock, par value $5.00 per share, of Tenneco ("TENNECO COMMON STOCK") in any defined contribution plan from and after the Effective Time.

  SECTION 4. UNITED STATES SALARIED PENSION AND THRIFT BENEFITS.

  4.01 TENNECO INC. RETIREMENT PLAN. Effective as of the Distribution Date, Tenneco and Shipbuilding Company shall cease to be sponsors of the Tenneco Inc. Retirement Plan (the "TRP"), and Industrial Company shall become the sponsor of the TRP. The TRP shall retain liability for all pension benefits accrued by the Active and Former Employees of the Energy Group and Shipbuilding Group who are or were formerly participants in the TRP through the last day of the calendar month in which the Distribution Date occurs (the "Impact Date").

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

  4.02 AMENDMENT OF TRP. After Industrial Company has become the sponsor of the TRP, it shall amend the TRP to (a) "freeze" the benefit accruals of the Active Employees of the Energy Group and Shipbuilding Group as of the Impact Date, and (b) provide that all benefits accrued as of the Impact Date by the Active Employees of either the Energy Group or the Shipbuilding Group will be fully vested and non-forfeitable, and Industrial Company shall inform, in writing, each such Active Employee of his or her accrued benefits under the TRP as of the Distribution Date; provided, however, that if the Distribution Date occurs on the Impact Date, Industrial Company shall in any event (i) first become the sponsor of the TRP as provided under SECTION 4.01 above, and
(ii) immediately thereafter amend the TRP as provided in this SECTION 4.02.

  4.03 NO CREDIT FOR POST-DISTRIBUTION DATE SERVICE. Except as may be required by law, the TRP shall not be required to count service with any entity other than Industrial Company after the Distribution Date for any purpose.

  4.04 NO LIABILITY TO ENERGY GROUP. Following the Distribution Date, the Energy Group will have no liability, contingent or otherwise, with respect to the TRP or any other defined benefit pension plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including any liability for benefits accrued prior to the Distribution Date (including early retirement benefits and related subsidies) for employees of the Energy Group, and Industrial Company shall assume or retain, as the case may be, all such liabilities.

  4.05 SHIPBUILDING COMPANY LIABILITIES.

  (a) GENERAL INDEMNIFICATION OF INDUSTRIAL COMPANY. Except as specifically provided in this SECTION 4.05, Shipbuilding Company shall retain, and shall indemnify and hold the Industrial Company harmless from, any liability incurred or accrued at any time (whether before on or after the date hereof), which has been, or may in the future be, asserted by any of (i) the Defense Contract Audit Agency ("DCAA"), (ii) the United States Navy, or (iii) any and all other agencies of, within or affiliated with the United States Department of Defense (the "DOD"), that arise or arose out of, or in connection with either (A) the participation of Active Employees or Former Employees of the Shipbuilding Group in the TRP, (B) payments made by any agency of the DOD with respect to benefits accrued under the TRP, (C) any claim by any agency of the DOD relating to the assets of the TRP, and (D) any other related matters.

  (b) SHARING OF CERTAIN SHIPBUILDING COMPANY LIABILITIES. Notwithstanding the foregoing, Industrial Company and Shipbuilding Company have agreed to share the cost, if any, of certain specified liabilities described in SUBSECTION 4.05(A) above on the terms and conditions set forth in the remaining Subsections of this SECTION 4.05. The liabilities which Industrial Company and Shipbuilding Company have agreed to share are only those arising from a Pension Matter.

  (c) INDEMNIFICATION PERCENTAGES FOR PENSION MATTERS. Industrial Company shall indemnify Shipbuilding Company from 80%, and Shipbuilding Company shall retain and indemnify Industrial Company from 20%, of the following:

    (i) all amounts paid in satisfaction of a Government claim for Pension Matters; and

    (ii) all costs incurred, including attorneys' and actuaries' fees, in defending against the Government's claims in the Pension Matters, as described in SUBSECTION 4.05(F) below.

  (d) CONTROL OVER PENSION MATTERS. Industrial Company shall have total and exclusive control of and over all aspects of the defense by Industrial Company and Shipbuilding Company against the Government's claims in the Pension Matters. Without limiting the generality of the foregoing, Industrial Company shall have the exclusive right to:

    (i) engage and dismiss any and all law firms, actuarial firms and other service providers;

    (ii) settle, compromise or otherwise dispose of either Pension Matter;

    (iii) determine to not appeal any adverse determination with respect to either Pension Matter; and

    (iv) negotiate and determine the terms of a deferral agreement described in item (iv) of SUBSECTION 4.05(E) below.

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

  (e) COOPERATION OF SHIPBUILDING COMPANY. Shipbuilding Company shall cooperate fully with Industrial Company and its attorneys, actuaries and other advisors and representatives in defending against the Government's claims in the Pension Matters. Without limiting the generality of the foregoing, Shipbuilding Company shall:

    (i) advise Industrial Company in writing of any and all claims made by the Government which may be included in the Pension Matters promptly after Shipbuilding Company receives notice or otherwise becomes aware of such claims;

    (ii) provide Industrial Company copies of any and all correspondence, pleadings or other papers it has or receives with respect to the Pension Matters promptly upon receipt;

    (iii) give Industrial Company at least 10 days written notice of and afford Industrial Company an opportunity to be present at any and all meetings, conferences or hearings relating to such issues; and

    (iv) diligently seek an agreement to defer collection of any Government claim for Pension Matters.

  (f) BILLING FOR PAYMENT TO GOVERNMENT. Whenever the Shipbuilding Company or Industrial Company makes a payment to the Government for a claim related to Pension Matters or incurs a cost in defending against the Government's claims in Pension Matters, it may bill the other party for that party's share of said claim or cost. A payment to the Government for a claim related to Pension Matters shall include (i) amounts paid directly to Government to satisfy the claim; (ii) progress payments withheld to satisfy the Government claim; and
(iii) pension costs disallowed under Shipbuilding Company's new salaried pension plan to satisfy the Government claim. Costs incurred in defending against the Government's claims in the Pension Matters shall include outside attorneys' fees, accounting fees and actuary fees and all other out-of-pocket costs incurred in defending against the Government's claims. Neither Industrial Company nor Shipbuilding Company shall charge the other any amounts for the services of its employees. A bill for the other party's share of a claim or cost shall be accompanied by adequate documentation and shall be paid promptly upon receipt. However, any amounts so billed shall be subject to set-off for amounts owed by the presenter to recipient whether relating to matters covered by this SECTION 4.05 or otherwise.

  (g) ADVANCES BY INDUSTRIAL COMPANY. Any amounts which Industrial Company may advance to Shipbuilding Company to satisfy a Government Claim pending appeal (regardless of whether the Government claim is satisfied by (i) direct payment to the Government; (ii) progress payments withheld; or (iii) pension costs disallowed under the Shipbuilding Company's new salaried pension plan) shall be deducted from any amount due from Industrial Company to Shipbuilding Company upon the ultimate resolution of the appeal of the Government's claim. To the extent that the amounts advanced to Shipbuilding Company by Industrial Company exceed the amount due upon the ultimate resolution of the appeal, Shipbuilding Company shall, within 5 days after the date of such ultimate resolution, reimburse such excess to Industrial Company with interest charged from the date the amount was advanced at the interest rate established by the Secretary of the Treasury under Public Law 92-41.

  (h) PROHIBITION AGAINST CERTAIN ACTION OF SHIPBUILDING COMPANY. Shipbuilding Company shall not take any action or permit or suffer any act or omission within its control that is, or is likely to be, in any way detrimental to the defense against the Government's claims under the Pension Matters. Without limiting the generality of the preceding sentence, Shipbuilding Company will not, without the express written consent of Industrial Company, which consent may be withheld in Industrial Company's sole discretion, link either of the Pension Matters to any other matter which it now has or may in the future have pending with the Government in terms of settlement or otherwise.

  (i) ASSERTION OF AFFIRMATIVE CLAIMS. If Industrial Company determines to submit an affirmative claim against the Government in connection with the Pension Matters, Industrial Company and Shipbuilding Company shall share the cost of pursuing such claim and any recovery on such claim on a percentage basis of 80% for Industrial Company and 20% for Shipbuilding Company.

  (j) NO LIABILITY OF ENERGY BUSINESS. It is expressly acknowledged and agreed that any liabilities described in this SECTION 4.05 are solely liabilities of Shipbuilding Company and Industrial Company, in accordance with the terms of the other provisions of this SECTION 4.05, and the Energy Business has no obligation with respect to any of such liabilities.

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  4.06. TENNECO INC. THRIFT PLAN. The active participation in the Tenneco Inc.
Thrift Plan (the "Tenneco DC Plan") by persons other than the Active Employees of the Industrial Group shall cease effective as of the Distribution Date. In addition, each of Tenneco and Shipbuilding Company shall cease to be sponsors of the Tenneco DC Plan as of the Distribution Date and Industrial Company shall become the sponsor of the Tenneco DC Plan from and after the Distribution Date.

  4.07. ESTABLISHMENT OF ENERGY AND SHIPBUILDING DC PLANS.

    (a) ENERGY DC PLAN. Tenneco shall establish or make available on or with effect from the Distribution Date a defined contribution plan for the benefit of the Active Employees of the Energy Group (the "Energy DC Plan").

    (b) SHIPBUILDING DC PLAN. Shipbuilding Company shall establish on or with effect from the Distribution Date a defined contribution plan for the benefit of the Active Employees of the Shipbuilding Group (the
  "Shipbuilding DC Plan").

    (c) TRANSFER OF ACCOUNT BALANCES TO ENERGY AND SHIPBUILDING DC PLANS. Industrial Company shall cause the Tenneco DC Plan to transfer: (i) to the Shipbuilding DC Plan, the account balances of each Active Employee of the Shipbuilding Group and each Former Employee of the Shipbuilding Group with respect to whom the Tenneco DC Plan maintains an account as of the close of business on the Distribution Date, and (ii) to the Energy DC Plan, the account balances of each Active Employee of the Energy Group and each Former Employee of the Energy Group with respect to whom the Tenneco DC Plan maintains an account as of the close of business on the Distribution Date. Such transfers shall be in cash, except that the Energy DC Plan and the Shipbuilding DC Plan will accept the following: (i) Tenneco Common Stock (or stock of the Acquiror, as defined in the Merger Agreement) for the Tenneco Common Stock fund portion of such account balances (together with any and all of the shares of the common stock of Industrial Company and/or Shipbuilding Company distributed in connection with the Distributions); and (ii) amounts credited to the Tenneco DC Plan which are held in mutual funds which are also investment media in the Energy DC Plan or the Shipbuilding DC Plan, as the case may be.

  4.08. NO TENNECO COMMON STOCK. No Tenneco Common Stock shall be offered as an investment option with respect to contributions made after the Distribution Date by any of the Tenneco DC Plan, Energy DC Plan or Shipbuilding DC Plan. The sponsor of each of the foregoing plans shall cause the plan to afford each participant therein an election to sell the stock of any entity held in the Tenneco stock fund in the Tenneco DC Plan which does not employ him or her immediately following the Distribution Date. Shipbuilding Company shall administer each defined contribution plan which it maintains consistent with any and all representations which Tenneco made to the Internal Revenue Service at any time prior to the Distribution Date. No further contributions shall be made under the Tenneco Inc. Employee Stock Purchase Plan after September 30, 1996.

  SECTION 5. PENSION MATTERS OUTSIDE THE UNITED STATES. With respect to the business and operations of each Group in jurisdictions outside the United States, each of the parties hereto shall (and, as applicable, shall cause each other member of its Group over which it has direct or indirect legal or effective control to) retain any and all pension liabilities and attendant plans and their assets related to its Active Employees and Former Employees.

  SECTION 6. EXECUTIVE COMPENSATION.

  6.01. TENNECO BENEFIT EQUALIZATION PLAN AND SUPPLEMENT EXECUTIVE RETIREMENT PLAN. None of the Active Employees of either the Shipbuilding Group or the Energy Group shall accrue any benefits under the Tenneco Benefit Equalization Plan (the "BEP") or the Supplement Executive Retirement Plan (the "SERP") from and after the Distribution Date. Industrial Company shall assume all liabilities under the BEP and the SERP and shall cause the BEP and the SERP to continue to cover the Active Employees and Former Employees of the Energy Group and Shipbuilding Group after the Distribution Date who have accrued benefits under either or both of such plans as of the close of business on the Distribution Date, and the accrued benefits of such Active Employees under such plans as of the close of business on the Distribution Date shall be fully vested and non-forfeitable. Each of Tenneco and Shipbuilding Company shall reimburse Industrial Company for any payments Industrial Company may make from time to time under the BEP or the SERP to Mr. Edward J. Casey, Jr. in the

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case of the Energy Group and any Active Employee or Former Employee of the
Shipbuilding Group, in the case of the Shipbuilding Group. Such charges shall be made by written notice thereof to, and shall be promptly paid by, the Energy Group and/or Shipbuilding Group, as the case may be. Tenneco shall retain and assume any and all supplemental pension obligations (and any related assets) which are in addition to benefits under the TRP, BEP and SERP under the contract with Mr. Edward J. Casey, Jr.

  6.02. TENNECO INC. DEFERRED COMPENSATION PLAN. The participation of the Active Employees and Former Employees of the Energy Group and the Shipbuilding Group in the Tenneco Inc. Deferred Compensation Plan (the "DC Plan") and 1993 Deferred Compensation Plan (the "1993 Plan") shall cease as of the Distribution Date. As of the Distribution Date, Shipbuilding Company shall assume the liability for the accounts of its Active Employees and Former Employees in the DC Plan and the 1993 Plan, Tenneco shall assume the liability for the accounts of the Active Employees and Former Employees of the Energy Group in the DC Plan and the 1993 Plan, and Industrial Company shall succeed to sponsorship of the 1993 Plan and the DC Plan and shall assume the liability for the accounts of the Active Employees and Former Employees of the Industrial Group in the DC Plan and the 1993 Plan. The total of each such Active Employee's or Former Employee's account in the DC Plan and the 1993 Plan as of the Distribution Date shall become the opening balance of such Active Employee's or Former Employee's account in a Nonqualified Deferred Compensation Plan created, as of the Distribution Date by either, (i) Tenneco, in the case of Active Employees and Former Employees of the Energy Group, or
(ii) Shipbuilding Company, in the case of Active Employees or Former Employees of the Shipbuilding Group. Such opening balances shall become fully vested as of the close of business on the Distribution Date.

  6.03. TENNECO BENEFITS PROTECTION PROGRAM. Effective upon the Distribution Date, Shipbuilding Company and Tenneco shall each be released from any obligations which it may have under the Tenneco Benefits Protection Program. Neither Shipbuilding Company nor Tenneco shall be entitled to any portion of the Tenneco Inc. Benefit Protection Trust (the "Trust"), other than to the assets, if any, of the Trust allocable to the respective liabilities retained or assumed by them pursuant to this Agreement. Industrial Company shall continue to sponsor and maintain the Trust.

  SECTION 6.04. TENNECO OPTIONS AND RESTRICTED STOCK. Prior to the Distribution Date, Tenneco shall cause all outstanding restricted stock and performance share equivalent unit awards to become fully vested. Except as provided in the last sentence of this paragraph, the parties hereto shall cause all outstanding Tenneco stock options to be converted to options to acquire stock of Tenneco, Industrial Company or Shipbuilding Company in amounts and with exercise prices adjusted so that as to each grant the excess of the aggregate fair market value of the shares subject to the option immediately after the Distributions over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of the shares subject to the option immediately before the Distributions over the aggregate option price of such shares. In all other respects, the options shall remain subject to the terms and conditions of the grants under which they were issued, conforming changes excepted. Except to the extent determined by the Compensation and Benefits Committee of Tenneco's Board of Directors, each grantee shall receive options with respect to the stock of the entity which employs him (or with which he is otherwise affiliated) immediately after the Distributions. If Tenneco has entered into a definitive agreement for a third-party to acquire Tenneco, the Tenneco stock options held by employees of the Energy Group shall not be treated as provided in the preceding portion of this SECTION 6.04; rather such options shall be made fully exercisable no less than 30 days prior to the closing date of such acquisition, and if such options are not exercised prior to the closing date, they will be cancelled effective as of the closing date.

  SECTION 6.05. EMPLOYMENT CONTRACTS. Tenneco shall retain and assume any and all contractual obligations to Messrs. Casey, Menikoff and Sinclair. Tenneco shall retain and assume any and all obligations to provide office space and secretarial help to Messrs. Ketelsen and Scott. Industrial Company shall assume and discharge all supplemental pension obligations to Mr. Ketelsen.

  SECTION 7. WELFARE BENEFITS.

  7.01. TENNECO SALARIED WELFARE PLANS. Effective on the Distribution Date, Tenneco and Shipbuilding Company shall each cease to be a sponsor of the Tenneco Salaried Welfare Plans, and Industrial Company shall

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

serve as the sponsor of the Tenneco Salaried Welfare Plans from and after the Distribution Date. If the Energy Group or the Shipbuilding Group adopt one or more welfare plans which is (are) identical to the comparable Tenneco Salaried Welfare Plan, the Industrial Company shall use its best efforts to administer such plan on behalf of the Energy Group or the Shipbuilding Group, as the case may be, for a period ending not later thanDecember 31, 1997. Each of Shipbuilding Company and Tenneco hereby agrees to reimburse Industrial Company for all costs incurred by it with respect thereto.

  7.02. ALLOCATION AND DISCHARGE OF WELFARE PLAN LIABILITIES. Shipbuilding Company shall retain and discharge all welfare plan liabilities with respect to Active Employees and Former Employees of the Shipbuilding Group and their dependents. Industrial Company shall retain and discharge all welfare plan liabilities with respect to Active Employees and Former Employees of the Industrial Group and their dependents. Tenneco shall retain and discharge all other welfare plan liabilities which remain after allocation of liabilities to Shipbuilding Company and Industrial Company under the two immediately preceding sentences, including, without limitation, all such liabilities relating to the Active Employees and Former Employees of the Energy Group and their dependents, and shall retain or have transferred to it all related assets allocable to such liabilities, including without limitation, the Tennessee Gas Pipeline Company Health Care Plan VEBA.

  SECTION 8. GENERAL.

  8.01. POST-DISTRIBUTION ADMINISTRATION OF PLANS. The parties hereto agree to administer all plans consistently herewith, and to the extent necessary to amend plans accordingly.

  8.02. COST AND EXPENSES. Each party shall bear all costs and expenses, including but not limited to legal and actuarial fees, incurred in the design, drafting and implementation of any and all plans and compensation structures which it enables or creates and the amendment of its existing plans or compensation structures.

  SECTION 9. MISCELLANEOUS.

  9.01. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement and the Distribution Agreement, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement or the Distribution Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement or any other Ancillary Agreement, this Agreement shall control.

  9.02. OTHER ANCILLARY AGREEMENTS. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by any of the other Ancillary Agreements.

  9.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

  9.04. SURVIVAL OF AGREEMENTS. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

  9.05. NOTICES. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

If to Tenneco, at:1010 Milam Street
                         Houston, Texas 77002
                         Attention: Corporate Secretary


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

If to Industrial Company, at:1275 King Street
                         Greenwich, CT 06831
                         Attention: Corporate Secretary

If to Shipbuilding Company, at:4101 Washington Avenue
                         Newport News, Virginia 23607
                         Attention: Corporate Secretary

  9.06. WAIVERS. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

  9.07. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

  9.08. ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

  9.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

  9.10. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and the members of their respective Groups and Affiliates, after giving effect to the Distributions, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

  9.11. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

  9.12. TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

  9.13. GOVERNING LAW. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND
(iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

  9.14. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

  9.15. SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

  9.16. RELEASE FROM POST EMPLOYMENT LIABILITY. Tenneco hereby agrees that in the event it intends to request of any Energy Employee at any time on or within 5 years subsequent to the Effective Time any release of liability and further obligation on the part of Tenneco that it will promptly notify New Tenneco in writing of such intent and, if so requested by New Tenneco, in connection with such request also request from such Energy Employee a release of liability and further obligation on the part of New Tenneco either, at New Tenneco's election, (a) in the form provided to Tenneco by New Tenneco prior to the Effective Time, with such changes thereto as may subsequently be reasonably requested from time to time by New Tenneco, or (b) in substantially the same form as the release obtained from such Energy Employee by Tenneco.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          TENNECO INC.

                                          By: _________________________________

                                          NEWPORT NEWS SHIPBUILDING INC.
                                            (formerly known as Tenneco
                                             InterAmerica Inc.)

                                          By: _________________________________

                                          NEW TENNECO INC.

                                          By: _________________________________

                                   EXHIBIT B
                                      TO
                            DISTRIBUTION AGREEMENT

                     CORPORATE RESTRUCTURING TRANSACTIONS

  Set forth below are the transfers, distributions, contributions, assignments, conveyances and other transactions that, as applicable, the members of each of the Energy Group, Industrial Group and Shipbuilding Group shall consummate prior to the Distributions (the "Corporate Restructuring Transactions"). Each of Tenneco, Industrial Company and Shipbuilding Company hereby agrees to take all reasonable and appropriate action to consummate or to cause the consummation of each of the Corporate Restructuring Transactions prior to the Distributions and, as necessary, to cause any other member of the Energy Group, Industrial Group or Shipbuilding Group over which, at the time each such Corporate Restructuring Transaction is to be consummated, it has direct or indirect legal or effective control, to consummate such Corporate Restructuring Transactions prior to the Distributions and in the order set forth below. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them under the Distribution Agreement.

  1. Tennessee Gas Pipeline Company ("TGP") shall transfer and assign all of the assets and associated liabilities of and relating to the Walker muffler distribution warehouse center operation located in Carson, California (the "MSDC Business") to Tenneco Corporation as a contribution to capital.

  2. Tenneco Corporation shall transfer and assign the MSDC Business to Industrial Company as a contribution to capital.

  3. Tenneco Corporation shall effect the following transactions to satisfy the active trade or business requirement of Code Section 355(b).

    a. TGP will transfer all of the stock of Midwestern Gas Transmission Company (Delaware) ("Midwestern") to Tenneco Corporation as a contribution to capital.

    b. Tenneco Energy Resources Corporation (Delaware) ("TERC") will merge into Channel Industries Gas Company (Delaware) ("CIGC"), a wholly owned subsidiary of TERC, with CIGC as the surviving corporation.

    c. Tenneco Corporation will transfer to New Midwestern Inc., a newly formed corporation, all of Tenneco Corporation's Energy Business assets other than stock of subsidiaries.

    d. Tenneco Corporation will transfer to Midwestern as a contribution to capital all of the stock of the following companies:

      Entrade Engine Company (Kentucky)

      HT Gathering Company (Texas) (50%)/1/

      Petro-Tex Chemical Corporation (Delaware) (in dissolution)

      SWL Security Corp. (Texas)

      TGP Corporation (Delaware)

      Tenneco Independent Power I Company (Delaware)

      Tenneco Independent Power II Company (Delaware)

      Tenneco Insurance Ventures Inc. (Delaware)

      Tenneco Minerals Company--California (Delaware)

--------
/1Tenneco/Corporation owns 50% of the issued and outstanding Class A Voting
  Stock and 20% of the Class B Nonvoting Stock, 29% of the total Equity; Houston Pipe Line Company, an unaffiliated company, owns 50% of the issued and outstanding Class A Voting Stock and 80% of the Class B Nonvoting Stock, 71% of the total equity.

      Tenneco Minerals Company--Nevada (Delaware)

      Tenneco OCS Company, Inc. (Delaware)

      Tenneco Oil Company (Delaware)

      Tenneco Polymers, Inc. (Delaware)

      Tenneco Power Generation Company (Delaware)

      Tennessee Overthrust Gas Company (Delaware)

      New Midwestern Inc.

Alternatively, the stock of some of the above-listed companies may be transferred to CIGC as a contribution to capital in lieu of transferring the stock to Midwestern.

  4. Tenneco will transfer all of its Energy Business assets (including the stock of Tenneco Credit Corporation, Tenneco MLP Inc. and Kern County Land Company) to TGP as a contribution to capital.

  5. Newport News Industrial Corporation will transfer all of its assets and trade payables to Shipbuilding Company in exchange for a promissory note having a face amount and value equal to the net fair market value of the assets and liabilities transferred.

  6. Tenneco Credit Corporation ("TCC") shall transfer and assign all of TCC's right, title and interest in and to a 95% interest as a limited partner in Counce Limited Partnership, a Texas Limited Partnership ("Counce"), to Tenneco Corporation in exchange and in consideration for Voting Preferred Stock of Tenneco Corporation having a fair market value equal to the aggregate appraised value of the partnership interest transferred by TCC.

  7. Tenneco Equipment Corporation ("TEC") shall transfer and assign (a) all of TEC's shares of the Common Stock, $0.01 par value, of Tenneco International Holding Corp. ("TIHC"), representing approximately 20.34% of all of the outstanding Common Stock of TIHC, and (b) all of TEC's shares of $8.00 Junior Preferred Stock of TIHC, representing 50% of the total outstanding number shares of such $8.00 Junior Preferred Stock to Tenneco Corporation in exchange and in consideration for Voting Preferred Stock of Tenneco Corporation having a fair market value equal to the aggregate appraised value of the stock transferred by TEC.

  8. Tenneco International Inc. ("TII") shall transfer and assign all of TII's stock (100% unless otherwise indicated) in the following companies to Tenneco Corporation in exchange and in consideration for (a) a $50,000 promissory note issued by Tenneco Corporation and (b) Voting Preferred Stock of Tenneco Corporation. The consideration issued by Tenneco Corporation shall have an aggregate fair market value equal to the aggregate appraised value of the stock of the following companies transferred by TII.

      Autopartes Walker, S.A. de C.V. (Mexico) (0.02%)
      Omni-Pac GmbH (Germany) (1%)
      Omni-Pac S.A.R.L. (France) (97%)
      Tenneco Automotive Trading Company
      Tenneco International Holding Corp. (71.84% of Common Stock and 50%
       of $8.00 Junior Preferred Stock)
      Tenneco United Kingdom Holdings Limited
      Walker Europe, Inc.
      Walker Norge A/S (Norway)

  9. Shipbuilding Company will transfer its interest as a general partner in Counce Limited Partnership to PCA Leasing Company as a contribution to capital.

  10. As further described and provided for under the Debt and Cash Allocation Agreement attached as EXHIBIT C to the Distribution Agreement, Shipbuilding Company shall issue debt to one or more third parties and transfer the proceeds of the financing to Tenneco Corporation as a dividend. Tenneco Corporation will loan the funds received from Shipbuilding Company to Tenneco. Tenneco shall use all of the funds to retire existing debt (as contemplated under the Debt Realignment Plan) and to defray expenses related to the Transaction. Shipbuilding Company shall also transfer and assign the net intercompany receivable owed to the Shipbuilding Group by the Tenneco Group or the Industrial Group to Tenneco Corporation as a dividend.

  11. Shipbuilding Company shall transfer and assign all of its shares of capital stock in Tenneco Packaging Inc. and PCA Leasing Company to Tenneco Corporation as a distribution with respect to stock.

  12. Tenneco shall transfer and assign all of its ownership interest (100% unless otherwise indicated) in the following companies to TGP as a contribution to capital and in exchange and consideration for additional shares of stock of TGP.

      Autopartes Walker, S.A. de C.V. (0.02%)
      DeLine Box & Display, Inc.
      Tenneco Asia Inc.
      Tenneco Brazil Ltda. (Brazil)
      Tenneco Business Services Inc.
      Tenneco Foam Products Company (f/k/a Amoco Foam Products Company) Tenneco Texas Acquisition Inc.
      Tenneco Management Company (f/k/a 1275, Inc.)
      Tenneco Packaging Hungary Holdings Inc.
      Tenneco Romania Holdings Inc.

  13. TGP shall transfer and assign all of the assets and related liabilities of the Walker Division (other than the MSDC Business) and all of the assets and liabilities of the Automotive Headquarters Division to Monroe Auto Equipment Company as a contribution to capital.

  14. TGP shall assign and transfer all of its ownership interest (100% unless otherwise indicated) in the following entities to Tenneco Corporation as a contribution to capital and in exchange and consideration for additional shares of common stock of Tenneco Corporation.

      Autopartes Walker, S.A. de C.V. (Mexico) (99.94%)/2/
      Monroe Auto Equipment Company
      Monroe-Mexico S.A. de C.V. (Mexico) (0.01%)
      Proveedora Walker S.A. de C.V. (Mexico) (99.99%)/3/
      Tenneco Automotive Foreign Sales Corporation Ltd. (Jamaica) (1%) Tenneco Brake, Inc.
      Walker Electronic Silencing, Inc.
      Walker Manufacturing Company

      STOCK RECEIVED IN STEP (12) ABOVE

      DeLine Box & Display, Inc.
      Tenneco Asia Inc.
      Tenneco Brazil Ltda. (Brazil)
      Tenneco Business Services Inc.
      Tenneco Foam Products Company (f/k/a Amoco Foam Products Company) Tenneco Texas Acquisition Inc.
      Tenneco Management Company (f/k/a 1275, Inc.)
      Tenneco Packaging Hungary Holdings Inc.
      Tenneco Romania Holdings Inc.
--------
/2Includes/0.02% interest acquired from Tenneco in step 12 above.
/3TGP/owns 49,999 shares, and Monroe Auto Equipment Company owns 1 share.

  15. Tenneco Corporation shall transfer and assign all of its ownership interest (100% unless otherwise indicated) in the following entities to Industrial Company as a contribution to capital and in exchange and consideration for additional shares of stock of Industrial Company.

      STOCK OWNED AT DECEMBER 31, 1995

      Tenneco Deutschland Holdinggesellschaft GmbH (Germany)
      Walker Deutschland GmbH (Germany) (1%)

      STOCK AND PARTNERSHIP INTEREST RECEIVED IN STEPS (6)-(8) ABOVE

      Counce Limited Partnership (95% limited partner interest)
      Tenneco International Holding Corp. (100% of Common Stock and
        100% of $8.00 Junior Preferred Stock)
      Omni-Pac GmbH (Germany) (1%)
      Omni-Pac S.A.R.L. (France) (97%)
      Tenneco Automotive Trading Company
      Tenneco United Kingdom Holdings Limited
      Walker Europe, Inc.
      Walker Norge A/S (Norway)

      STOCK RECEIVED IN STEP (11) ABOVE

      Tenneco Packaging Inc.
      PCA LEASING COMPANY

      STOCK RECEIVED IN STEP (14) ABOVE

      Autopartes Walker, S.A. de C.V. (Mexico) (99.98%)/4/
      Monroe Auto Equipment Company
      Monroe-Mexico S.A. de C.V. (Mexico) (0.01%)
      Proveedora Walker S.A. de C.V. (Mexico) (99.99%)
      Tenneco Automotive Foreign Sales Corporation Ltd. (Jamaica) (1%) Tenneco Brake, Inc.
      Walker Electronic Silencing, Inc.
      Walker Manufacturing Company
      DeLine Box & Display, Inc.
      Tenneco Asia Inc.
      Tenneco Brazil Ltda. (Brazil)
      Tenneco Business Services Inc.
      Tenneco Foam Products Company (f/k/a Amoco Foam Products Company) Tenneco Texas Acquisition Inc.
      Tenneco Management Company (f/k/a 1275, Inc.)
      Tenneco Packaging Hungary Holdings Inc.
      Tenneco Romania Holdings Inc.

  16. Tenneco Corporation shall transfer and assign all of the stock of Shipbuilding Company and Industrial Company to TGP as a distribution with respect to stock.

--------
/4Includes:/0.02% interest owned by Tenneco Corporation at 12/31/95; 0.02% interest acquired from Tenneco International Inc.; and 99.94% interest acquired from TGP. Monroe Auto Equipment Company continues to own 0.02% of the stock.

  17. TGP shall transfer and assign all of the stock of Shipbuilding Company and Industrial Company to Tenneco as a distribution with respect to stock.

  18. Industrial Company shall transfer and assign the net intercompany receivable owed to the Industrial Group by the Tenneco Group to Tenneco as a dividend.

  19. Eastern Insurance Company Limited (Bermuda) shall transfer and assign any of its assets and liabilities not related to the Energy Business to the appropriate Industrial Company or Shipbuilding Company.

  20. TCC will sell most of the notes and accounts receivables purchased from Case Corporation, net of unearned finance charges and the allowance for doubtful accounts, to a third party. The remainder will be sold to Industrial Company. TCC will sell back to any Industrial Company or any Shipbuilding Company any third party notes or accounts receivables that were sold to TCC by such Subsidiary, net of unearned finance charges. TCC will sell to Industrial Company the loan to Tenneco International Holding Corp.

  21. Industrial Company shall participate in the Debt Realignment pursuant to the terms of the Debt Realignment Plan.

  22. To the extent not otherwise transferred to Industrial Company (or any other member of the Industrial Group) in any of the foregoing transactions, each of Tenneco, Shipbuilding Company and the other members of their respective Group shall transfer or cause to be transferred to Industrial Company (or any other member of the Industrial Group designated by Industrial Company), and Industrial Company (or such other member of the Industrial Group) shall accept and/or assume, the following assets and liabilities (to the extent of their interests therein or obligations thereunder):

  a) Personal Property

    1. Corporate aviation assets, including:

      A. All fixed wing corporate aircraft (except the Gulfstream G-II, serial number 248, and Rolls Royce Spey Model 511-8 engines, manufacturer's Serial Numbers 9816 and 9844), and spare parts for the aircraft which as of the Effective Time will not have a net book value in excess of $1 million.

      B. Limited partner interest in the Waukegan Corporate Aviation Facilities, an Illinois limited partnership (which owns the Waukegan, Illinois airport hangar facility and common facilities), the stock of Corporate Hangar Services Inc., an Illinois corporation (which is the corporate general partner of Waukegan Corporate Aviation Facilities), and the sublease of the aviation facilities from Waukegan Corporate Aviation Facilities.

      C. Certain furniture, fixtures, and equipment located in the Houston, Texas and Waukegan, Illinois hangar facilities which at the Effective Time will not have a net book value in excess of $1 million.

    2. Certain furniture, fixtures and equipment which as of the Effective Time will not have a net book value in excess of $2 million located in:

      A. Greenwich, Connecticut Management Center, including:

        1. Furnishings
        2. Computer equipment

      B. Washington, D.C. office, including:

        1. Furnishings
        2. Computer equipment

      C. Houston, Texas office, including:

        1. Furnishings
        2. Computer equipment

  b) Long term note receivable from Albright & Wilson, plc in the amount of $7 million.

  c) Liability for all vested accrued benefits for participants in the Tenneco Inc. Retirement Plan for Salaried Employees and the attendant assets.

  d) All trademarks, trade names, service marks, company or operating unit names containing the word "Tenneco" or any variation of the name "Tenneco", such as those names with a "Tenn" or "Ten" syllable and respective applications or registrations therefor wherever used or registered, except that Tenneco and the other members of the Energy Group shall retain the right to use the name "Tennessee" in their respective corporate names or otherwise in respect of the Energy Business.

  e) All other intellectual property that does not solely and directly relate to the Energy Business and/or the Shipbuilding Business, including but not limited to patents, copyrights, trademarks, service marks, tradenames, know-how, trade secrets, licenses and rights therein.

  f) the insurance reserves and other liabilities, and the attendant assets, of Eastern Insurance that are related to the Industrial Business.

  g) a $20 million dividend paid by Eastern Insurance out of Eastern Insurance's capital surplus.

  h) Transfer of "other reserves" in an amount not to exceed $30 million.

  i) Transfer recorded pre-distribution income tax assets and liabilities in accordance with the Tax Sharing Agreement.

  23. To the extent not otherwise transferred to or retained by Tenneco (or any other member of the Energy Group) in any of (or after giving effect to) the foregoing transactions, each of Industrial Company, Shipbuilding Company and the other members of their respective Group shall transfer or cause to be transferred to Tenneco (or any other member of the Energy Group designated by Tenneco), and Tenneco (or such other member of the Energy Group) shall accept and/or assume, the following assets and liabilities (to the extent of their interests therein or obligations thereunder):

  a) Computer hardware previously transferred from Tenneco Energy and Tenneco Energy's share of software development costs incurred by Tenneco Business Services.

  b) All prepaid or accrued insurance premiums related to Tenneco Energy.

  24. Newport News Shipbuilding and Dry Dock Company ("NNSDD") shall assign and transfer to Industrial Company all of the stock of Tenneco Tanker Holdings Inc. in exchange and in consideration for an intercompany advance from Industrial Company.

                                   EXHIBIT C
                                      TO
                            DISTRIBUTION AGREEMENT

                      DEBT AND CASH ALLOCATION AGREEMENT

  THIS DEBT AND CASH ALLOCATION AGREEMENT (this "Agreement") is made and
entered into as of this       day of          , 1996 by and among Tenneco
Inc., a Delaware corporation ("Tenneco"), Newport News Shipbuilding Inc. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("Shipbuilding Company"), and New Tenneco Inc., a Delaware corporation ("Industrial Company").

  WHEREAS, pursuant to the terms of that certain Distribution Agreement by and
among the parties hereto and dated as of           , 1996 (the "Distribution
Agreement"), the parties have entered into this Agreement regarding the allocation of the Cash and Cash Equivalents and Consolidated Debt of Tenneco and its consolidated subsidiaries as of the Effective Time. For purposes of this Agreement only, the "Effective Time" means 12:01 AM, Houston time, on the date on which the Merger Effective Time occurs.

  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each of the other members of its Group over which it has direct or indirect legal or effective control, hereby agrees as follows:

  1. Certain Definitions. Capitalized terms which are used herein but which are not defined below in this SECTION 1 or in any of the other provisions or Sections of this Agreement or in the Distribution Agreement, shall have the meaning ascribed to such terms in the Debt Realignment Plan attached as Exhibit C to the Merger Agreement.

    (a) "Actual Energy Debt Amount" means the aggregate amount, as of the Effective Time, of the following, without duplication:

      (i) the then outstanding amount of the Tenneco Revolving Debt plus accrued and accreted interest and fees and expenses in respect thereof (as reflected on the Energy Adjusted Closing Balance Sheet) ; plus

      (ii) the Consolidated Public Debt Value; plus

      (iii) the then outstanding principal amount of Consolidated Debt of Tenneco and the Energy Subsidiaries other than that which is described in clauses (i) and (ii) above (for this purpose undrawn letters of credit and guarantees shall not be treated as outstanding) plus accrued and accreted interest and fees and expenses in respect thereof as reflected on the Energy Adjusted Closing Balance Sheet; plus

      (iv) except as otherwise expressly provided in the Merger Agreement or the Distribution Agreement, the unpaid amount of all direct and out of pocket fees, costs and expenses (as reflected on the Energy Adjusted Closing Balance Sheet) incurred on or prior to the Effective Time by Tenneco and its subsidiaries in respect of the transactions contemplated under the Debt Realignment, with respect to the Merger Agreement, the NPS Issuance and with respect to the Distribution Agreement, including, without limitation, the Corporate Restructuring Transactions, the Distributions, the Merger and the other related transactions, including by way of example items specifically set forth on Schedule 1 to the extent incurred in respect of the aforesaid transactions (collectively, the "Tenneco Transaction Expenses");

      (v) any sales and use, gross receipts or other transfer Taxes (including Gains Taxes and Transfer Taxes, as defined in the Merger Agreement) imposed as a result of the Corporate Restructuring Transactions or otherwise occurring pursuant to the Distribution Agreement or the Merger Agreement, excluding, however, any stamp duty imposed by the Stamp Act 1894 (Queensland) as a result of the Merger; plus

      (vi) Restructuring Taxes (as defined in the Tax Sharing Agreement), except (A) for Taxes resulting from the deferred intercompany items on
    Schedule 2, and (B) to the extent the IRS ruling provides the Transactions (as defined in the Tax Sharing Agreement) are tax-free; plus

      (vii) the then outstanding amount of any off-balance sheet indebtedness incurred after June 19, 1996 and before the Effective Time to finance the acquisition of any additional interest in the Oasis Pipeline;

      (viii) dividends declared by Tenneco on its common stock, $4.50 Preferred Stock and $7.40 Preferred Stock which have not been paid prior to the Effective Time but as to which the record date is before the Effective Time; plus

      (ix) the total amount of dividends accrued on the shares of New Preferred Stock issued pursuant the NPS Issuance that remain unpaid as of the Effective Time.

  The parties hereto hereby acknowledge and agree that the Actual Energy Debt Amount shall include any amounts (including interest, fees and other charges) that may be due and owing ASCC under or as a result of the factoring arrangement between ASCC and Tenneco (and/or any of its Subsidiaries) other than the amount of Factored Proceeds (the "ASCC Amount").

    (b) "Actual Energy Expenditures Amount" means the actual amount of capital expenditures (determined on a basis consistent with the past accounting practices of the Energy Business and the 1996 capital budget provided to Acquiror) made and paid for by the Energy Business from and after January 1, 1996 to and including the Effective Time, including, without limitation any capital expenditures in respect of the 70 MW Dunaferr power project in Hungary; provided, however, that any amount paid for the acquisition of any additional interest in either Tenneco Energy Resources Inc. or the Oasis Pipeline or to repair any gas pipeline shall not be capital expenditures for any purpose under this Agreement and shall not be included in the Actual Energy Expenditures Amount.

    (c) "Allocated Energy Debt" means the total amount of indebtedness (including accrued and accreted interest and fees and expenses) outstanding as of the Effective Time under each of the Tenneco Revolving Debt, the Consolidated Debt (other than the Tenneco Revolving Debt) of Tenneco and the Energy Subsidiaries and the Tenneco Transaction Expenses, and any and all such indebtedness outstanding or other obligations and liabilities incurred or accrued under any of the foregoing from time to time and at any time after the Effective Time.

    (d) "Allocated Industrial Debt" means the total amount of indebtedness (including accrued and accreted interest and fees and expenses) outstanding under the Industrial Debt Securities as of the Effective Time, any and all such indebtedness outstanding from time to time thereafter and all other obligations and liabilities incurred or accrued at any time under the Industrial Debt Securities.

    (e) "Allocated Shipbuilding Debt" means the total amount of indebtedness (including accrued and accreted interest and fees and expenses) outstanding under the Shipbuilding Credit Facility as of the Effective Time, any and all such indebtedness outstanding from time to time at any time thereafter and all other obligations and liabilities incurred or accrued at any time under the Shipbuilding Credit Facility.

    (f) "Auditors" has the meaning ascribed to such term in SECTION 6 below.

    (g) "Base Amount" means an amount equal to $2,650,000,000, (i) plus, without duplication, the sum of (A) with respect to Tenneco gas purchase contracts, the amount of all cash payments made by Tenneco and/or any of its Subsidiaries during the period commencing on the date of Merger Agreement and ending as of the Effective Time as a result or in respect of any settlement, judgment or satisfaction of a bond in excess of the market price for gas received by Tenneco and/or any of its Subsidiaries reduced by the amount of any cash payments received from customers, insurers or other third parties with respect thereto (other than ones refunded prior to the Effective Time) or with respect to any gas supply realignment costs which are so recovered (and not refunded) on or prior to the Effective Time, (B) the purchase price paid by Tenneco and/or any of its subsidiaries to acquire any additional interest in the Oasis Pipeline, (C) the amount of all cash payments made by Tenneco and/or any of the Energy Subsidiaries during the period commencing on the date of the Merger Agreement and ending on the Closing Date in settlement of any significant claim, action, suit or proceeding to the extent such matter would be an Energy Liability and with the consent of Acquiror, which shall not be arbitrarily withheld (including, without limitation, cash payments in settlement of claims against Tenneco and/or any of its affiliates arising from the Stock Purchase Agreement dated as of July 31, 1986 by and between Tenneco Inc. and I.C.H. Corporation) reduced by the amount of any cash payments received by Tenneco or any of the Energy Subsidiaries during such period from customers, insurers or other third parties with respect thereto, and (D) the total amount of the specific additions or increases to the Base Amount set forth on SCHEDULE 4 attached hereto, (ii) less, without duplication, the sum of (A) the gross amount of cash proceeds from the NPS Issuance (as defined in the Merger Agreement) less the amount of any expenses, fees or other out-of-pocket costs related thereto which are included in the Actual Energy Debt Amount), and (B) the total amount of the specific subtractions and reductions to the Base Amount set forth on SCHEDULE 4 attached hereto.

    (h) "Cash and Cash Equivalents" has the meaning ascribed to such term under United States generally accepted accounting principles; provided, that in all events checks issued by Tenneco and the Energy Subsidiaries which remain unpaid as of the Effective Time shall be deducted from Cash and Cash Equivalents, and checks received by Tenneco and the Energy Subsidiaries which remain uncollected prior to the Effective Time (other than checks that have been dishonored) shall be included in Cash and Cash Equivalents.

    (i) "Consolidated Public Debt Value" means the value (including any accrued and unpaid interest thereon) of publicly-held Consolidated Debt of Tenneco and the Energy Subsidiaries outstanding as of the Effective Time (as reflected on the Energy Adjusted Closing Balance Sheet), calculated and determined by Tenneco and Acquiror or if, they are unable to agree, by a nationally recognized investment banking firm selected by mutual agreement between Tenneco and Acquiror, as of the close of business on the fifth
  (5th) business day preceding the Effective Time based on the applicable spreads to treasuries and the applicable benchmark treasury securities listed on Schedule 3.

    (j) "Closing Calendar Month" means the calendar month in which the Effective Time occurs.

    (k) "Debt Realignment" has the meaning ascribed to such term in the Merger Agreement.

    (l) "Dispute" has the meaning ascribed to such term in SECTION 6 below.

    (m) "Energy Adjusted Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

    (n) "Energy Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

    (o) "Energy Receivables" means any and all accounts receivable of the Energy Business (after giving effect to the Corporate Restructuring Transactions and the Distributions and, therefore, specifically excluding receivables relating to the business of Case Corporation and the Industrial Business).

    (p) "Factored Proceeds" means the total amount of outstanding cash proceeds received by Tenneco from ASCC, as of the last business day of the month preceding the Closing Calendar Month, through the factoring of Energy Receivables, which amount shall not exceed $100,000,000.

    (q) "Guaranteed Energy Cash Amount" has the meaning ascribed to such term in SECTION 5 below.

    (r) "Guaranteed Shipbuilding Cash Amount" has the meaning ascribed to such term in SECTION 5 below.

    (s) "Independent Auditors" has the meaning ascribed to such term in
  SECTION 6 below.

    (t) "Industrial Debt Securities" means, collectively, the notes, debentures and other debt securities issued by Industrial Company in exchange for certain issues of the Consolidated Debt pursuant to and in accordance with the debt exchange by Industrial Company contemplated under the Debt Realignment.

    (u) "Merger Closing Date" means the date on which the Merger is consummated.

    (v) "Required Energy Expenditures Amount" means an aggregate amount of capital expenditures (determined on a basis consistent with the past accounting practices of the Energy Business and the 1996 capital budget provided to Acquiror) by the Energy Business for 1996 equal to $333,200,000, plus an amount of capital expenditures by the Energy Business for 1997 equal to $27,750,000 per month for each month (or pro rata portion thereof) from January 1, 1997 to the Effective Time.

    (w) "Shipbuilding Adjusted Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

    (x) "Shipbuilding Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

    (y) "Shipbuilding Credit Facility" has the meaning ascribed to such term in SECTION 3 below.

    (z) "Tenneco Allocation Percentage" means a fraction, the numerator of which is the total number of business days remaining in the Closing Calendar Month from and after the Effective Time (including the day on which the Effective Time occurs), and the denominator of which is the total number of business days in the Closing Calendar Month.

    (aa) "Tenneco Revolving Debt" has the meaning ascribed to such term in
  SECTION 2 below.

  2. Tenneco Credit Facility and Tenneco Revolving Debt. Tenneco shall, at its expense, have the sole right and authority to, and will use its commercially reasonable efforts to, have in place prior to the Distribution Date a credit facility for itself (with such guarantees of its obligations thereunder by the Energy Subsidiaries as it deems necessary) in an aggregate principal amount sufficient (together with other available funds to Tenneco) to fund the tenders, redemptions, prepayments, defeasances and maturities contemplated under the Debt Realignment; to pay all the fees, costs and expenses incurred by Tenneco and its subsidiaries in preparing for, negotiating and effecting the Distributions, the Merger and the Debt Realignment and any financings in connection therewith; and for other general corporate purposes (including, without limitation, working capital, the repayment or refinancing of Consolidated Debt and the payments of dividends). This facility shall be in effect at, and shall have a remaining stated maturity of at least 180 days following, the closing of the Merger and the Distributions. The aggregate amount of debt (including accrued and accreted interest and fees and expenses) outstanding as of the Effective Time under this facility is hereinafter called the "Tenneco Revolving Debt".

  Notwithstanding anything contained herein, (a) contemporaneously with the Distributions, Tenneco and the Energy Subsidiaries shall be removed as obligor under (and released from liability with respect to) any indebtedness for borrowed money for which Tenneco or its subsidiaries are liable and which are assumed by the Industrial Company or the Shipbuilding Company pursuant to the terms hereof and the Distribution Agreement, (b) any Tenneco Revolving Debt shall be prepayable without penalty, subject to customary notice provisions,
(c) in respect of publicly-traded Consolidated Debt, between the date of the Merger Agreement and the Effective Time there shall be no (i) extension of maturity or average life, (ii) increase in interest rates or (iii) adverse change in defeasance or redemption provisions with respect to any indebtedness for borrowed money for which Tenneco or the Energy Subsidiaries will be liable on or after the Effective Time and (d) except for the Tenneco Revolving Debt, no indebtedness for borrowed money of Tenneco or the Energy Subsidiaries at the Effective Time shall contain any affirmative or negative financial or operational covenants other than ones that are (x) mutually acceptable to Tenneco and Acquiror or (y) no more restrictive in the aggregate and substantially equivalent to those set forth in the Indenture dated as of January 1, 1992 of El Paso Natural Gas Company as in effect as of the date of the Merger Agreement (other than Section 10.05 of the Indenture).

  3. Shipbuilding Credit Facility and Shipbuilding Revolving Debt. Prior to the Distributions (and at such time as Tenneco shall request), Shipbuilding Company shall, at its expense, obtain and have in place a credit facility (the "Shipbuilding Credit Facility") for itself (with such guarantees of its obligations thereunder by the Shipbuilding Subsidiaries as is necessary to obtain the Shipbuilding Credit Facility) in an aggregate principal amount of at least $600 million (the "Minimum Debt Amount") and shall borrow the Minimum Debt Amount thereunder and distribute the proceeds of such borrowing to Tenneco (or such subsidiary of Tenneco as Tenneco shall designate) at such time on or prior to the consummation of the Distributions as Tenneco shall request.

  4. Allocation and Assumption of Debt.

  (a) Allocated Energy Debt. On the Distribution Date, Tenneco shall assume, and shall thereafter be solely liable and responsible for, the Allocated Energy Debt. Tenneco hereby acknowledges and agrees that the Allocated Energy Debt shall constitute an Energy Group Liability as defined in the Distribution Agreement.

  (b) Allocated Industrial Debt. On the Distribution Date, Industrial Company shall assume, and shall thereafter be solely liable and responsible for, the Allocated Industrial Debt. Industrial Company hereby acknowledges and agrees that the Allocated Industrial Debt shall constitute an Industrial Group Liability as defined in the Distribution Agreement.

  (c) Allocated Shipbuilding Debt. On the Distribution Date, Shipbuilding Company shall assume, and shall thereafter be solely liable and responsible for, the Allocated Shipbuilding Debt. Shipbuilding Company hereby acknowledges and agrees that the Allocated Shipbuilding Debt shall constitute a Shipbuilding Group Liability as defined in the Distribution Agreement.

  5. Allocation of Cash and Cash Equivalents. Prior to or contemporaneously with the consummation of the Distributions, each of the parties hereto shall make such transfers of the Cash and Cash Equivalents of Tenneco and its consolidated subsidiaries (prior to giving effect to the Distributions) so that to the extent possible, based on estimates of the aggregate amount of Cash and Cash Equivalents of Tenneco and its consolidated subsidiaries then on hand, (a) Tenneco and the Energy Subsidiaries, on a consolidated basis, shall, as of the Effective Time, have an aggregate amount of Cash and Cash Equivalents equal to the sum of the following:

    (i) $25.0 million,

    (ii) the product of (A) the Tenneco Allocation Percentage, and (B) the lesser of (I) $100 million and (II) the total amount of the Factored Proceeds (the lesser of such amounts being referred to as the "Section 5 Amount") and

    (iii) should the Effective Time occur after the day of the month on which Tenneco generally collects receivables from customers of its regulated pipeline business (typically, the 25th day of a month), the lesser of the amount of (A) the Section 5 Amount owing to ASCC as of the Effective Time, and (B) the total amount of such receivables actually collected by Tenneco or any of its Subsidiaries during the period beginning on the day such receivables are first collected and ending at the Effective Time (the "Actual Collection Amount"), so long as that amount is owing to ASCC as of the Effective Time. It is expressly understood that as of the Effective Time all payables and receivables are for the account of Acquiror.

  (the sum of the amounts described in the immediately preceding clause (i), (ii) and (iii) is hereinafter, referred to as the "Guaranteed Energy Cash Amount"), and (b) Shipbuilding Company and the Shipbuilding Subsidiaries, on a consolidated basis, shall, as of the close of business on the Merger Closing Date, have an aggregate of $5 million of Cash and Cash Equivalents (the "Guaranteed Shipbuilding Cash Amount"). All remaining Cash and Cash Equivalents of Tenneco and its consolidated subsidiaries shall be allocated to Industrial Company and the Industrial Subsidiaries.

  6. Post Distribution Audit.

  (a) Preparation of Closing Balance Sheets. As soon as practicable after the Merger Closing Date, but in any event within 60 days following the Merger Closing Date, Industrial Company shall cause Arthur Andersen LLP (the "Auditors") to:

    (i) conduct an audit of Tenneco and the Energy Subsidiaries to determine the aggregate amount, as of the Effective Time, of each of the Factored Proceeds, the Section 5 Amount, the Actual Collection Amount, the Tenneco Revolving Debt, the Consolidated Debt (other than the Tenneco Revolving
  Debt) of Tenneco and the Energy Subsidiaries, the Tenneco Transaction Expenses, the Cash and Cash Equivalents of Tenneco and the Energy Subsidiaries and the Actual Energy Expenditures Amount, and to prepare and deliver to each of Industrial Company and Tenneco a consolidated balance sheet for Tenneco and the Energy Subsidiaries as of the Effective Time reflecting (x) the amount of each of the foregoing (other than the aggregate amount of the Factored Proceeds, the Section 5 Amount, the Actual Collection Amount (which shall be set forth in a footnote to such consolidated balance sheet) and the Consolidated Debt valued as part of the Consolidated Public Debt Value) and (y) the Consolidated Public Debt Value (the "Energy Closing Balance Sheet"); and

    (ii) conduct an audit of Shipbuilding Company and the Shipbuilding Subsidiaries to determine the aggregate amount of the Cash and Cash Equivalents of Shipbuilding Company and the Shipbuilding Subsidiaries as of the Effective Time, and to prepare and deliver to each of Industrial Company and Shipbuilding Company a consolidated balance sheet for Shipbuilding Company and the Shipbuilding Subsidiaries as of the Effective Time reflecting the aggregate amount of such Cash and Cash Equivalents (the "Shipbuilding Closing Balance Sheet").

  The Energy Closing Balance Sheet and the Shipbuilding Closing Balance Sheet shall each be prepared on the basis of an audit conducted by the Auditors in accordance with generally accepted auditing standards and prepared in accordance with generally accepted accounting principles consistently applied and without giving effect to any change in accounting principles required on account of the consummation of the Merger or the Distributions, except that, to the extent that any definition contained herein contemplates inclusion or exclusion of an item that would not be included or excluded under generally accepted accounting principles, the Auditors shall compute such item in accordance with such definition. During the course of the preparation of the Energy Closing Balance Sheet and the Shipbuilding Closing Balance Sheet by the Auditors, and during any period in which there is a dispute regarding either the Energy Closing Balance Sheet or the Shipbuilding Closing Balance Sheet, each of Tenneco, Industrial Company and Shipbuilding Company, as the case may be, shall cooperate with the Auditors and each other and shall have access to all work papers of the Auditors and all pertinent accounting and other records of Tenneco and the Energy Subsidiaries and Shipbuilding Company and the Shipbuilding Subsidiaries, as applicable. Tenneco shall pay the fees and expenses of the Auditors. Notwithstanding any provision of this Agreement or the Distribution Agreement, the Claims Deposit (as defined in Insurance Agreement) shall not be included as Cash and Cash Equivalents of Tenneco and the Energy Subsidiaries.

  (b) Disputes Regarding Closing Balance Sheet. Unless (i) in the case of the Energy Closing Balance Sheet, Tenneco delivers written notice to Industrial Company on or prior to the 30th day after its receipt of the Energy Closing Balance Sheet that it disputes any of the amounts set forth on the Energy Closing Balance Sheet (hereinafter, an "Energy Dispute"), or (ii) in the case of the Shipbuilding Closing Balance Sheet, Shipbuilding Company delivers written notice to Industrial Company on or prior to the 30th day after its receipt of the Shipbuilding Closing Balance Sheet that it disputes the amount of Cash and Cash Equivalents set forth on the Shipbuilding Closing Balance Sheet (hereinafter, a "Shipbuilding Dispute") then, as applicable, Tenneco and/or Shipbuilding Company shall be deemed to have accepted and agreed to the Energy Closing Balance Sheet or the Shipbuilding Closing Balance Sheet, as applicable, in the form in which it was delivered to it by the Auditors. If such a notice of an Energy Dispute is given by Tenneco or a notice of a Shipbuilding Dispute is given by Shipbuilding Company (in either case such party being hereinafter referred to as the "Disputing Party") within such 30-day period, then Industrial Company and the Disputing Party shall, within 15 days after the giving of any such notice, attempt to resolve such Energy Dispute or Shipbuilding Dispute, as the case may be, and agree in writing upon the final content of the Energy Closing Balance Sheet or Shipbuilding Closing Balance Sheet, as the case may be. In the event that the Disputing Party and Industrial Company are unable to resolve any Energy Dispute or Shipbuilding Dispute, as the case may be, within such 15-day period, then the certified public accounting firm of Ernst & Young or another mutually acceptable independent accounting firm (the "Independent Auditors") shall be employed as arbitrator hereunder to settle such Energy Dispute and/or Shipbuilding Dispute, as the case may be, as soon as practicable. The Independent Auditors shall have access to all documents and facilities necessary to perform its function as arbitrator. The determination of the Independent Auditors with respect to any Energy Dispute and/or Shipbuilding Dispute, as the case may be, shall be final and binding on the applicable parties hereto. Industrial Company and the Disputing Party shall each pay one-half ( 1/2) of the fees and expenses of the Independent Auditors for such services. Industrial Company and the

Disputing Party each agree to execute, if requested by the Independent Auditors, a reasonable engagement letter. The term "Energy Adjusted Closing Balance Sheet," as used herein, shall mean the definitive Energy Closing Balance Sheet agreed to by Tenneco and Industrial Company or, as the case may be, the definitive Energy Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this
Section 6(b) (in addition to the matters theretofore agreed to by Tenneco and Industrial Company). The term "Shipbuilding Closing Balance Sheet," as used herein, shall mean the definitive Shipbuilding Closing Balance Sheet agreed to by Shipbuilding Company and Industrial Company or, as the case may be, the definitive Shipbuilding Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this
SECTION 6(B) (in addition to the matters theretofore agreed to by Shipbuilding Company and Industrial Company). The date on which the Energy Adjusted Closing Balance Sheet is determined and provided to each of Industrial Company and Tenneco pursuant to this SECTION 6(B) is hereinafter referred to as the "Energy Determination Date". The date on which the Shipbuilding Adjusted Closing Balance Sheet is determined and provided to each of Industrial Company and Shipbuilding Company pursuant to this SECTION 6(B) is hereinafter referred to as the "Shipbuilding Determination Date".

  7. Post Distribution Adjustments and Cash Payments.

  (a) Adjustments and Payments Relating to Consolidated Debt. If the Actual Energy Debt Amount exceeds the Base Amount, Industrial Company shall pay Tenneco the amount of such excess in cash within 10 days after the Energy Determination Date. If, on the other hand, the Actual Energy Debt Amount is less than the Base Amount, Tenneco shall pay Industrial Company the amount of such deficiency in cash within 10 days after the Energy Determination Date.

  (b) Adjustments and Payments Relating to Cash and Cash Equivalents.

      (i) Adjustments and Payments Relating to Shipbuilding Company. If the amount of Cash and Cash Equivalents of Shipbuilding Company and the Shipbuilding Subsidiaries as reflected on the Shipbuilding Adjusted Closing Balance Sheet is less than the Guaranteed Shipbuilding Cash Amount, Industrial Company shall pay Shipbuilding Company the amount of such deficiency in cash within 10 days after the Shipbuilding Determination Date. If, on the other hand, the amount of Cash and Cash Equivalents of Shipbuilding Company and the Shipbuilding Subsidiaries as reflected on the Shipbuilding Adjusted Closing Balance Sheet exceeds the Guaranteed Shipbuilding Cash Amount, Shipbuilding shall pay Industrial Company the amount of such excess in cash within 10 days after the Shipbuilding Determination Date.

      (ii) Adjustments and Payments Relating to Tenneco. (A) If the amount of Cash and Cash Equivalents of Tenneco and the Energy Subsidiaries as reflected on the Energy Adjusted Closing Balance Sheet is less than the Guaranteed Energy Cash Amount, Industrial Company shall pay Tenneco the amount of such deficiency in cash within 10 days after the Energy Determination Date. If, on the other hand, the amount of Cash and Cash Equivalents of Tenneco and the Energy Subsidiaries as reflected on the Energy Adjusted Closing Balance Sheet exceeds the Guaranteed Energy Cash Amount, Tenneco shall pay Industrial Company the amount of such excess in cash within 10 days after the Energy Determination Date.

      (B) If the Actual Energy Expenditures Amount as reflected on the Energy Adjusted Closing Balance Sheet is less than the Required Energy Expenditures Amount, Industrial Company shall pay Tenneco the amount of such deficiency in cash within 10 days after the Energy Determination Date. If, on the other hand, the Actual Energy Expenditures Amount as reflected on the Energy Adjusted Closing Balance Sheet is greater than the Required Energy Expenditures Amount, Tenneco shall pay to Industrial Company the amount of such excess in cash within 10 days after the Energy Determination Date.

      (C) Each of Tenneco and Industrial Company hereby agrees that the amount of any cash payment otherwise due it under any provision of this
    SECTION 7 may be offset against and reduced, on a dollar for dollar basis, in respect of any cash payment it may otherwise be required to make to the other pursuant to and in accordance with any other provision of this SECTION 7, and that the amount of such offset and reduction shall be treated as payment of its obligations under any provision of this SECTION 7 to the extent of such offset and reduction.

  8. Miscellaneous Provisions.

  (a) Termination. This Agreement may not be terminated except upon the written agreement of each of the parties hereto.

  (b) Best Efforts. If at any time after the Merger Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall, on the written request of any of them, take (or cause the appropriate member of its Group over which it has direct or indirect legal or effective control to take) all such reasonably necessary or desirable action.

  (c) Cooperation. The parties hereto agree to use their reasonable best efforts to cooperate with respect to the various matters contemplated by this Agreement.

  (d) Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign or delegate, whether by operation of law or otherwise, any of such party's rights or obligations under or in connection with this Agreement without the written consent of each other party hereto. No assignment will, however, release the assignor of any of its obligations under this Agreement or waive or release any right or remedy the other parties may have against such assignor hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

  (e) Modification; Waiver; Severability. This Agreement may not be amended or modified except in a writing executed by each of the parties hereto. The failure by any party to exercise or a delay in exercising any right provided for herein shall not be deemed a waiver of any right hereunder. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

  (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

  (h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or five business days after mailing by certified or registered mail, return receipt requested and postage prepaid, to the recipient at such recipient's address as indicated in the Distribution Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

  (i) Survival. Each of the agreements of the parties herein shall survive the Merger Closing Date.

  (j) No Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and the other members of their respective Groups, and shall not give rise to any rights of any kind to any other third parties.

  (k) Governing Law and Consent to Jurisdiction. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          TENNECO INC.

                                          By __________________________________
                                            Name:
                                            Title:

                                          NEW TENNECO INC.

                                          By __________________________________
                                            Name:
                                            Title:

                                          NEWPORT NEWS SHIPBUILDING INC.
                                          (formerly known as Tenneco
                                           InterAmerica Inc.)

                                          By __________________________________
                                            Name:
                                            Title:

                                  Schedule 1
                     to Debt and Cash Allocation Agreement

Accounting fees and expenses

Actuarial fees and expenses

Appraisal fees and expenses

Audit fees and expenses

Broker/dealer fees and expenses

Consulting fees and expenses

Exchange/paying agent fees and expenses

Exit consent fees

Fees and expenses incurred in connection with arranging the Revolving Debt, including commitment fees, drawdown fees, agent's fees, facility fees and similar fees and expenses, and lender's costs and expenses payable by the borrower

Filing fees, including SEC, NYSE, NASD, HSR and other similar fees

Information agent fees and expenses

Investment banking fees and expenses, dealer manager fees and expenses, and similar fees and expenses

Fees and expenses with respect to legal matters pertaining to the transactions

Mailing expenses

Newspaper advertising costs

Printing fees and expenses

Proxy solicitation fees and expenses

Soliciting dealer fees and expenses

Rating Agency fees

Underwriting, placement, registration and similar fees, commissions and discounts payable in connection with the NPS Preferred Stock

                                  Schedule 2
                     to Debt and Cash Allocation Agreement

  The deferred intercompany items referred to in SECTION 1(A)(VI) of the Debt and Cash Allocation agreement are the following intercompany transactions

SELLER                            BUYER                   PROPERTY TRANSFERRED
------                            -----                   --------------------
Tenneco Corporation     Tenneco Inc.               Stock of Kern County Land Co.
Tenneco Corporation     Tenneco Inc.               Stock of Tenneco Credit Corp.
Tenneco Corporation     Tennessee Gas Pipeline Co. Stock of Tenneco International Inc.
Channel Gas Marketing   Channel Industries Gas     DT Line
Tenngasco Gas Supply    Channel Industries Gas     Transmission facilities
Tennessee Gas Pipeline
Co.                     Energy TRACS               Software assignment agreement

                                 TENNECO INC.

                                  Schedule 3

                                                                 PRE-DETERMINED
                                                 ------------------------------------------------
             SECURITY DESCRIPTION                   BENCHMARK TREASURY     SPREAD TO TREASURY(1)
------------------------------------------------ ------------------------- ----------------------
       INDENTURE          FACE  COUPON  MATURITY      COUPON      MATURITY   CASE A      CASE B
       ---------         ------ ------  -------- ---------------- -------- ----------  ----------
Inc. ................... $300.0  6.500% 12/15/05 5.875%            11/05   84 bp       76 bp
Inc. ...................  300.0  7.250% 12/15/25 pricing 30yr UST          125         113
Inc. ...................  500.0  7.875% 10/01/02 6.375%            08/02   73          66
Inc. ...................  250.0  8.000% 11/15/99 7.750%            11/99   58          52
Inc. ...................  150.0  9.000% 11/15/12 pricing 30yr UST          95          86
Inc. ...................  200.0  9.875% 02/01/01 7.750%            02/01   66          59
Inc. ...................  250.0 10.000% 03/15/08 pricing 30yr UST          91          82
Inc. ...................  500.0 10.000% 08/01/98 5.875%            08/98   51          46
Inc. ...................  175.0 10.375% 11/15/00 5.625%            11/00   64          58
TGP.....................  400.0  6.000% 12/15/11 pricing 30yr UST          95          86
TGP.....................   75.0  8.000% 05/15/97 NA                NA      NA          NA
TGP.....................  250.0  9.000% 01/15/97 NA                NA      NA          NA
TCC.....................    7.5  8.500% 01/30/97 NA                NA      NA          NA
TCC.....................    0.5  8.500% 03/17/97 NA                NA      NA          NA
TCC.....................    3.0  8.500% 03/24/97 NA                NA      NA          NA
TCC.....................    5.0  8.520% 03/28/97 NA                NA      NA          NA
TCC.....................    6.6  8.570% 03/18/97 NA                NA      NA          NA
TCC.....................  150.0  9.250% 11/01/96 NA                NA      NA          NA
TCC.....................   12.0  9.470% 09/21/98 5.875%            08/98   48          43
TCC.....................   10.0  9.480% 01/28/02 7.500%            11/01   69          62
TCC.....................  250.0  9.625% 08/15/01 7.875%            08/01   68          61
TCC.....................    7.6  9.720% 09/15/01 7.875%            08/01   68          61
TCC.....................   10.0  9.720% 09/25/01 7.875%            08/01   69          62
TCC.....................    5.0  9.900% 12/02/96 7.500%            12/96   45          41
TCC.....................    3.0  9.900% 08/19/98 5.875%            08/98   48          43
TCC.....................    4.5 10.000% 08/19/98 5.875%            08/98   48          43
TCC.....................    5.0 10.000% 12/13/01 7.500%            11/01   70          63
TCC.....................   50.0 10.500% 08/17/98 5.875%            08/98   48          43
TCC.....................  150.0 10.125% 12/01/97 5.250%            12/97   48          43
Inc. ................... $2,625
TGP.....................    725
TCC.....................    680
                         ------
                         $4,030
                         ------

NOTE: (1) Case A represents the spread to treasury for each security in the event that the percentage of the aggregate principal amount of the bonds participating in any tender or exchange, measured as a group for all bonds tendered or exchanged for, equals or exceeds 80% of all such bonds eligible to participate. In the event that the percentage of bonds participating in any tender or exchange falls short of 80% (calculated as aforesaid), the market value of all bonds remaining outstanding will be determined by using the spread to treasury indicated in Case B.

                                  SCHEDULE 4
                                      TO
                      DEBT AND CASH ALLOCATION AGREEMENT

                     ADDITIONAL ADJUSTMENTS TO BASE AMOUNT

1. Indonesia (the South Sulawesi Project)

  (a) All expenditures made by Acquiror at any time from and after June 19, 1996 with respect to this project shall have no effect whatsoever on the Base Amount or the calculation thereof.

  (b) All expenditures actually incurred and paid by any of Tenneco or its consolidated subsidiaries at any time between June 19, 1996 and the Effective Time (the "PRE-CLOSING PERIOD") shall be added to the Base Amount (but shall not be included as a capital expenditure for purposes of determining the Actual Energy Expenditures Amount); provided, however, the Base Amount will be reduced by the amount of any Net Cash Proceeds (as defined) received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period from any monetization of this project during the Pre-Closing Period. As used in the Schedule 4, the term "Net Cash Proceeds" means the total amount of cash proceeds actually received by the party in question during the Pre-Closing Period from the consummation during the Pre-Closing Period of the transaction or transactions in question, less the sum of any and all costs, expenses and taxes related to the transaction or transactions in question which either are
(i) actually incurred and paid by Tenneco or any of its consolidated subsidiaries prior to or at the Effective Time (other than taxes based upon income, which shall not be deducted from cash proceeds in determining Net Cash Proceeds), or (ii) incurred but not paid prior to or at the Effective Time by any member of either the Industrial Group and/or Shipbuilding Group and which will remain an obligation or liability of such entity (or any member of its Group) after giving effect to the Distributions without reimbursement therefor by Tenneco or any other member of the Energy Group.

2. Orange Cogeneration Project

  (a) All expenditures made by Acquiror at any time from and after June 19, 1996 with respect to this project shall have no effect whatsoever on the Base Amount or the calculation thereof.

  (b) All expenditures actually incurred and paid by any of Tenneco or its consolidated subsidiaries at any time during the Pre-Closing Period shall be added to the Base Amount (but shall not be included as a capital expenditure for purposes of determining the Actual Energy Expenditures Amount); provided, however, the Base Amount will be reduced by the amount of any Net Cash Proceeds received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period from any monetization of this project during the Pre-Closing Period.

3. Australian Infrastructure Bonds

  (a) The Base Amount shall be reduced by any Net Cash Proceeds received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period from any off-balance sheet financing in respect of this project.

4. Asset Sales

  (a) Microwave Licenses. The Base Amount shall be reduced by the aggregate amount of Microwave Net Cash Proceeds (as defined below) from any sale or assignment during the Pre-Closing Period of private operational-fixed microwave licenses issued by the Federal Communications Commission. As used herein, "Microwave Net Cash Proceeds" means the gross cash proceeds actually received by Tenneco or any of its consolidated subsidiaries less the sum of
(i) the total amount of relocation costs and cost and expenses of rebuilding an acceptable replacement communication system that are actually incurred and paid by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period (or incurred by any member of the Industrial Group or Shipbuilding Group and remain unpaid as of the Effective Time), and (ii) the amount of any taxes incurred in connection with any such sale or assignment which are either
(A) actually incurred and paid by Tenneco or any of its consolidated subsidiaries prior to the Effective Time (other than taxes based upon income, which shall not be deducted from cash proceeds in determining Net Cash Proceeds), or (B) incurred by any member of the Shipbuilding Group or Industrial Group and remain unpaid as of the Effective Time and which will remain an obligation or liability of such entity (or any member of its Group) after giving effect to the Distributions without reimbursement therefor by Tenneco or any other member of the Energy Group.

5. Land Sales

  (a) 960 Acre Parcel Located Along Galveston Bay at Ingleside, Texas. The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries at any time during the Pre-Closing Period, in connection with the sale of the above referenced property.

  (b) Westchase Development in West Houston (also known as Tract 6A). The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries at any time during the Pre-Closing Period in connection with the sale of the above referenced property.

  (c) 1625 West Loop (also known as Post Oak Ranch). The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries at any time during the Pre-Closing Period in connection with the sale of the above referenced property.

6. Sales of Gas Turbines

  The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries (and credited to the account of Industrial Company under the Debt and Cash Allocation Agreement) from its sale of any gas turbines at any time during the Pre-Closing Period.

7. ICH Tax Indemnity Matter

  The Base Amount shall be increased (without duplication) by any cash payment (up to a maximum amount, however, of $19.0 million) made by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period in respect of the settlement of the ICH tax indemnity matter.

8. Payments due on Settlement of Certain Lawsuits During the Pre-Closing
Period

  All cash payments actually received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period in respect of any settlement of any of the lawsuits or other proceedings identified and referred to in paragraph 9 of, and Schedule G-2 to, Exhibit G to the Merger Agreement shall, to the extent provided for under the terms described under paragraph 9 of such Exhibit G, be for the account of Industrial Company and shall not be included in the Guaranteed Energy Cash Amount or have any effect on the Base Amount or the calculation thereof.

9. Hedging Transactions

  Any hedging transactions and all costs and expenses with respect thereto that are entered into in connection with or in anticipation of the Debt Realignment shall be for the benefit or detriment of Industrial Company and shall have no effect whatsoever on the Base Amount or the calculation thereof.

10. Rate Refunds Payable to Customers

  The Base Amount shall be reduced by the amount, calculated as of the Effective Time, of any rate refunds, including interest, which would be payable to customers pursuant to the rate settlement filed with the Federal Energy Regulatory Commission at Docket No. RP95-112 and have not been paid as of the Effective Time, whether such amounts are to be paid to customers or credited against gas supply realignment costs pursuant to a settlement with customers.

11. Sale of Tenneco Ventures

  The Base Amount shall be reduced by the aggregate amount of Net Cash Proceeds actually received by Tenneco or any of its subsidiaries from any sale of Tenneco Ventures during the Pre-Closing Period.

12. Bonuses for Energy Employees

  (a) The total amount of cash bonuses for Energy Employees for the calendar year 1996 (the "1996 Bonus Amount") shall be pro rated based on the date on which the Effective Time occurs and shall be shared between Tenneco and Industrial Company based on such pro ration as follows:

    (i) Tenneco shall be responsible and liable for the payment of that portion (the "Tenneco Bonus Portion") of the 1996 Bonus Amount that equals the product of (A) the 1996 Bonus Amount, and (B) a fraction, the numerator of which is the number of days remaining in the 1996 calendar year following the day on which the Effective Time occurs (the "Effective Day"), and the denominator of which is 365.

    (ii) New Tenneco shall be responsible and liable for the payment of that portion of the 1996 Bonus Amount that equals the amount by which the 1996 Bonus Amount exceeds the Tenneco Bonus Portion.

  (b) Each of Tenneco's and New Tenneco's liability for its share of the 1996 Bonus Amount shall be accounted for in the Merger as follows:

    (i) If 100% of the 1996 Bonus Amount is paid on or before the Effective Time, the Base Amount shall be increased by the Tenneco Bonus Portion.

    (ii) If as of the Effective Time, the amount of the 1996 Bonus Amount that has not been paid exceeds the Tenneco Bonus Portion, the Base Amount shall be reduced by the amount of such excess.

    (iii) If as of the Effective Time, the amount of the 1996 Bonus Amount that has not been paid equals the Tenneco Bonus Portion, the Base Amount shall not be increased or decreased in respect of the 1996 Bonus Amount.

  (c) The 1996 Bonus Amount shall be determined by Tenneco prior to the Effective Time with the consent of Acquiror which shall not be unreasonably withheld.

13. Non Cash Proceeds

  Any proceeds received by Tenneco or any of its subsidiaries from the transactions described in paragraphs 1, 2, 3, 4, 5, 6 and 11 other than cash proceeds shall be for the account of Acquiror and shall be retained by or distributed to the Energy Business.

                                                                    EXHIBIT D TO
                                                          DISTRIBUTION AGREEMENT

                                ENERGY BUSINESS
                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                                   (MILLIONS)

                                                      RESTRUCTURING,
                                            TENNECO    REALIGNMENT     TENNECO
                                             ENERGY      AND NPS       ENERGY
                  ASSETS                   HISTORICAL    ISSUANCE    AS ADJUSTED
                  ------                   ---------- -------------- -----------
Current assets:
  Cash and temporary investments..........   $  100       $ (36)(d)    $   25
                                                            (39)(g)
  Receivables.............................    1,190        (116)(a)       760
                                                           (357)(b)
                                                             48 (c)
                                                             (5)(d)
  Other current assets....................      138         (23)(c)       118
                                                              3 (d)
                                             ------       -----        ------
    Total current assets..................    1,428        (525)          903
                                             ------       -----        ------
Net property, plant and equipment.........    2,924         (39)(c)     2,885
Other assets and deferred charges.........    1,187        (172)(b)     1,014
                                                             (1)(c)
                                             ------       -----        ------
    Total assets..........................   $5,539       $(737)       $4,802
                                             ======       =====        ======


     See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

                                ENERGY BUSINESS
                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                                   (MILLIONS)

                                                     RESTRUCTURING,
                                           TENNECO    REALIGNMENT     TENNECO
                                            ENERGY      AND NPS       ENERGY
  LIABILITIES AND STOCKHOLDERS' EQUITY    HISTORICAL    ISSUANCE    AS ADJUSTED
  ------------------------------------    ---------- -------------- -----------
Current liabilities:
  Short-term debt........................   $  521       $(521)(f)    $
  Payables...............................      532        (111)(a)       222
                                                            (2)(b)
                                                          (197)(f)
  Other current liabilities..............      718         (11)(c)       605
                                                           (20)(b)
                                                           (82)(f)
                                            ------       -----        ------
    Total current liabilities............    1,771        (944)          827
Long-term debt...........................    1,519       1,290 (f)     2,544
                                                          (265)(e)
Other liabilities and deferred credits...      652         (17)(b)       594
                                                           (41)(d)
Deferred income taxes....................      413         (13)(b)       401
                                                             1 (c)
                                            ------       -----        ------
                                             4,355          11         4,366
                                            ------       -----        ------
Minority interest........................       18                        18
                                            ------       -----        ------
Preferred stock with mandatory
 redemption provisions...................      112                       112
                                            ------       -----        ------
Stockholders' equity:
  Preferred Stock........................                  265 (e)       265
  Common Stock...........................
  Additional Paid In Capital.............
  Accumulated Earnings...................
  Tenneco Combined Equity................    1,054          (5)(a)        41
                                                          (477)(b)
                                                            (5)(c)
                                                             3 (d)
                                                          (490)(f)
                                                           (39)(g)
                                            ------       -----        ------
    Total stockholders' equity...........    1,054        (748)          306
                                            ------       -----        ------
    Total liabilities and
     stockholders' equity................   $5,539       $(737)       $4,802
                                            ======       =====        ======

     See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

                                ENERGY BUSINESS

                       NOTES TO PRO FORMA BALANCE SHEET

RESTRUCTURING, REALIGNMENT AND NPS ISSUANCE:

(a) To reflect the settlement of intercompany trade accounts receivable and intercompany trade accounts payable with Tenneco Energy affiliates.

(b) To reflect the distribution to New Tenneco of receivables previously sold to Tenneco Credit Corporation, a Tenneco Energy affiliate.

(c) To reflect the transfer from Tenneco Energy to New Tenneco and affiliates of certain assets and liabilities held at the corporate level.

(d) To reflect the transfer to New Tenneco of insurance liabilities and the related portfolio of short-term cash investments and other assets previously held by Eastern Insurance Company Limited.

(e) To reflect the NPS Issuance of $275 million of Tenneco Junior Preferred Stock, with an assumed 8 1/2% dividend yield, for net NPS Issuance Proceeds of $265 million, and the use of the net NPS Issuance Proceeds for the repayment of Tenneco Energy Consolidated Debt.

(f) To reflect the restructuring and realignment of the Tenneco debt pursuant to the Debt Realignment, the Distributions and the applicable provisions of the Merger Agreement, and the assumed payment of accrued interest on the Tenneco Energy Consolidated Debt defeased, redeemed, tendered or exchanged as part of the Debt Realignment. The Pro Forma Financial Statements assume no such reduction in the Base Debt Amount. The amount of "Tenneco Energy as Adjusted" debt immediately prior to the Merger will consist primarily of borrowings under the Tenneco Credit Facility (assuming 100% acceptance of the Debt Tender Offers and Debt Exchange Offers) and is calculated from the provisions of the Merger Agreement as follows (in millions):

      Base Debt Amount per Merger agreement............................. $2,650
      Less: NPS Issuance proceeds.......................................   (275)
                                                                         ------
                                                                          2,375
      Plus: Cash settlement payments....................................    439
      Less: Estimated collections subject to refund.....................   (270)
                                                                         ------
      "Tenneco Energy as Adjusted" debt................................. $2,544
                                                                         ======

  At this time, Tenneco management cannot determine the ultimate amount of securities which will be purchased in the Debt Tender Offers, or the ultimate amount of securities which will be exchanged into New Tenneco Public Debt pursuant to the Debt Exchange Offers, and such amount could vary significantly. However, for purposes of these pro forma adjustments, it is assumed that 100% of the securities subject to the Debt Tender Offers are purchased pursuant to the Debt Tender Offers and 100% of the securities subject to the Debt Exchange Offers are exchanged into New Tenneco Public Debt pursuant to the Debt Exchange Offers.

(g) To reflect distribution from Tenneco Energy of cash in excess of $25 million pursuant to the Cash Realignment provisions of the Merger Agreement. The distribution may be adjusted by the sale of Tenneco Energy receivables by Tenneco prior to the Merger Effective Time.

                                   EXHIBIT E
                                       TO
                             DISTRIBUTION AGREEMENT

                              ENERGY SUBSIDIARIES

Subsidiaries of Tenneco Inc.

 Kern County Land Company (Delaware)....................................   100%
  Tenneco Equipment Corporation (Delaware)..............................   100
   Marlin Drilling Co., Inc. (Delaware)
    Bluefin Supply Company (Delaware)...................................   100
    Marlin do Brasil Perfuacoes Maritimas Ltda. (Brazil) (in
      dissolution)......................................................  0.16
      (Bluefin Supply Company owns 0.16%; and Marlin Drilling Co., Inc.
       owns 99.84%)
    Marlin do Brasil Perfuacoes Maritimas Ltda. (Brazil) (in
     dissolution)....................................................... 99.84
     (Marlin Drilling Co., Inc. owns 99.84%; and Bluefin Supply Company owns 0.16%)
   Tenneco Equipment Holding I Company (Delaware).......................   100
   Tenneco Equipment Holding II Company (Delaware)......................   100
   Tenneco Equipment Holding III Company (Delaware).....................   100
    Tenneco Equipment Holding V Company (North Dakota)..................   100
   Tenneco Equipment Holding IV Company (Wisconsin).....................   100
   Tenneco Equipment Holding VI Company (Illinois)......................   100
  Tenneco West, Inc. (Delaware).........................................   100
   Kern County Land Company, Inc. (California)..........................   100
 Tenneco Credit Corporation (Delaware)..................................   100
  TenFac Corporation (Delaware).........................................   100
 Tenneco MLP Inc. (Delaware)............................................   100
  Polk Power Partners, L.P. (Delaware Limited Partnership)..............   100
   (Tenneco MLP Inc. owns    % as a Limited Partner; CSW Mulberry, Inc.,
   an unaffiliated company, owns    % as a Limited Partner; GPSF-A Inc.,
   an Unaffiliated company owns    % as Preferred Limited Partner; and
   Polk Power GP, Inc. owns    % as the General Partner.)
 Tenneco Transition Company (Delaware)..................................   100
 Tennessee Gas Pipeline Company (Delaware)..............................   100
  Altamont Service Corporation (Delaware)...............................   100
   Altamont Gas Transmission Canada Limited (Canada)....................   100
    (Altamont Service Corporation is the registered holder of all of the issued and outstanding shares of Altamont Gas Transmission Canada
    Limited, as Trustee for Altamont Gas Transmission Company, a Joint
    Venture)
  Border Gas Inc. (Delaware) (a close corp.)............................  37.5
   (Tennessee Gas Pipeline Company owns 100% of the Class A Common
   Stock, 37.5% of the total equity, and 37.5% of the total voting stock; unaffiliated companies (Texas Eastern Transmission
   Corporation, El Paso Natural Gas Company, Transcontinental Gas Pipe
   Line Corporation, Southern Natural Gas Company, and Florida Gas
   Transmission Company) own the remaining stock and equity.)
  Eastern Insurance Company Limited (Bermuda)...........................   100

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company

  East Tennessee Natural Gas Company (Tennessee).........................   100

   Tenneco East Natural Gas L.P. (Delaware Limited Partnership)..........     1
    (East Tennessee Natural Gas Company, as General Partner, owns 1%; and
    Tenneco East Corporation, as Limited Partner, owns 99%.)
  Energy TRACS, Inc. (Delaware)..........................................   100
  Kern River Corporation (Delaware)......................................  0.01
  Land Ventures, Inc. (Delaware).........................................   100
  Midwestern Gas Marketing Company (Delaware)............................   100
  Midwestern Gas Transmission Company (Delaware).........................   100
   Tenneco Midwest Natural Gas L.P. (Delaware Limited Partnership).......     1
    (Midwestern Gas Transmission Company, as General Partner, owns 1%;
    and Tenneco Midwest Corporation, as Limited Partner owns 99%.)
  Mont Belvieu Land Company (Delaware)...................................   100
  New Tenn Company (Delaware)............................................   100
   (New Tenn Company and New Tennessee Gas Pipeline are in the process of being merged into Tennessee Gas Pipeline Company.)
  New Tennessee Gas Pipeline Company (Delaware)..........................   100
   (New Tenn Company and New Tennessee Gas Pipeline are in the process of being merged into Tennessee Gas Pipeline Company.)
  S.K. Petroleum Company (Delaware)......................................   100
  Sandbar Petroleum Company (Delaware)...................................   100
  Tennchase Inc. (Texas).................................................   100
  Tenneco Alaska, Inc. (Alaska)..........................................   100
  Tenneco-Altamont Corporation (Delaware)................................   100
   Altamont Gas Transmission Company (Delaware Joint Venture)............ 53.34
    (Tenneco-Altamont Corporation owns 53%; Amoco Altamont Company, an unaffiliated company, owns 33%; and Entech Altamont, Inc., an unaffiliated company, owns 13%.)
  Tenneco Argentina Corporation (Delaware)...............................   100
  Tenneco Baja California Corporation (Delaware).........................   100
  Tenneco Communications Corporation (Delaware)..........................   100
  Tenneco Corporation (Delaware).........................................   100
    (Tennessee Gas Pipeline Company owns 100% of the Common Stock;
    Tenneco Credit Corporation owns     % of the Second Preferred Stock;
    Tenneco Equipment Corporation owns     % of the Second Preferred
    Stock; and Tenneco International Inc. owns     % of the Second
    Preferred Stock.)
   Entrade Engine Company (Kentucky).....................................   100
   H.T. Gathering Company (Texas)........................................    50
    (Tenneco Corporation owns 50% of the issued and outstanding Class A
    Voting Stock and 20% of the Class B Nonvoting Stock, 29% of the total equity; and Houston Pipe Line Company, an unaffiliated company, owns
    50% of the issued and outstanding Class A Voting Stock and 80% of the
    Class B Nonvoting Stock, 71% of the total equity.)

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company

  Subsidiaries of Tenneco Corporation

   Petro-Tex Chemical Corporation (Delaware) (in dissolution)...........   100
    (Certificate of Dissolution was filed in Delaware on January 18,
    1995, Final dissolution date will be January 18, 1998, subject to settlement of any other outstanding business.)
   SWL Security Corp. (Texas)...........................................   100
   TGP Corporation (Delaware)...........................................   100
   Tenneco Energy Resources Corporation (Delaware)......................   100
    (Tenneco Corporation owns 100% of the Common Stock, 80% of total equity; and Ruhrgas Aktiengesellschaft, an unaffiliated company, owns 100% of the issued and outstanding Series A Common Stock, 20%
    of total equity.)
    Channel Gas Marketing Company (Delaware)............................   100
     Oasis Pipe Line Company (Delaware).................................    30
      (Channel Gas Marketing Company owns 100% of the issued and outstanding Series B Preference Stock and 30% of the Common Stock,
      30% of total equity; Dow Chemical Company, an unaffiliated company owns 100% of the issued and outstanding Series A Preference Stock and 70% of the Common Stock, 70% of total equity.)
    Channel Industries Gas Company (Delaware)...........................   100
    Tenneco Energy Marketing Company (Delaware).........................   100
     (Tenneco Gas Trading Company and Tenneco Energy Marketing Company
     are in the process of being merged into Tenneco Gas Marketing
     Company.)
    Tenneco Offshore Gathering Company (Delaware).......................   100
    Tenneco Gas Marketing Company (Kentucky)............................   100
     (Tenneco Gas Marketing Company is in the process of changing its name to Tenneco Energy Marketing Company.)
     Creole Gas Pipeline Corporation (Louisiana)........................   100
     Entrade Pipeline Company (Kentucky)................................   100
    Tenneco Gas Processing Company (Delaware)...........................   100
    Tenneco Gas Trading Company (Delaware)..............................   100
     (Tenneco Gas Trading Company and Tenneco Energy Marketing Company
     are in the process of being merged into Tenneco Gas Marketing
     Company.)
    Tennessee Gas Marketing Company (Delaware)..........................   100
   Tenneco Independent Power I Company (Delaware).......................   100
   Tenneco Independent Power II Company (Delaware)......................   100
   Tenneco Insurance Ventures (Delaware)................................   100
   Tenneco Minerals Company--California (Delaware)......................   100
   Tenneco Minerals Company--Nevada (Delaware)..........................   100
   Tenneco OCS Company, Inc. (Delaware).................................   100
   Tenneco Oil Company (Delaware).......................................   100
   Tenneco Polymers, Inc. (Delaware)....................................   100
    Tenneco Eastern Realty, Inc. (New Jersey)...........................   100

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company

  Subsidiaries of Tenneco Corporation

   Tenneco Power Generation Company (Delaware)...........................   100
    Orange Acquisition, Inc. (Delaware)..................................   100
     Orange Cogeneration Limited Partnership (Delaware Limited
      Partnership).......................................................  49.5
      (Orange Acquisition, Inc. owns 49.5% as a Limited Partner; CSW
      Orange, Inc., an unaffiliated company, owns    % as a Limited
      Partner; and Orange Cogeneration GP, Inc. owns    % as General
      Partner.)
    Orange Cogeneration GP II, Inc. (Delaware)...........................    50
     (Tenneco Power Generation Company owns 50%; and CSW Development-I,
     Inc., an unaffiliated company, owns 50%.)
     Orange Cogeneration G.P., Inc. (Delaware)...........................   100
    Polk Power GP II, Inc. (Delaware)....................................    50
     (Tenneco Power Generation Company owns 50% and CSW Development-I,
     Inc., an unaffiliated company, owns 50%.)
     Polk Power GP, Inc..................................................   100
    Tenneco Ethanol Company (Delaware)...................................   100
    Tenneco Ethanol Services Company (Delaware)..........................   100
    West Campus Cogeneration Company (Delaware)..........................   100
   Tennessee Overthrust Gas Company (Delaware)...........................   100
    Overthrust Pipeline Company (Delaware General Partner)...............    18
     (Tennessee Overthrust Gas Company owns an 18% general partnership interest; unaffiliated parties own 82% partnership interest)
  Tenneco Deepwater Gathering Company (Delaware).........................   100
  Tenneco Delta XII Gas Co., Inc. (Delaware).............................   100
  Tenneco East Corporation (Delaware)....................................   100
   Tenneco East Natural Gas L.P. (Delaware Limited Partnership)..........    99
    (Tenneco East Corporation, as Limited Partner, owns 99%; and East
    Tennessee Natural Gas Company, as General Partner, owns 1%.)
  Tenneco Energy Europe Inc. (Delaware)..................................   100
   Tenneco Energy Hungary Inc. (Delaware)................................    99
  Tenneco Energy Ltd. (Canada)...........................................   100
  Tenneco Energy Services Company (Delaware).............................   100
   GreyStar Corporation (Texas)..........................................    50
    (Tenneco Energy Services Company owns 50%, and unaffiliated parties own 50%. Tenneco Energy Services Company owns 1,135,294 shares of
    Series B Preferred Stock, $0.01 par value per share.)
   Tenneco Energy AIRCO Inc. (Delaware)..................................   100
   Tenneco Energy OGS Inc. (Delaware)....................................   100
   Tenneco Energy TEPSCO Inc. (Delaware).................................   100
  Tenneco Energy Inc. (Delaware).........................................   100
   Tenneco EIS Company (Delaware)........................................   100
    Tenneco EIS Canada Ltd. (Alberta)....................................   100

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company
  Subsidiaries of Tenneco Energy Inc.

   Tenneco Gas Transportation Company (Delaware)........................   100
  Tenneco Gas Canada, Ltd. (Ontario)....................................   100
  Tenneco Gas International Inc. (Delaware).............................   100
   Tenneco Energy China Inc. (Delaware).................................   100
   Tenneco Gas Brazil Corporation (Delaware)............................   100
    Tenneco Gas International Servicos do Brasil Ltda (Brazil)..........   100
   Tenneco Gas Chile Corporation (Delaware).............................   100
   Tenneco Energy International (East Asia/Pacific) Inc. (Delaware).....   100
   Tenneco Gas Services (Chile) Corporation (Delaware)..................   100
    Tenneco Gas Transportes S.A. (Chile)................................   100
   Tenneco Gas Latin America Inc. (Delaware)............................   100
  Tenneco Gas Louisiana Inc. (Delaware).................................   100
   Martin Exploration Company (Delaware)................................   100
  Tenneco Gas Production Corporation (Delaware).........................   100
  Tenneco Gas Properties Inc. (Delaware)................................   100
  Tenneco Gas Services, Inc. (Delaware).................................   100
  Tenneco Gas Supply Corporation (Delaware).............................   100
  Tenneco Gas Australia Inc. (Delaware).................................   100
   Tenneco Holdings Pty. Ltd. (Australia)...............................   100
    Sulawesi Energy Pty Ltd. (Australia)................................    50
     (Upon the acquisition of the Energy Equity subsidiaries
     contemplated for the South Sulawesi Project, Tenneco Holdings Pty.
     Ltd. will own 50%, and an unaffiliated company will own 50%.)
     PT Energi Sengkang (Indonesia).....................................    95
      (Upon the acquisition of the Energy Equity subsidiaries
      contemplated for the South Sulawesi Project, Sulawesi Energy Pty.
      Ltd. will own 95% and an unaffiliated company will own 5%.)
    Tenneco Energy Australia Pty. Limited (Australia)...................   100
     Tenneco Energy Queensland Pty. Limited (Australia).................   100
     Tenneco Energy South Australia Pty. Limited (Australia)............   100
    Tenneco Energy Operations and Maintenance Pty. Ltd. (Australia).....   100
     Energy Management Technical Systems Pty. Ltd. (Australia)..........    50
      (Upon the acquisition of the Energy Equity subsidiaries
      contemplated for the South Sulawesi Project, Tenneco Energy
      Operations and Maintenance Pty. Ltd. will own 50%, and an
      Unaffiliated company will own 50%.)
    Tenneco Sulawesi Gas Pty. Ltd. (Australia)..........................   100
     Energy Equity (Sengkang) Pty. Ltd. (Australia).....................    50
      (Upon the acquisition of the Energy Equity subsidiaries
      contemplated For the South Sulawesi Project, Tenneco Sulawesi Gas
      Pty. Ltd. will own 50%, and an unaffiliated company will own 50%.)

Subsidiaries of Tenneco Inc.
 Subsidiaries of Tennessee Gas Pipeline Company

  Tenneco International Inc. (Delaware)..................................   100
   Tenneco Nederland B.V. (Netherlands)..................................   100
   Tenneco Offshore Netherlands Company (Delaware).......................   100
  Tenneco Liquids Corporation (Delaware).................................   100
  Tenneco Marketing Services Company (Delaware)..........................   100
  Tenneco MTBE, Inc. (Delaware)..........................................   100
  Tenneco Midwest Corporation (Delaware).................................   100
   Tenneco Midwest Natural Gas L.P. (Delaware Limited Partnership).......    99
    (Tenneco Midwest Corporation, as Limited Partner, owns 99%; and
    Midwestern Gas Transmission Company, as General Partner, owns 1%.)
  Tenneco Pittsfield Corporation (Delaware)..............................   100
  Tenneco Portland Corporation (Delaware)................................   100
  Tenneco Realty, Inc. (Delaware)........................................   100
  Tenneco SNG Inc. (Delaware)............................................   100
  Tenneco Trinidad LNG, Inc. (Delaware)..................................   100
  Tenneco Ventures Bolivia Corporation (Delaware)........................   100
  Tenneco Ventures Corporation (Delaware)................................   100
  Tenneco Ventures Poland Corporation (Delaware).........................   100
  Tenneco Western Market Center Corporation (Delaware)...................   100
   The Western Market Center Joint Venture (Joint Venture)...............    50
    (Tenneco Western Market Center Corporation owns 50%; Entech Gas
    Ventures, Inc., an unaffiliated company, owns 15%; Questar WMC
    Corporation, an unaffiliated company, owns 25%; and Fuels WMC
    Corporation, an unaffiliated company, owns 10%.)
  Tenneco Western Market Center Service Corporation (Delaware)...........   100
  TennEcon Services, Inc. (Delaware).....................................   100
   Tenneco Energy Technology Consulting Services Inc. (Delaware).........   100
  Tennessee Gas Transmission Company (Delaware)..........................   100
  Tennessee/New England Pipeline Company (Delaware) (sale pending).......   100
  Tennessee Storage Company (Delaware)...................................   100
  Tennessee Trailblazer Gas Company (Delaware)...........................   100
  Ten Ten Parking Garage Inc. (Delaware).................................   100
  The Fontanelle Corporation (Louisiana).................................   100
   The F and E Oyster Partnership (Louisiana Partnership)................    64
    (The Fontanelle Corporation owns 64% as General Partner; and Expedite
    Oyster, Inc., an unaffiliated company, owns 36% as General Partner.)
  The LaChute Corporation (Louisiana)....................................   100

                                                                    EXHIBIT F TO
                                                          DISTRIBUTION AGREEMENT

                        AUTOMOTIVE/PACKAGING BUSINESSES
                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                                   (MILLIONS)

                                     COMBINED ACQUISITIONS
                                    -----------------------
                                                                   POST-
                                                                ACQUISITIONS TRANSACTION
                          COMPANY                PRO FORMA       PRO FORMA    PRO FORMA    PRO FORMA
                         HISTORICAL HISTORICAL* ADJUSTMENTS       COMBINED   ADJUSTMENTS   COMBINED
                         ---------- ----------- -----------     ------------ -----------   ---------
         ASSETS
         ------
Current assets:
 Cash and temporary
  cash investments......   $  129      $  2     $                  $  131      $    36 (e)  $  205
                                                                                    38 (f)
 Receivables............      829        74                           903         (113)(a)   1,044
                                                                                   182 (b)
                                                                                   (48)(c)
                                                                                   120 (d)
 Inventories............      820        46              6 (i)        872                      872
 Deferred income taxes..       28                                      28                       28
 Other current assets...      196         8                           204           (5)(c)     204
                                                                                     5 (e)
                           ------      ----     ----------         ------      -------      ------
   Total Current Assets.    2,002       130              6          2,138          215       2,353
                           ------      ----     ----------         ------      -------      ------
Goodwill and
 intangibles............      965                      384 (i)      1,349                    1,349
Other Assets............      808         9                           817            9 (c)     836
                                                                                    10 (g)
Plant, property and
 equipment, net.........    2,748       148            144 (i)      3,040           39 (c)   3,079
                           ------      ----     ----------         ------      -------      ------
   Total Assets.........   $6,523      $287     $      534         $7,344      $   273      $7,617
                           ======      ====     ==========         ======      =======      ======
 LIABILITIES AND EQUITY
 ----------------------
Current liabilities:
 Short-term debt........   $  530      $        $      638 (i)     $1,168      $(1,155)(g)  $   13
 Payables...............      622        28                           650          (23)(a)     629
                                                                                     2 (b)
  Other current
   liabilities..........      558        76                           634           17 (c)     651
                           ------      ----     ----------         ------      -------      ------
   Total Current
    Liabilities.........    1,710       104            638          2,452       (1,159)      1,293
                           ------      ----     ----------         ------      -------      ------
Long-term debt..........    1,573         1                         1,574          558 (g)   2,132
Deferred income taxes...      451                       (5)(i)        446           13 (b)     459
Deferred credits and
 other liabilities......      320        53             30 (i)        403           41 (e)     444
Minority interest.......      301                                     301                      301
                           ------      ----     ----------         ------      -------      ------
   Total Liabilities....    4,355       158            663          5,176         (547)      4,629
                           ------      ----     ----------         ------      -------      ------
Equity:
 Combined equity........    2,168       129           (129)(i)      2,168          (90)(a)      --
                                                                                   167 (b)
                                                                                   (22)(c)
                                                                                   120 (d)
                                                                                    38 (f)
                                                                                   607 (g)
                                                                                (2,988)(h)
 Common Stock...........       --        --                            --            2 (h)       2
 Paid-in Capital........       --        --                            --        2,986 (h)   2,986
 Retained Earnings......       --        --                            --           -- (h)      --
                           ------      ----     ----------         ------      -------      ------
   Total Liabilities and
    Equity..............   $6,523      $287     $      534         $7,344      $   273      $7,617
                           ======      ====     ==========         ======      =======      ======

--------
  * Certain amounts have been reclassified to conform to the Company's classification.

      See the accompanying Notes to Unaudited Pro Forma Combined Financial
                                  Statements.

                        AUTOMOTIVE/PACKAGING BUSINESSES

                       NOTES TO PRO FORMA BALANCE SHEET

(a) To reflect the settlement or capitalization of intercompany accounts receivable and payable with Tenneco affiliates pursuant to the Corporate Restructuring Transactions.
(b) To reflect the acquisition by the Company of certain receivables from Tenneco Credit Corporation, a Tenneco affiliate, in connection with the Merger.
(c) To reflect the allocation between the Company, Newport News and Tenneco of certain corporate assets and liabilities in connection with the Corporate Restructuring Transactions, the Distributions and the Merger.
(d) To reflect a $120 million receivable from El Paso pursuant to the Merger Agreement and Distribution Agreement for certain tax benefits to be realized as a result of the Debt Realignment.
(e) To reflect the transfer to the Company of insurance liabilities and the related portfolio of short-term cash investments and other assets previously held by Eastern Insurance Company Limited, a Tenneco affiliate, in connection with the Corporate Restructuring Transactions and the Merger.
(f) To reflect the cash contribution from Tenneco to the Company pursuant to the Cash Realignment provisions of the Distribution Agreement and Merger Agreement. The contribution of cash between Tenneco and the Company as part of the Cash Realignment may be adjusted by the sale of Energy Business receivables prior to the Merger Effective Time.
(g) To reflect adjustments to the Company's indebtedness for the pre-Distribution restructuring and refinancing of debt pursuant to the Debt Realignment. If the Debt Realignment had been consummated on June 30, 1996, on a pro forma basis, the Company would have had total long-term debt of $2,132 million, and short-term debt of $13 million. The total pro forma long-term debt includes $2,069 million of Company Public Debt ($1,950 million aggregate principal amount) assumed to be exchanged in the Debt Exchange Offers, which will be recorded based on the fair values of the Company Public Debt, and $63 million of long-term debt of Company subsidiaries. At this time, the Company and Tenneco cannot determine the ultimate amount of Tenneco Public Debt which will be exchanged by the applicable Tenneco Public Debt holders into Company Public Debt pursuant to the Debt Exchange Offers and such amount could vary significantly. For purposes of these pro forma adjustments, it is assumed that 100% of the Tenneco Public Debt subject to the Debt Exchange Offers will be exchanged for Company Public Debt pursuant to the Debt Exchange Offers. Tenneco expects to incur an extraordinary charge as a result of the Debt Realignment. Tenneco estimates that this cost will be approximately $300 million after-tax based on current market rates of interest. Certain other costs will also be incurred in connection with the Corporate Restructuring Transactions and the Distributions which Tenneco estimates will be approximately $100 million after tax. The effect on the Company's debt of these costs has been reflected in this pro forma adjustment. However, such charges have not been reflected in the pro forma income statement.
(h) To reflect the distribution of Company Common Stock to the holders of Tenneco Common Stock at an exchange ratio of one share of Company Common Stock for each share of Tenneco Common Stock.
(i) To reflect short-term debt issued to complete the Combined Acquisitions and the preliminary allocation of purchase price to the assets acquired and liabilities assumed related to the Combined Acquisitions. These purchase accounting adjustments for Clevite and Amoco Foam Products are based on preliminary estimates of fair values and will be adjusted when more complete evaluations of fair values are received. The preliminary allocations have been made solely for purposes of developing these Unaudited Pro Forma Combined Financial Statements.

                                   EXHIBIT G
                                       TO
                             DISTRIBUTION AGREEMENT

                            INDUSTRIAL SUBSIDIARIES

Subsidiaries of Industrial Company
Autopartes Walker, S.A. de C.V. (Mexico)............................. 99.98%
(Industrial Company owns 99.98% and Monroe Auto Equipment Company owns .02%)
  Counce Limited Partnership (Texas Limited Partnership)...............    95
    (Industrial Company owns 95%, as Limited Partner; and Tenneco
    Packaging, Inc. owns 5%, as General Partner)
    Counce Finance Corporation (Delaware)..............................   100
  Deline Box & Display, Inc. (Delaware)................................   100
  Monroe Auto Equipment Company (Delaware).............................   100
    Autopartes Walker, S.A. de C.V. (Mexico)...........................  0.02
      (Industrial Company owns 99.98%; Monroe Auto Equipment Company owns 0.02%)
    Beijing Monroe Automobile Shock Absorber Company Ltd (China).......    51
      (Monroe Auto Equipment Company owns 51%; and Beijing Automotive
      Industry Corporation, an unaffiliated company, owns 49%)
    Consorcio Terranova S.A. de C.V. (Mexico)
      (Monroe Auto Equipment Company owns 99.99%; and Josan
      Latinamericana S.A. de C.V., an unaffiliated company, owns 0.01%)
    McPherson Strut Company Inc. (Delaware)............................   100
    Monroe Auto Equipement France, S.A. (France).......................   100
      Monroe Europe Coordination Center N.V. (Belgium).................   0.1
        (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto Equipement
         France, S.A. owns 0.1%)
      Monroe Packaging N.V. (Belgium)..................................   0.1
        (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto Equipement
        France, S.A. owns 0.1%)
      Tenneco Automotive Italia S.r.l. (Italy).........................    15
        (Monroe Auto Equipment Company owns 85%; and Monroe Auto
        Equipement France, S.A. owns 15%)
    Monroe Auto Pecas S.A. (Brazil)....................................  2.82
      (Monroe Auto Equipment Company owns 2.82%; Monroe do Brasil
      Industria e Comercio Ltda. Owns 82.71%; and Monteiro Aranha S/A,
      an unaffiliated company, owns 14.47%)
    Monroe-Mexico S.A. de C.V. (Mexico)................................ 99.99
      (Monroe Auto Equipment Company owns 99.99%; and Industrial
      Company owns 0.01%)
    Precision Modular Assembly Corp. (Delaware)........................   100
    Rancho Industries Europe B.V. (Netherlands)........................   100
    Tenneco Automotive Foreign Sales Corporation Limited (Jamaica).....    99
      (Monroe Auto Equipment Company owns 99%; and Industrial Company owns 1%)
    Tenneco Automotive International Sales Corporation (Delaware) (In
     Dissolution)......................................................   100
    Tenneco Automotive Italia S.r.l. (Italy)...........................    85
      (Monroe Auto Equipment Company owns 85%; and Monroe Auto
      Equipement France, S.A. owns 15%)
    Tenneco Automotive Japan Ltd. (Japan)..............................   100
  Monroe-Mexico S.A. de C.V. (Mexico)..................................  0.01
    (Industrial Company owns 0.01%; and Monroe Auto Equipment Company owns 99.99%)

Subsidiaries of Industrial Company
 Omni-Pac GmbH (Germany)...............................................     1
 (Tenneco Deutschland Holdinggesellschaft mbH owns 99%; and
    Industrial Company owns 1%)
  Omni-Pac S.A.R.L. (France)............................................    97
    (Omni-Pac GmbH owns 3%; and Industrial Company owns 97%)
  Tenneco Asia Inc. (Delaware)..........................................   100
    Tenneco Automotive Foreign Sales Corporation Limited (Jamaica)......     1
    (Industrial Company owns 1%; and Monroe Auto Equipment Company owns
     99%)
  Tenneco Automotive Trading Company (Delaware).........................   100
  Tenneco Brake, Inc. (Delaware)........................................   100
  Tenneco Brazil Ltda. (Brazil).........................................   100
    Monroe do Brazil Industria e Comercio Ltda. (Brazil)................   100
    Monroe Auto Pecas S.A. (Brazil)..................................... 82.71
    (Monroe do Brazil Industria e Comercio Ltda. Owns 82.71%; Monroe
        Auto Equipment Company owns 2.82%; and Monteiro Aranha S/A, an unaffiliated company owns 14.47%)
  Tenneco Business Services Inc. (Delaware).............................   100
    Tenneco Technology Services Inc. (Delaware).........................   100
  Tenneco Deutschland Holdinggesellschaft mbH (Germany)................. 99.97
    (Industrial Company owns 99.97%; and Atlas Bermoegensverwaltung, an unaffiliated company, owns 0.03%)
    GILLET Unternehmesverwaltungs (Germany).............................   100
      Heinrich Gillet GmbH & Co. KG (Germany)...........................   0.1
        (GILLET Unternehmesverwaltungs GmbH owns 0.1%; and Tenneco
        Deutschland Holdinggesellschaft mbH owns 99.9%)
    Heinrich Gillet GmbH & Co. KG (Germany).............................  99.9
      (Tenneco Deutschland Holdinggesellschaft mbH owns 99.9%; and
      GILLET Unternehmesverwaltungs GmbH owns 0.1%)
      Gillet-Abgassysteme Zwickau Gmbh (Germany)........................   100
      Mastra-Gillet Industria e Comercio Ltda. (Brazil).................    50
        (Heinrich Gillet GmbH & Co. KG owns 50%; and Mastra Industria e
        Comercio Ltda., an unaffiliated company, owns 50%)
    Monroe Auto Equipment GmbH (Germany)................................   100
    Omni-Pac Ekco GmbH Verpackungsmittel (Germany)......................   100
      Omni-Pac Poland Sp. z o.o. (Poland)...............................   100
      PCA Embalajes Espana, S.L. (Spain)................................     1
        (Omni-Pac Ekco GmbH Verpackungsmittel owns 1%; and PCA
        Verpackungsmittel GmbH owns 99%)
    Omni-Pac GmbH (Germany).............................................    99
      (Tenneco Deutschland Holdinggesellschaft mbH owns 99%; and
      Industrial Company owns 1%)
      Omni-Pac ApS (Denmark)............................................   100
      Omni-Pac A.B. (Sweden)............................................   100
      Omni-Pac S.A.R.L. (France)........................................     3
        (Omni-Pac GmbH owns 3%; and Industrial Company owns 97%)

Subsidiaries of Industrial Company
Subsidiaries of Tenneco Deutschland Holdinggesellschaft mbH
    Walker Deutschland GmbH (Germany)....................................    99
    (Tenneco Deutschland Holdinggesellschaft mbH owns 99%; and Industrial
    Company
    owns 1%)
    Walker Gillet (Europe) GmbH (Germany)................................   100
  Tenneco Hexacomb Acquisition Inv. (Delaware)...........................   100
  Tenneco Inc. (Nevada)..................................................   100
  Tenneco International Holding Corp. (Delaware).........................   100
    Monroe Australia Pty. Limited (Australia)............................   100
      Monroe Springs (Australia) Pty. Ltd. Australia)....................   100
      Monroe Superannuation Pty. Ltd. (Australia)........................   100
      Walker Australia Pty. Limited (Australia)..........................   100
    S.A. Monroe Europe N.V. (Belgium)....................................   100
      Borusan Amortisor Imalat Ve Ticaret A.S. (Turkey).................. 16.67
        (S.A. Monroe Europe N.V. owns 16.67%; Borusan Holding AS, an unaffiliated company, owns 83.03%; and various unaffiliated individual stockholders own 0.3%)
      Monroe Europe Coordination Center N.V. (Belgium)...................  99.9
        (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto Equipement
        France, S.A. owns 0.1%)
      Monroe Europe (UK) Limited (United Kingdom)........................    18
        (S.A. Monroe Europe N.V. owns 18%; and Tenneco United Kingdom
        Holdings Limited owns 82%)
      Monroe Packaging N.V. (Belgium)....................................  99.9
        (S.A. Monroe Europe N.V. owns 99.9%; and Monroe Auto Equipement
        France, S.A. owns 0.1%)
    Tenneco Canada Inc. (Ontario)........................................ 51.28
      (Tenneco International Holding Corp. Owns 100% of the issued and outstanding Common Stock, 51.28% of total equity; and Tenneco
      United Kingdom Holdings Limited owns 100% of the Class A Stock,
      48.72% of total equity)
      98174 Ontario Limited (Ontario)....................................   100
      Tenneco Canada Wholesale Finance Company (Alberta).................   100
      Tenneco Credit Canada Corporation (Alberta)........................   100
    Tenneco Espana Holdings, Inc. (Delaware).............................   100
      Monroe Springs (New Zealand) Pty. Ltd. (New Zealand)...............   100
        Tenneco Espana S.A. (Spain)......................................   100
        Gillet Iberica, S.A. (Spain).....................................   100
        Manufacturas Fonos, S.L. (Spain).................................   100
        Omni-Pac Embalajes S.A. (Spain)..................................   100
      Thibault Investments Limited (Mauritius)...........................   100
        Hydraulics Limited (India).......................................    51
        (Thibault Investments Limited owns 51% and Bangalore Union
        Services Limited, an unaffiliated company, owns 49%)
    Tenneco Holdings Danmark A/S (Denmark)...............................   100

Subsidiaries of Industrial Company
Subsidiaries of Tenneco International Holding Corp.

    Subsidiaries of Tenneco Holdings Danmark A/S

      Gillet Exhaust Technologie (Proprietary) Limited (South Africa)....... 100
      Gillet Lazne Belohrad, s.r.o. (Republic of Czechoslovakia)............ 100
      Heinrich Gillet Portuguesa--Sistemas de Escape, Lda. (Portugal)....... 100
      Walker Danmark A/S (Denmark).......................................... 100
      Walker Inapal Escapes, S.A. (Portugal)................................  90
        (Tenneco Holdings Danmark A/S owns 90%; Inapal, Industria Nacional de Acessorios Para Automoveis, SA, an unaffiliated company, owns
        9.99%; and Walker Danmark A/S owns 0.01%)
  Walker France S.A. (France)............................................... 100
      Constructions Metallurgiques de Wissembourg--Wimetal (France)......... 100
        Societe Europeenne des Ensembles-Montes (France).................... 100
      Gillet Tubes Technologies G.T.T. (France)............................. 100
    Walker Sverige A.B. (Sweden)............................................ 100
  Tenneco Management Company (Delaware)..................................... 100
  Tenneco Packaging Inc. (Delaware)......................................... 100
    A&E Plastics, Inc. (Delaware)........................................... 100
    Alupak A.G. (Switzerland)............................................... 100
    American Cellulose Corporation (Delaware)...............................  50
      (Tenneco Packaging Inc. owns 50%; and Larry E. Homan, an unaffiliated individual,
      owns 50%)
    The Corinth and Counce Railroad Company (Mississippi)................... 100
      Marinette, Tomahawk & Western Railroad Company (Wisconsin)............ 100
      Valdosta Southern Railroad Company (Florida).......................... 100
    Counce Limited Partnership (Texas Limited Partnership)..................   5
      (Industrial Company owns 95%, as Limited Partner; and Tenneco
      Packaging Inc. owns 5%, as General Partner)
    Dahlonega Packaging Corporation (Delaware).............................. 100
    Dixie Container Corporation (Virginia).................................. 100
    Dixie Convoy Corporation (North Carolina)............................... 100
    Dongguan PCA Packaging Co., Ltd. (Peoples Republic of China)............  50
      (Tenneco Packaging Inc. owns 50%; and Dongguan Dong Ya Color Printing
      & Packaging Factory, an unaffiliated company, owns 50%)
    EKCO Products, Inc. (Illinois).......................................... 100
    E-Z Por Corporation (Delaware).......................................... 100
    Hexacomb Corporation (Illinois)......................................... 100
      Hexacomb International Sales Corporation (U.S. Virgin Islands)........ 100
    Packaging Corporation of America (Nevada)............................... 100
    PCA Box Company (Delaware).............................................. 100

Subsidiaries of Industrial Company
  Subsidiaries of Tenneco Packaging Inc.

    PCA-Budafok (Kartongyar) Kft. (Hungary)..............................   100
    PCA Hydro, Inc. (Delaware)...........................................   100
    PCA Leasing Company (Delaware).......................................   100
    PCA Romania Srl (Romania)............................................    50
      (Tenneco Packaging Inc. owns 50%; and Kraftcorr Inc., an
      unaffiliated company owns 50%)
    PCA Tomahawk Corporation (Delaware)..................................   100
    PCA Valdosta Corporation (Delaware)..................................   100
    PCA Verpackungsmittel GmbH (Germany).................................   100
      PCA Embalajes Espana S.L. (Spain)..................................    99
        (PCA Verpackungsmittel GmbH owns 99%; and Omni-Pac Ekco GmbH
        Verpackungsmittel owns 1%)
    PCA West Inc. (Delaware).............................................   100
      Coast-Packaging Company (California General Partnership)...........    50
        (PCA West Inc. owns 50%, as General Partner; and J. G. Haddy
        Sales Company, an unaffiliated company, owns 50%, as General
        Partner)
    Pressware International, Inc. (Delaware).............................   100
    Revere Foil Containers, Inc. (Delaware)..............................   100
    Tenneco Packaging-Romania S.R.L. (Romania)...........................   100
    Tenneco Plastics Company (Delaware)..................................   100
    798795 Ontario Limited (Ontario).....................................   100
      PCA Canada Inc. (Ontario)..........................................   100
  Tenneco Romania Holdings Inc. (Delaware)...............................   100
  Tenneco United Kingdom Holdings Limited (Delaware).....................   100
    Monroe Europe (UK) Limited (United Kingdom)..........................    82
      (Tenneco United Holdings Limited owns 82%; and S.A. Monroe Europe
      N.V.
      owns 18%)
    Omni-Pac U.K. Limited (United Kingdom)...............................   100
    Packaging Corporation of America (UK) Limited (Scotland).............   100
      Alpha Products (Bristol Limited) (United Kingdom)..................   100
      Calendered Plastics Limited (United Kingdom).......................   100
      Delyn Packaging Limited (United Kingdom)...........................   100
      Penlea Plastics Limited (United Kingdom)...........................   100
      Polbeth Packaging Limited (Scotland)...............................   100
        Brucefield Plastics Limited (Scotland)...........................   100
        Polbeth Packaging (Corby) Limited (Scotland).....................   100
    Tenneco Canada Inc. (Ontario)........................................ 48.72
      (Tenneco United Kingdom Holdings Limited owns 100% of the Class A
      Stock, 48.72% of total equity; and Tenneco International Holding
      Corporation owns 100% of the issued and outstanding common stock,
      51.28% of total equity)
    Tenneco Europe Limited (Delaware)....................................   100
      Tenneco Asia Limited (United Kingdom)..............................   100

Subsidiaries of Industrial Company
    Subsidiaries of Tenneco United Kingdom Holdings Limited

    Tenneco International Finance Limited (United Kingdom)...............   100

      Tenneco International Finance B.V. (Netherlands)...................   100
    Tenneco Management (Europe) Limited (United Kingdom).................   100
    Tenneco Packaging (UK) Limited (United (Kingdom).....................   100
    Tenneco West Limited (United Kingdom)................................   100
    Thompson and Stammers Dunmow (Number 6) Limited (United Kingdom).....   100
    Thompson and Stammers Dunmow (Number 7) Limited (United Kingdom).....   100
    Thompson and Stammers Dunmow (Number 8) Limited (United Kingdom).....   100
    Walker Limited (United Kingdom)......................................   100
      Gillet Exhaust Manufacturing Limited (United Kingdom)..............   100
      Gillet Pressings Cardiff Limited (United Kingdom)..................   100
      Gillet Torsmaskiner UK Limited (United Kingdom)....................    50
        (Walker Limited owns 100 A Ordinary Shares, 50% of total equity;
        and AB Torsmaskiner, an unaffiliated company, owns 100 B Ordinary
        Shares, 50% of total equity)
        Exhaust Systems Technology Limited (United Kingdom).............. 99.99
        (Gillet Torsmaskiner UK Limited owns 99.99%; and Heinrich Gillet
        Gmbh & Co. KG & AB Torsmaskiner, an unaffiliated company owns
        0.01%)
      Walker UK Ltd. (United Kingdom)....................................   100
        J.W. Hartley (Motor Trade) Limited (United Kingdom)..............   100
        Tenneco--Walker (UK) Limited (United Kingdom)....................   100
  Walker Deutschland GmbH (Germany)......................................     1
    (Industrial Company owns 1%; and Tenneco Deutschland
    Holdinggesellsschaft mbH owns 99%) Walker Europe, Inc. (Delaware)....   100
  Walker Electronic Mufflers, Inc. (Delaware)............................   100
    Walker Noise Cancellation Technologies (New York Partnership)........   100
      (Walker Electronic Mufflers, Inc. owns 50% as General Partner; and
      Expedite Oyster, Inc., an unaffiliated company, owns 50% as General
      Partner)
  Walker Manufacturing Company (Delaware)................................   100
    Ced's Inc. (Illinois)................................................   100
  Walker Norge A/S (Norway)..............................................   100

                                                                    EXHIBIT 10.3


                                   EXHIBIT H
                                      TO
                            DISTRIBUTION AGREEMENT

                              INSURANCE AGREEMENT

  This Insurance Agreement (the "AGREEMENT") is made and entered into as of
this      day of      , 1996, by and among Tenneco Inc., a Delaware
corporation ("TENNECO"), New Tenneco Inc., a Delaware corporation ("INDUSTRIAL COMPANY") and Newport News Shipbuilding Inc., a Delaware corporation ("SHIPBUILDING COMPANY").

  WHEREAS, Tenneco, Industrial Company and Shipbuilding Company have entered
into that certain Distribution Agreement, dated as of               , 1996
(the "DISTRIBUTION AGREEMENT"), pursuant to which (i) Tenneco and its Subsidiaries shall cause to be consummated the Corporate Restructuring Transactions in order to restructure, divide and separate their existing businesses and assets so that (a) the Industrial Assets and Industrial Business shall be owned, controlled and operated, directly or indirectly, by the Industrial Company, and (b) the Shipbuilding Assets and Shipbuilding Business shall be owned, controlled and operated, directly or indirectly, by the Shipbuilding Company, and (ii) Tenneco shall distribute on the Distribution Date all of the outstanding capital stock of Industrial Company and Shipbuilding Company as a dividend to the holders of shares of the common stock, par value $5.00 per share, of Tenneco upon the terms and subject to the conditions set forth in the Distribution Agreement;

  WHEREAS, Tenneco, its Subsidiaries and their respective predecessors have historically maintained various Policies for the benefit or protection of one or more of the Energy Covered Persons, Industrial Covered Persons and Shipbuilding Covered Persons;

  WHEREAS, in connection with the transactions contemplated by the Distribution Agreement, Tenneco, Industrial Company and Shipbuilding Company have determined that it is necessary and desirable to provide for the respective continuing rights and obligations in respect of said Policies from and after the Distribution Date; and

  WHEREAS, pursuant to the Distribution Agreement the parties hereto have agreed to enter into this Agreement.

  NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  1.1 General. Unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

  "AGREEMENT" shall mean this Insurance Agreement, dated as of        , 1996,
by and among Tenneco, Industrial Company and Shipbuilding Company, including any amendments hereto and each Schedule attached hereto.

  "CLAIMS ADMINISTRATION" shall mean, with respect to any Policy, the processing of claims made under such Policy, including, without limitation, the reporting of losses or claims to insurance carriers and the management, defense and settlement of claims.

  "CLAIMS DEPOSIT" shall mean the amount of funds, as of the Distribution Date, maintained by Tenneco on deposit for the benefit of the insurance carriers under the Retained Policies.

  "CLAIMS-MADE" shall mean, with respect to any Policy, coverage provided by such Policy for claims made during a period specified therein.

  "CLAIMS-MADE POLICIES" shall mean those current and past Policies which are Claims-Made in nature, including but not limited to those Policies identified on SCHEDULE A hereto, which show Tenneco or any of its predecessors as the named insured, but excluding (i) any directors' and officers' liability insurance policies which are or were maintained by or on behalf of Tenneco,
(ii) the Exclusive Policies, and (iii) the Retained Policies.

  "COMMON POLICIES" shall mean the Claims-Made Policies, Occurrence-Based Policies, Eastern Policies and Retained Policies.

  "CONSENT" shall have the meaning set forth in Section 2.3 hereof.

  "CORPORATE RESTRUCTURING TRANSACTIONS" shall have the meaning set forth in the Distribution Agreement.

  "COVERED PERSONS" shall mean (i) with respect to Tenneco, the Energy Covered Persons, (ii) with respect to Industrial Company, the Industrial Covered Persons, and (iii) with respect to Shipbuilding Company, the Shipbuilding Covered Persons.

  "CURRENT CLAIMS-MADE POLICIES" shall mean the Claims-Made Policies in effect as of the Distribution Date, which Policies are set forth on SCHEDULE A hereto.

  "CURRENT OCCURRENCE-BASED POLICIES" shall mean the Occurrence-Based Policies in effect as of the Distribution Date, which Policies are set forth on SCHEDULE B hereto.

  "DISTRIBUTION AGREEMENT" shall mean that certain Distribution Agreement,
dated as of               , 1996, by and among Tenneco, Industrial Company and
Shipbuilding Company, including any amendments, exhibits and schedules thereto.

  "DISTRIBUTION DATE" shall have the meaning set forth in the Distribution Agreement.

  "EASTERN POLICIES" shall mean the Policies identified on SCHEDULE C hereto, which Policies show a member of the Energy Group as the named insured, together with any predecessor policies thereto.

  "ENERGY" shall mean, when unqualified, the Energy Assets, Energy Liabilities and/or Energy Business.

  "ENERGY BUSINESS" shall have the meaning set forth in the Distribution Agreement.

  "ENERGY COVERED PERSON" shall mean each member of the Energy Group and any other Person, in each case to the extent any Policy addressed herein purports to provide insurance coverage in respect of any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages or expenses incurred by such Person arising out of, in connection with or otherwise related to Energy.

  "ENERGY GROUP" shall have the meaning set forth in the Distribution
Agreement.

  "ENERGY LIABILITIES" shall have the meaning set forth in the Distribution Agreement.

  "EXCLUSIVE POLICIES" shall mean the Tenneco Exclusive Policies, Industrial Exclusive Policies and Shipbuilding Exclusive Policies.

  "GROUP" shall have the meaning set forth in the Distribution Agreement.

  "INDUSTRIAL" shall mean, when unqualified, the Industrial Assets, Industrial Liabilities, Prior Industrial Businesses and/or Industrial Business.

  "INDUSTRIAL ASSETS" shall have the meaning set forth in the Distribution Agreement.

  "INDUSTRIAL BUSINESS" shall have the meaning set forth in the Distribution Agreement.

  "INDUSTRIAL COVERED PERSON" shall mean each member of the Industrial Group and any other Person, in each case to the extent any Policy addressed herein purports to provide insurance coverage in respect of any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages or expenses incurred by such Person arising out of, in connection with or otherwise related to Industrial.

  "INDUSTRIAL EXCLUSIVE POLICIES" shall mean all current and past Policies which show Industrial Company, any other member of the Industrial Group or any of their respective predecessors as the named insured and do not purport to relate to Energy or Shipbuilding or to cover any Energy Covered Person or Shipbuilding Covered Person, but excluding any Retained Policy.

  "INDUSTRIAL GROUP" shall have the meaning set forth in the Distribution Agreement.

  "INDUSTRIAL LIABILITIES" shall have the meaning set forth in the Distribution Agreement.

  "INSURANCE ADMINISTRATION" shall mean, with respect to any Policy, the accounting for premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of such Policy, and the distribution of Insurance Proceeds.

  "INSURANCE PROCEEDS" shall mean those monies, net of any applicable premium adjustment, deductible, retention or similar cost paid or held by or for the benefit of an insured party which are either (i) received by an insured from an insurance carrier, or (ii) paid by an insurance carrier on behalf of an insured.

  "LETTERS OF CREDIT" shall have the meaning set forth in Section 7.1 hereof.

  "MERGER AGREEMENT" shall have the meaning set forth in the Distribution Agreement.

  "OCCURRENCE-BASED" shall mean, with respect to any Policy, coverage provided by such Policy for acts, omissions, damages or injuries which occur or are alleged to have occurred during a period specified in such Policy.

  "OCCURRENCE-BASED POLICIES" shall mean those current and past Policies which are Occurrence-Based in nature, including but not limited to those policies identified on SCHEDULE B hereto, which show Tenneco or any of its predecessors as the named insured, but excluding (i) any directors' and officers' liability policies which are or were maintained by or on behalf of Tenneco, (ii) the Exclusive Policies, (iii) the Retained Policies, and (iv) the Eastern Policies.

  "OTHER CLAIMS-MADE POLICIES" shall mean the Claims-Made Policies other than the Transferred Claims-Made Policies.

  "OTHER OCCURRENCE-BASED POLICIES" shall mean the Occurrence-Based Policies other than the Transferred Occurrence-Based Policies.

  "PERSON" shall have the meaning set forth in the Distribution Agreement.

  "POLICIES" means insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bond and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

  "PRIOR INDUSTRIAL BUSINESSES" shall have the meaning set forth in the Distribution Agreement.

  "PRIOR SHIPBUILDING BUSINESSES" shall have the meaning set forth in the Distribution Agreement.

  "RETAINED POLICIES" shall mean the Policies identified on SCHEDULE D hereto, together with all other current and past primary, workers' compensation, automobile liability and general liability (including products liability) Policies showing Tenneco, any other member of the Energy Group or any of their respective predecessors as the insured party and which are cost plus, fronting, high deductible or retrospective premium programs but excluding the Eastern Policies.

  "SHIPBUILDING" shall mean, when unqualified, the Shipbuilding Assets, Shipbuilding Liabilities, Prior Shipbuilding Businesses and/or Shipbuilding Business.

  "SHIPBUILDING ASSETS" shall have the meaning set forth in the Distribution Agreement.

  "SHIPBUILDING BUSINESS" shall have the meaning set forth in the Distribution Agreement.

  "SHIPBUILDING COVERED PERSON" shall mean each member of the Shipbuilding Group and any other Person, in each case to the extent any Policy addressed herein purports to provide insurance coverage in respect of any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages or expenses incurred by such Person arising out of, in connection with or otherwise related to Shipbuilding.

  "SHIPBUILDING EXCLUSIVE POLICIES" shall mean all current and past Policies which show Shipbuilding Company, any other member of the Shipbuilding Group or any of their respective predecessors as the named insured and do not purport to relate to Energy or Industrial or to cover any Energy Covered Person or Industrial Covered Person, but excluding any Retained Policy.

  "SHIPBUILDING GROUP" shall have the meaning set forth in the Distribution Agreement.

  "SHIPBUILDING LIABILITIES" shall have the meaning set forth in the Distribution Agreement.

  "SUBSIDIARY" shall have the meaning set forth in the Distribution Agreement.

  "TENNECO EXCLUSIVE POLICIES" shall mean all current and past Policies, including but not limited to the current Policies set forth on SCHEDULE E hereto, which show Tenneco, any other member of the Energy Group or any of their respective predecessors as the named insured and do not purport to relate to Shipbuilding or Industrial or to cover any Shipbuilding Covered Person or Industrial Covered Person, excluding (i) any directors' and officers' liability policies which are or were maintained by or on behalf of Tenneco, and (ii) any Retained Policy.

  "TERMINATION TIME" shall mean 11:59 p.m., Houston, Texas time, on the Distribution Date.

  "TRANSFERRED CLAIMS-MADE POLICIES" shall have the meaning set forth in
Section 2.2 hereof.

  "TRANSFERRED OCCURRENCE-BASED POLICIES" shall have the meaning set forth in
Section 2.1 hereof.

  "TRANSFERRED POLICIES" shall have the meaning set forth in Section 2.3 hereof.

  1.2 References. References herein to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections, respectively, of this Agreement.

                                  ARTICLE II

          SUBSTITUTION OF NAMED INSUREDS AND CANCELLATION OF POLICIES

  2.1 Current Occurrence-Based Policies. On or prior to the Distribution Date, Tenneco shall take or cause to be taken all necessary or appropriate action
(i) so that the Industrial Company is substituted as the named insured under those Current Occurrence-Based Policies identified on SCHEDULE 2.1-A hereto (the "TRANSFERRED OCCURRENCE-BASED POLICIES"), effective as of the Termination Time, and (ii) to cause the Current Occurrence-Based Policies identified on
SCHEDULE 2.1-B hereto to be cancelled as of, and to afford no further coverage to the insureds thereunder except as otherwise contemplated by this Agreement from and after, the Termination Time. Industrial Company agrees to be substituted as a named insured under the Transferred Occurrence-Based Policies and to execute such further documents as Tenneco may reasonably request in connection therewith.

  2.2 Current Claims-Made Policies. On or prior to the Distribution Date, Tenneco shall take or cause to be taken all necessary or appropriate action
(i) so that the Industrial Company is substituted as the named insured under those Current Claims-Made Policies identified on SCHEDULE 2.2-A hereto (the "TRANSFERRED CLAIMS-MADE POLICIES"), effective as of the Termination Time, and
(ii) to cause the Current Claims-Made Policies identified on SCHEDULE 2.2-B hereto to be cancelled as of, and to afford no further coverage to the insureds thereunder except as otherwise contemplated by this Agreement from and after, the Termination Time. Industrial Company agrees to be substituted as a named insured under the Transferred Claims-Made Policies and to execute such further documents as Tenneco may reasonably request in connection therewith.

  2.3 Consent. Tenneco and Industrial Company shall each use its best efforts to obtain prior to the Distribution Date the consent of each insurance carrier under the Transferred Occurrence-Based Policies and the Transferred Claims-Made Policies (collectively, the "TRANSFERRED POLICIES") that is required to consummate the transactions contemplated by Sections 2.1 and 2.2 hereof (each, a "CONSENT"), it being understood that if Consent to such transactions is not received as contemplated by this Section 2.3 with respect to any Policy, such Policy shall nonetheless be considered and treated as a Transferred Claims-Made Policy or Transferred Occurrence-Based Policy, as the case may be, for purposes of this Agreement.

  2.4 No Transfer of Certain Policies. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to substitute Industrial Company as the named insured under any Transferred Policy without Consent thereto if such substitution or attempt to substitute without such Consent would constitute a breach of such Transferred Policy. If Consent to such substitution is not obtained prior to the Distribution Date, Tenneco and Industrial Company agree to negotiate in good faith an arrangement which shall place the Industrial Company, insofar as reasonably possible, in the same position as would have existed had such Consent to substitution been obtained prior to the Distribution Date.

                                  ARTICLE III

                                   COVERAGE

  3.1 Maintenance of Coverage Through Distribution Date. From the date hereof up to the Termination Time, the parties hereto agree to maintain (and to cause each member of their respective Groups over which they have legal or effective direct or indirect control to maintain) in full force and effect the Occurrence-Based Policies, Claims-Made Policies, Eastern Policies and Retained Policies for the benefit of any Energy Covered Person, Industrial Covered Person and Shipbuilding Covered Person to which such Policies by their terms relate.

  3.2 Coverage Under Occurrence-Based Policies.

  (a) Termination of Coverage Under Transferred Occurrence-Based Policies. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Transferred Occurrence-Based Policy, effective as of the Termination Time coverage under the Transferred Occurrence-Based Policies shall be terminated (it being understood that such Transferred

Occurrence-Based Policies shall nonetheless remain in full force and effect) so that none of the Transferred Occurrence-Based Policies shall afford any further coverage to any Energy Covered Person or Shipbuilding Covered Person for occurrences which take place or are alleged to have taken place after the Termination Time. From and after the Termination Time, coverage under any Transferred Occurrence-Based Policy may, at the option of Industrial Company, continue for any Industrial Covered Person upon the terms and conditions of such Transferred Occurrence-Based Policy.

  (b) Termination of Coverage Under Other Occurrence-Based Policies. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Other Occurrence-Based Policy, effective as of the Termination Time coverage under the Other Occurrence-Based Policies shall be terminated so that none of the Other Occurrence-Based Policies shall afford any further coverage to any Energy Covered Person, Industrial Covered Person or Shipbuilding Covered Person for occurrences which take place or are alleged to have taken place after the Termination Time.

  (c) Access to Policies Following Termination Time. Notwithstanding the provisions of Sections 3.2(a) and 3.2(b) hereof, from and after the Termination Time each Energy Covered Person, Industrial Covered Person and Shipbuilding Covered Person shall have the right to coverage and to make or pursue a claim for coverage under any Occurrence-Based Policy with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages and expenses incurred or claimed to have been incurred prior to the Termination Time by such Covered Person in or in connection with the operation of, or otherwise related to, (i) Energy, with respect to any Energy Covered Person, (ii) Industrial, with respect to any Industrial Covered Person, or (iii) Shipbuilding, with respect to any Shipbuilding Covered Person, in each case subject to the terms, conditions and limitations of such Occurrence-Based Policy, provided, however, that nothing in this Section 3.2(c) shall be deemed to constitute or reflect an assignment of any such Occurrence-Based Policy.

  (d) Policy Limits. Any Energy Covered Person, Industrial Covered Person or Shipbuilding Covered Person entitled hereunder to make or pursue a claim for insurance coverage under an Occurrence-Based Policy may claim for such insurance as and to the extent that such insurance is available up to the full extent of the applicable limits of liability under such Occurrence-Based Policy. Notwithstanding the foregoing, each of Tenneco, Industrial Company and Shipbuilding Company shall, to the extent any of its respective Covered Persons shall have exhausted all or any portion of the limits of liability, if any, under any Occurrence-Based Policy, use its best efforts to either (i) obtain and comply in full with the conditions required to effect the reinstatement of the full limits of liability under such Occurrence-Based Policy for all claims which would be covered thereby absent such exhaustion (including any pending or known claims) and be responsible for and pay all costs and expenses, including the amount of any resultant increase in the premium charged in respect of such Occurrence-Based Policy or any renewal thereof, in connection therewith, or (ii) obtain and maintain in full force and effect a Policy in replacement of the limits of liability exhausted under such Occurrence-Based Policy for all claims which would be covered thereby absent such exhaustion (including any pending or known claims), and be responsible for and pay all costs and expenses in connection therewith, which Policy shall provide at least the same coverage, and contain terms and provisions which are no less favorable to the insured parties, as existed under the Occurrence-Based Policy in respect of which such replacement is obtained, provided, however, that no party hereto shall be required to expend more than an amount equal to 350% of the original premium paid with respect to the portion of the limits of liability under such Occurrence-Based Policy (determined on a pro rata basis) exhausted by such party's respective Covered Persons to obtain reinstatement or a replacement Policy as contemplated hereby, it being understood that each party hereto shall nonetheless be required to obtain the maximum amount of reinstatement or replacement coverage available for such 350% premium amount in accordance with the terms and provisions of clauses (i) or (ii) hereof, as applicable. If at any time a party (an "Impairing Party") hereto becomes aware (such party being deemed to be aware whenever any of the directors or executive officers of such party or any other member of its respective Group become aware) of a claim or potential claim against any of such Impairing Party's respective Covered Persons which claim is reasonably likely to exhaust (but has not yet exhausted) all or any portion of the aggregate limits of liability, if any, under any Occurrence-Based Policy (a "Potential Impairment"), such Impairing Party shall promptly provide notice of such Potential Impairment to the other parties hereto. Such Impairing Party shall have five business days after providing such notice to elect to, at that time, either secure reinstatement of the limits of liability under such Occurrence-Based Policy (to the extent provided for therein) or purchase a Policy in replacement of such limits of liability (in each case in accordance with the terms and provisions of the second preceding sentence) in respect of such Potential Impairment (but shall not be required to so elect at such time). If such Impairing Party does not timely elect to secure reinstatement or replacement coverage, then either or both of the other parties hereto may elect to reinstate the limits of liability under such Occurrence-Based Policy (to the extent provided for therein) and pay all expenses incurred in connection therewith, provided, however, that if such Potential Impairment actually occurs, the Impairing Party shall reimburse the other parties for any fees and expenses incurred by such parties in connection with such reinstatement.

  3.3 Coverage Under Claims-Made Policies.

  (a) Termination of Coverage Under Transferred Claims-Made Policies. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Transferred Claims-Made Policy, effective as of the Termination Time coverage under the Transferred Claims-Made Policies shall be terminated (it being understood that such Transferred Claims-Made Policies shall nonetheless remain in full force and effect) so that none of the Transferred Claims-Made Policies shall afford any further coverage to any Energy Covered Person or Shipbuilding Covered Person for claims which have not been reported or made as provided by the terms of such Transferred Claims-Made Policy prior to the Termination Time. From and after the Termination Time, coverage under any Transferred Claims-Made Policy may, at the option of Industrial Company, continue for any Industrial Covered Person upon the terms and conditions of such Transferred Claims-Made Policy.

  (b) Termination of Coverage Under Other Claims-Made Policies. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Other Claims-Made Policy, effective as of the Termination Time coverage under the Other Claims-Made Policies shall be terminated so that no Other Claims-Made Policy shall afford any further coverage to any Energy Covered Person, Industrial Covered Person or Shipbuilding Covered Person for claims which have not been reported or made as provided by the terms of such Other Claims-Made Policy prior to the Termination Time.

  (c) Access to Policies Following Termination Time. Notwithstanding the provisions of Sections 3.3(a) and 3.3(b) hereof, from and after the Termination Time each Energy Covered Person, Industrial Covered Person and Shipbuilding Covered Person shall have the right to coverage and to make or pursue a claim for coverage under any Claims-Made Policy with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages and expenses which are reported in accordance with the terms of such Claims-Made Policy prior to the Termination Time and which are incurred or claimed to be incurred by such Covered Person in or in connection with the operation of, or otherwise related to, (i) Energy, with respect to any Energy Covered Person, (ii) Industrial, with respect to any Industrial Covered Person, or (iii) Shipbuilding, with respect to any Shipbuilding Covered Person, in each case subject to the terms, conditions and limitations of such Claims-Made Policy, provided, however, that nothing in this Section 3.3(c) shall be deemed to constitute or reflect an assignment of any such Claims-Made Policy.

  (d) Policy Limits. Any Energy Covered Person, Industrial Covered Person or Shipbuilding Covered Person entitled hereunder to make or pursue a claim for insurance coverage under a Claims-Made Policy may claim for such insurance as and to the extent that such insurance is available up to the full extent of the applicable limits of liability under such Claims-Made Policy. Notwithstanding the foregoing, each of Tenneco, Industrial Company and Shipbuilding Company shall, to the extent any of its respective Covered Persons shall have exhausted all or any portion of the limits of liability, if any, under any Claims-Made Policy, use its best efforts to either (i) obtain and comply in full with the conditions required to effect the reinstatement of the full limits of liability under such Claims-Made Policy for all claims which would be covered thereby absent such exhaustion (including any pending or known claims) and be responsible for and pay all costs and expenses, including the amount of any resultant increase in the premium charged in respect of such Claims-Made Policy or any renewal thereof, in connection therewith, or (ii) obtain and maintain in full force and effect at its own cost a Policy in replacement of the limits of liability exhausted under such Claims-Made Policy for all claims which would be covered thereby absent such exhaustion (including any pending or known claims), and be responsible for and pay all costs and expenses in connection therewith, which Policy shall provide at least the same coverage, and contain terms and provisions which are no less favorable to the insured parties, as existed under the Claims-Made Policy in respect of which such replacement is obtained, provided, however, that no party hereto shall be required to expend more than an amount equal to 350% of the original premium paid with respect to the portion of the limits of liability under such Claims-Made Policy (determined on a pro rata basis) exhausted by such party's respective Covered Persons to obtain reinstatement or a replacement Policy as contemplated hereby, it being understood that each party hereto shall nonetheless be required to obtain the maximum amount of reinstatement or replacement coverage available for such 350% premium amount in accordance with the terms and provisions of clauses (i) or (ii) hereof, as applicable. If at any time an Impairing Party becomes aware (such party being deemed to be aware whenever any of the directors or executive officers of such party or any other member of its respective Group become aware) of a claim or potential claim against any of such Impairing Party's respective Covered Persons which claim is reasonably likely to exhaust (but has not yet exhausted) all or any portion of the aggregate limits of liability, if any, under any Claims-Made Policy (a "Potential Impairment"), such Impairing Party shall promptly provide notice of such Potential Impairment to the other parties hereto. Such Impairing Party shall have five business days after providing such notice to elect to, at that time, either secure reinstatement of the limits of liability under such Claims-Made Policy (to the extent provided for therein) or purchase a Policy in replacement of such limits of liability (in each case in accordance with the terms and provisions of the second preceding sentence) in respect of such Potential Impairment (but shall not be required to so elect at such time). If such Impairing Party does not timely elect to secure reinstatement or replacement coverage, then either or both of the other parties hereto may elect to reinstate the limits of liability under such Claims-Made Policy (to the extent provided for therein) and pay all expenses incurred in connection therewith, provided, however, that if such Potential Impairment actually occurs, the Impairing Party shall reimburse the other parties for any fees and expenses incurred by such parties in connection with such reinstatement.

  3.4 Coverage Under Retained Policies.

  (a) Termination of Coverage at Termination Time. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, except as otherwise contemplated by the terms of this Agreement and notwithstanding anything to the contrary contained in any Retained Policy, effective as of the Termination Time any and all coverage of any Industrial Covered Person or Shipbuilding Covered Person under the Retained Policies shall be terminated (it being understood that such Retained Policies shall nonetheless remain in full force and effect). From and after the Termination Time, coverage under any of the Retained Policies may, at the option of Tenneco, continue for any Energy Covered Person upon the terms and conditions of such Retained Policies.

  (b) Access to Policies and Policy Limits. Notwithstanding the provisions of
Section 3.4(a) hereof, from and after the Termination Time each Industrial Covered Person and Shipbuilding Covered Person shall have the right to coverage and to make or pursue a claim for coverage under any Retained Policy with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages and expenses incurred or claimed to have been incurred prior to the Termination Time by such Covered Person in or in connection with the operation of, or otherwise related to, (i) Industrial, with respect to any Industrial Covered Person, or (ii) Shipbuilding, with respect to any Shipbuilding Covered Person, in each case subject to the terms, conditions and limitations of such Retained Policy, provided, however, that nothing in this Section 3.4(b) shall be deemed to constitute or reflect an assignment of any such Retained Policy. Any Industrial Covered Person or Shipbuilding Covered Person may claim insurance coverage under a Retained Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability under such Retained Policy.

  3.5 Coverage Under Eastern Policies.

  (a) Termination of Coverage Under Eastern Policies. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Eastern

Policies, effective as of the Termination Time coverage under the Eastern Policies shall be terminated (it being understood that such Eastern Policies in full force and effect as of the Termination Time shall nonetheless remain in full force and effect) so that the Eastern Policies do not afford any further coverage to any Industrial Covered Person or Shipbuilding Covered Person for occurrences which take place or are alleged to have taken place after the Termination Time. From and after the Termination Time, coverage under the Eastern Policies may, at the option of Tenneco, continue for any Energy Covered Person upon the terms and conditions of the Eastern Policies.

  (b) Access to Eastern Policies Following Termination Time. Notwithstanding the provisions of Sections 3.5(a) hereof, from and after the Termination Time each Energy Covered Person, Industrial Covered Person (to the extent (but only to that extent and subject to the last sentence of this Section 3.5(b) and
Section 3.5(d)) payment under any Eastern Policy is a condition precedent to the provision of coverage by any insurer providing coverage in the same layer as, or a layer excess to that of, such Eastern Policy) and Shipbuilding Covered Person (to the extent (but only to the extent and subject to the last sentence of this Section 3.5(b)) necessary to access reinsurance policies) shall have the right to coverage and to make or pursue a claim for coverage under any Eastern Policy with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages and expenses incurred or claimed to have been incurred prior to the Termination Time by such Covered Person in or in connection with the operation of, or otherwise related to, (i) Energy, with respect to any Energy Covered Person, (ii) Industrial, with respect to any Industrial Covered Person, or (iii) Shipbuilding, with respect to any Shipbuilding Covered Person, in each case, subject to the terms, conditions and limitations of such Eastern Policy, provided, however, that nothing in this Section 3.5(b) shall be deemed to constitute or reflect an assignment of the Eastern Policies. The parties hereto agree to take or cause to be taken all necessary or appropriate actions so that, from and after the Termination Time, no Industrial Covered Person or Shipbuilding Covered Person shall be entitled to coverage or to make or pursue a claim for coverage under the Eastern Policies except to the extent expressly provided for herein and in no event shall the Eastern Insurance Provider (as defined below) or any of its subsidiaries have any obligation or liability to any Shipbuilding Covered Person or Industrial Covered Person under any Eastern Policy which is not either as a conduit with respect to third party reinsurance or subject to reimbursement by Industrial Company pursuant to
Section 3.5(d).

  (c) Policy Limits. Any Energy Covered Person, Industrial Covered Person or Shipbuilding Covered Person entitled hereunder to make or pursue a claim for insurance coverage under the Eastern Policies may claim for such insurance as and to the extent that such insurance is available up to the full extent of the applicable limits of liability under the Eastern Policies, subject to the provisions of Section 3.5(b).

  (d) Reimbursement Obligation of Industrial Company. Industrial Company agrees to reimburse to the insurer under each Eastern Policy (the "EASTERN INSURANCE PROVIDER") the full amount of any claim for insurance coverage for an Industrial Covered Person under such Eastern Policy made pursuant to the terms of Section 3.5(b) hereof which is actually paid by said Eastern Insurance Provider after the Termination Time.

  3.6 Coverage Under Exclusive Policies. From and after the Termination Time, coverage under any Exclusive Policy may continue with respect to any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages or expenses incurred or claimed to have been incurred prior to, on or after the Distribution Date, subject to the terms, conditions and limitations of such Exclusive Policy, provided, however, that (i) no member of the Energy Group shall have any liability or obligation with respect to any of the Industrial Exclusive Policies or Shipbuilding Exclusive Policies, (ii) no member of the Industrial Group shall have any liability or obligation with respect to any of the Tenneco Exclusive Policies or Shipbuilding Exclusive Policies, and (iii) no member of the Shipbuilding Group shall have any liability or obligation with respect to any of the Tenneco Exclusive Policies or Industrial Exclusive Policies.

  3.7 Assistance in Obtaining Additional Coverage. Each of the parties hereto agrees to use its reasonable best efforts to assist the other parties in the transition to separate insurance coverage for the Energy Group, Industrial Group and Shipbuilding Group from and after the Distribution Date which assistance shall include, but shall not be limited to, the identification of potential insurance carriers.

  3.8 Discovery Periods. Except with respect to any Industrial Covered Person and except as the parties hereto may otherwise agree, the parties hereto acknowledge and agree that when this Agreement calls for the termination of insurance coverage under a Claims-Made Policy such insurance coverage shall be terminated as of the time specified and that no discovery period of coverage in respect of such Policy shall be provided thereunder, notwithstanding anything to the contrary contained herein or in any such Policy. Notwithstanding the foregoing, if requested to do so by Tenneco, Industrial Company shall use its reasonable efforts to procure that the relevant insurers under the Claims-Made Policies offer to Tenneco a discovery period of coverage under said Claims-Made Policies for Energy Covered Persons with an aggregate limitation of liability separate from the limitation of liability under said Claims-Made Policies for coverage afforded Industrial Covered Persons. All premiums, costs and other charges with respect to any discovery period of coverage provided under any Claims-Made Policy shall be the sole responsibility of (i) Tenneco, with respect to coverage for Energy Covered Persons, and (ii) Industrial Company, with respect to coverage for Industrial Covered Persons. Each party hereto shall not (and shall not permit any of its respective Covered Persons over which it has legal or effective direct or indirect control to) take any action contrary to the provisions of this
Section 3.8.

  3.9 Further Assurances. Each of Tenneco, Industrial Company and Shipbuilding Company agree to take (and to cause each of its respective Covered Persons over which it has direct or indirect legal or effective control to take) all such actions as are necessary or appropriate, including the provision of notice to all relevant insurance carriers and cooperation with respect to the obtaining of any reinstatement of limitations on liability as contemplated hereby, to effectuate the purposes of this Article III.

                                  ARTICLE IV

                   PREMIUMS, DEDUCTIBLES AND RELATED MATTERS

  4.1 Occurrence-Based and Claims-Made Policies.

  (a) Premiums in Respect of Occurrence-Based and Claims-Made Policies. From and after the Termination Time, all premiums, costs and other charges with respect to any Occurrence-Based Policy or Claims-Made Policy shall be paid by Industrial Company, provided, however, that (i) Tenneco shall promptly reimburse Industrial Company in full for any such premiums, costs or other charges in respect of the cover afforded under any such Occurrence-Based Policy or Claims-Made Policy to any Energy Covered Person, and (ii) Shipbuilding Company shall promptly reimburse Industrial Company in full for any such premiums, costs or other charges in respect of the cover afforded under any such Occurrence-Based Policy or Claims-Made Policy to any Shipbuilding Covered Person, in each case determined in accordance with Tenneco's historical practices with respect to the allocation of such premiums, costs and charges prior to the date hereof. All amounts refunded from and after the Termination Time by insurance carriers in respect of premiums previously paid under any Occurrence-Based Policy or Claims-Made Policy shall be the sole property of Industrial Company, provided, however, that Industrial Company shall promptly pay to Tenneco or the Shipbuilding Company, as applicable, upon receipt thereof from an insurance carrier, the Energy Group's or the Shipbuilding Group's respective share of any such amounts refunded (such respective share to be determined in accordance with Tenneco's historical practices with respect to the allocation of insurance premiums among its Subsidiaries and divisions prior to the date hereof). Each of Tenneco and Shipbuilding Company shall (and shall cause each member of its respective Group over which it has direct or indirect legal or effective control to) promptly pay to Industrial Company any such refunded amounts actually received by it to which Industrial Company is entitled pursuant hereto.

  (b) Deductibles, Retentions and Self-Insured Amounts. From and after the Termination Time, all deductibles, retentions and self-insured amounts with respect to coverage or a claim for coverage under any Occurrence-Based Policy or Claims-Made Policy shall be the sole responsibility of (i) Tenneco, with respect to any coverage or claim for coverage in respect of any Energy Covered Person, (ii) Industrial Company, with respect to any coverage or claim for coverage in respect of any Industrial Covered Person, and (iii) Shipbuilding Company, with respect to any coverage or claim for coverage in respect of any Shipbuilding Covered Person.

  4.2 Retained Policies.

  (a) Premiums, Costs and Other Charges. From and after the Termination Time, all premiums, costs and other charges with respect to any Retained Policy, including claim payments and associated expenses under cost plus or fronting policies, shall be the sole responsibility of and be paid by Tenneco, provided, however, that (i) Industrial Company shall promptly reimburse Tenneco for all such premiums, costs and other charges paid by Tenneco (including amounts paid by Tenneco as reimbursement in respect of amounts drawn under letters of credit maintained by Tenneco pursuant to Section 7.1 hereof) in respect of coverage provided for any Industrial Covered Person to the extent such premiums, costs and other charges exceed the amount of the Claims Deposit, and (ii) Shipbuilding Company shall promptly reimburse Tenneco for all such premiums, costs and other charges paid by Tenneco (including amounts paid by Tenneco as reimbursement in respect of amounts drawn under letters of credit maintained by Tenneco pursuant to Section 7.1 hereof) in respect of coverage provided for any Shipbuilding Covered Person. All amounts refunded from and after the Termination Time by insurance carriers in respect of premiums previously paid under any Retained Policy shall be the sole property of Tenneco, provided, however, that Tenneco shall promptly pay to (i) Industrial Company, all such refunded amounts in respect of coverage provided for any Industrial Covered Person under such Retained Policy, and (ii) Shipbuilding Company, all such refunded amounts in respect of coverage provided for any Shipbuilding Covered Person under such Retained Policy.

  (b) Deductibles, Retentions and Self-Insured Amounts. From and after the Termination Time, all deductibles, retentions and self-insured amounts with respect to coverage or a claim for coverage under any Retained Policy shall be the sole responsibility of (i) Tenneco, with respect to any coverage or claim for coverage in respect of any Energy Covered Person, (ii) Industrial Company, with respect to any coverage or claim for coverage in respect of any Industrial Covered Person, and (iii) Shipbuilding Company, with respect to any coverage or claim for coverage in respect of any Shipbuilding Covered Person.

  4.3 Eastern Policies.

  (a) Premiums in Respect of Eastern Policies. All amounts refunded from and after the Termination Time by insurance carriers in respect of premiums previously paid under any Eastern Policy shall be the sole property of Tenneco, provided, however, that Tenneco shall promptly pay to (i) Industrial Company, upon receipt thereof from an insurance carrier, the Industrial Group's respective share of any such amounts refunded, and (ii) Shipbuilding Company, upon receipt thereof from an insurance carrier, the Shipbuilding Group's respective share of any such amounts refunded, in each case determined in accordance with Tenneco's historical practices with respect to the allocation of insurance premiums among its Subsidiaries and divisions prior to the date hereof. Each party shall (and shall cause each member of its respective Group over which it has direct or indirect legal or effective control to) promptly pay to any other party any such amounts actually received by it to which such other party is entitled pursuant to this Section 4.3(a).

  (b) Deductibles, Retentions and Self-Insured Amounts. From and after the Termination Time, all deductibles, retentions and self-insured amounts with respect to coverage or a claim for coverage under any Eastern Policy shall be the sole responsibility of (i) Tenneco, with respect to any coverage or claim for coverage in respect of any Energy Covered Person, (ii) Industrial Company, with respect to any coverage or claim for coverage in respect of any Industrial Covered Person, and (iii) Shipbuilding Company, with respect to any coverage or claim for coverage in respect of any Shipbuilding Covered Person.

  (c) Amounts to be Refunded. Tenneco shall direct and instruct the Eastern Insurance Provider to pay to Industrial Company in cash promptly after the Termination Time, to the extent permitted by law, and to record a corresponding dollar-for-dollar reduction in all associated liabilities on its books and records for, (i) all amounts which appear as reserves on the books and records of the Eastern Insurance Provider as of the Termination Time in respect of claims relating to any Industrial Covered Person which have been reported prior to the Termination Time, (ii) the full amount of any "incurred but not reported" reserve and any portfolio loss transfer reserve appearing on the books and records of the Eastern Insurance Provider as of the Termination Time under the contingent liability programs of the Eastern Policies, and
(iii) 50% of the amount of any "incurred but not reported" reserve appearing on the books and records of the Eastern Insurance Provider as of the Termination Time under the excess liability programs of the Eastern Policies with respect to Industrial and Energy.

  4.4 Exclusive Policies. From and after the Termination Time, all deductibles, retentions, self-insured amounts, premiums and other costs with respect to any Exclusive Policy or claim for coverage thereunder shall be the sole responsibility of, and all refunded premiums with respect to any Exclusive Policy shall be the sole property of, (i) Tenneco, with respect to any Tenneco Exclusive Policy, (ii) Industrial Company, with respect to any Industrial Exclusive Policy, and (iii) Shipbuilding Company, with respect to any Shipbuilding Exclusive Policy.

  4.5 Excess Costs and Settlements. Each Covered Person shall be responsible for any excess costs and expenses relating to its respective claims permitted hereunder (or those of any member of its respective Group) under the Common Policies, including defense costs to the extent such defense costs are not covered under such Common Policies, and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of such claims.

  4.6 Effect on Other Agreements. Notwithstanding anything to the contrary contained herein, nothing in this Article IV shall be construed to alter or in any way limit any rights to indemnity provided in the Distribution Agreement or in any other Ancillary Agreement (as such term is defined in the Distribution Agreement).

                                   ARTICLE V

                                ADMINISTRATION

  5.1 Occurrence-Based and Claims-Made Policies.

  (a) Administration. From and after the Distribution Date, Claims Administration and Insurance Administration with respect to the Occurrence-Based Policies and Claims-Made Policies shall be the responsibility of (i) Tenneco, with respect to any coverage or claim for coverage of any Energy Covered Person, (ii) Industrial Company, with respect to any coverage or claim for coverage of any Industrial Covered Person, and (iii) Shipbuilding Company, with respect to any coverage or claim for coverage of any Shipbuilding Covered Person. Each of Shipbuilding Company and Tenneco shall (and shall cause each of its respective Covered Persons over which it has direct or indirect legal or effective control to) provide prompt notice to Industrial Company of all actions taken by it with respect to the Claims Administration and Insurance Administration for the Occurrence-Based Policies and Claims-Made Policies as contemplated by this Section 5.1. Each party hereto shall (and shall cause each other member of its Group over which it has direct or indirect legal or effective control to) take all necessary or appropriate action, if any, to delegate Claims Administration and Insurance Administration with respect to the Occurrence-Based Policies and Claims-Made Policies to any other party who is to assume such responsibilities pursuant hereto and, to the extent such delegation is not permitted by the terms of any such policy, shall engage in Claims Administration or Insurance Administration for any such policy only upon the express authorization and direction of such other party. Each party hereto shall be responsible for its own disbursements and out-of-pocket expenses and the direct and indirect costs of its employees or agents relating to Claims Administration and Insurance Administration contemplated by this
Section 5.1. Notwithstanding anything to the contrary contained herein, Industrial Company shall have the right, at its option, to undertake at its own cost and expense Claims Administration and/or Insurance Administration with respect to any coverage or claim for coverage of any Energy Covered Person or Shipbuilding Covered Person.

  (b) Effect of Administrative Responsibilities. Each of Tenneco, Industrial Company and Shipbuilding Company acknowledges and agrees that each other party's responsibilities under this Section 5.1 for Claims Administration and Insurance Administration shall not relieve any party submitting an insured claim under any Occurrence-Based Policy or Claims-Made Policy of (a) the primary responsibility for reporting such insured claim accurately, completely and in a timely manner, or (b) any other right or responsibility which such party may have pursuant to the terms of any Occurrence-Based Policy or Claims-Made Policy.

  5.2 Eastern and Retained Policies. From and after the Termination Time, Tenneco shall be solely responsible for Claims Administration and Insurance Administration with respect to the Retained Policies and Eastern Policies including, without limitation, the administration of all billings associated with the Retained

Policies by the insurance carriers thereunder. Notwithstanding the foregoing, each of Industrial Company and Shipbuilding Company shall retain the right to, at its option, direct the management, defense, reporting and settlement of claims involving its respective Covered Persons under the Retained Policies and Eastern Policies.

                                  ARTICLE VI

                                   PROCEEDS

  6.1 Occurrence-Based and Claims-Made Policies. From and after the Distribution Date, Insurance Proceeds received with respect to claims, costs and expenses under the Occurrence-Based Policies and Claims-Made Policies shall be paid to the Covered Person to which such Insurance Proceeds are due pursuant to the terms of such Policies.

  6.2 Eastern and Retained Policies. From and after the Distribution Date, Insurance Proceeds received with respect to claims, costs and expenses under the Retained Policies and Eastern Policies shall be paid, as appropriate, to the Covered Person to which such Insurance Proceeds are due pursuant to the terms of such Policies.

  6.3 Return of Proceeds. Each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause each of its respective Covered Persons over which it has direct or indirect legal or effective control to) to promptly pay to each other party any Insurance Proceeds actually received by it to which any of such other party's Covered Persons are entitled pursuant hereto, which other party shall then distribute such Insurance Proceeds to the Covered Person to which they are due pursuant hereto.

                                  ARTICLE VII

                      LETTERS OF CREDIT AND SURETY BONDS

  7.1 Maintenance. (a) Letters of Credit. From and after the Distribution Date, to secure obligations under the Retained Policies relating to periods preceding the Termination Time, Tenneco shall, for such time as may be required by law or the terms of any Retained Policy, maintain in full force and effect the letters of credit identified on SCHEDULE 7.1-A hereto or, as necessary or appropriate, substitute therefor and maintain in full force and effect letters of credit acceptable to the insurance carriers and/or surety under the Retained Policies issued by comparably rated lenders containing substantially identical terms and conditions (collectively, the "LETTERS OF CREDIT"). The parties hereto shall use reasonable commercial efforts to obtain the necessary consents and approvals, and shall thereafter negotiate in good faith an agreement, to allocate the Letters of Credit among the parties hereto such that each party becomes responsible for the maintenance of letters of credit for such time as may be required by law or the terms of any Retained Policy to secure obligations under the Retained Policies relating to periods prior to the Termination Time in respect of coverage afforded thereunder to such party's respective Covered Persons, provided, however, that neither Industrial Company nor Shipbuilding Company shall be required to use such reasonable commercial efforts or negotiate any such agreement if such party determines that the allocation contemplated hereby cannot be accomplished without commercially unreasonable expense.

  (b) Surety Bonds. The parties hereto acknowledge that Tenneco is obligated to indemnify the sureties under certain performance bonds and other surety instruments that secure obligations of the Energy Business, Energy Group, Industrial Business, Prior Industrial Businesses, Industrial Group, Shipbuilding Business, Prior Shipbuilding Businesses and/or Shipbuilding Group including, but not limited to, the surety instruments identified on SCHEDULE 7.1-B hereto (the "TENNECO-PROVIDED BONDS"). From and after the Termination Time, Tenneco shall maintain such Tenneco-Provided Bonds in place for such time as may be required by law. To the extent possible on commercially reasonable terms, each of Industrial Company and Shipbuilding Company shall use reasonable commercial efforts to obtain a replacement for each Tenneco-Provided Bond that secures obligations of the Industrial Business, Prior Industrial Businesses or Industrial Group (in the case of Industrial Company) or the Shipbuilding Business, Prior Shipbuilding Businesses or Shipbuilding Group (in the case of Shipbuilding Company) and to thereafter arrange for the release of Tenneco from the Tenneco-Provided Bond which has been so replaced. If the surety under any Tenneco-Provided Bond is required to and does in fact perform according to the terms of said Tenneco-Provided Bond and Tenneco is required to and does in fact indemnify such surety in respect thereof, (i) Industrial Company shall reimburse Tenneco for all amounts actually paid by Tenneco to such surety to the extent such amounts constitute Industrial Liabilities, and (ii) Shipbuilding Company shall reimburse Tenneco for all amounts actually paid by Tenneco to such surety to the extent such amounts constitute Shipbuilding Liabilities.

  7.2 Reimbursement for Maintenance Fees. Each of Industrial Company and Shipbuilding Company hereby agrees to reimburse Tenneco annually commencing on
             , 1997 (to be a date as of the end of the thirteenth month following execution hereof) (such date and each anniversary thereof being referred to herein as a "DUE DATE") for the actual and reasonable administrative fees and expenses paid by Tenneco (the "LC MAINTENANCE FEES") in respect of the issuance and maintenance of the Letters of Credit during the twelve-month period ended 30 days prior to such year's Due Date (each, a "YEARLY PERIOD"), to the extent such Letters of Credit secure obligations relating to any Industrial Covered Person or Shipbuilding Covered Person, respectively, under the Retained Policies. The amount of the LC Maintenance Fees for each Yearly Period which shall be the responsibility of Industrial Company and Shipbuilding Company hereunder shall be based on the total outstanding reserves showing on the books and records of CIGNA, as of February 28 during such Yearly Period, for claims by all Industrial Covered Persons, Energy Covered Persons and Shipbuilding Covered Persons under the Retained Policies relating to periods prior to the Termination Time (the "YEARLY TOTAL RESERVES"). Industrial Company shall reimburse Tenneco hereunder for an amount equal to the LC Maintenance Fees for each Yearly Period multiplied by a fraction, (i) the numerator of which is equal to the outstanding reserves showing on the books and records of CIGNA, as of February 28 during such Yearly Period, for claims by all Industrial Covered Persons under the Retained Policies relating to periods prior to the Termination Time, and (ii) the denominator of which is equal to the Yearly Total Reserves for such Yearly Period. Shipbuilding Company shall reimburse Tenneco hereunder for an amount equal to the LC Maintenance Fees for each Yearly Period multiplied by a fraction, (i) the numerator of which is equal to the outstanding reserves showing on the books and records of CIGNA, as of February 28 during such Yearly Period, for claims by all Shipbuilding Covered Persons under the Retained Policies relating to periods prior to the Termination Time, and (ii) the denominator of which is equal to the Yearly Total Reserves for such Yearly Period.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  8.1 Termination. This Agreement may not be terminated except upon the written agreement of each of the parties hereto.

  8.2 Further Assurances. If at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall, on the written request of any of them, take (or cause the appropriate member of its Group over which it has direct or indirect legal or effective control to take) all such reasonably necessary or desirable action. If subsequent to the Distribution Date any Policy showing any member of the Energy Group, Industrial Group or Shipbuilding Group, or any of their respective predecessors, as named insured is discovered which was in effect for periods prior to the Termination Time and has not been addressed by the provisions of this Agreement or the Merger Agreement, the parties hereto agree to negotiate in good faith an arrangement with respect to such Policy which shall give, to the fullest extent possible, effect to the purposes of this Agreement and the transactions contemplated by the Distribution Agreement.

  8.3 Cooperation. The parties hereto agree to use their reasonable best efforts to cooperate with respect to the various insurance matters contemplated by this Agreement. Each party hereto shall not (and shall not permit any of its respective Covered Persons over which it has legal or effective direct or indirect control to) take any action or permit any inaction that could reasonably be expected to jeopardize or otherwise interfere with the rights of any other party (or any of such other party's respective Covered Persons) hereunder or the ability of any other party (or any of such other party's respective Covered Persons) to collect any proceeds which might be available under any of the Policies addressed herein in accordance with the terms of this Agreement.

  8.4 No Representations and Warranties. The parties hereto understand and agree that no representation or warranty as to the existence, applicability or extent of insurance coverage for Energy, Industrial or Shipbuilding under any Policy is herein being made.

  8.5 Limitation on Liability. Except as may be otherwise expressly provided for herein, no party hereto shall be liable hereunder to another party or any of such other party's Covered Persons for claims not reimbursed by insurers for any reason not within the control of such party including, without limitation, coinsurance provisions, deductibles, quota share deductibles, exhaustion of aggregates, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Policy limitations or restrictions, any coverage disputes, any failure to timely claim or any defect in such claim or its processing.

  8.6 Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign or delegate, whether by operation of law or otherwise, any of such party's rights or obligations under or in connection with this Agreement without the written consent of each other party hereto. No assignment will, however, release the assignor of any of its obligations under this Agreement or waive or release any right or remedy the other parties may have against such assignor hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

  8.7 Modification; Waiver; Severability. This Agreement may not be amended or modified except in a writing executed by each of the parties hereto. The failure by any party to exercise or a delay in exercising any right provided for herein shall not be deemed a waiver of any right hereunder. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

  8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

  8.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

  8.10 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or five business days after mailing by certified or registered mail, return receipt requested and postage prepaid, to the recipient at such recipient's address as indicated below:

    TENNECO INC.:                    1010 Milam Street
                                     Houston, TX 77002
                                     Attention: Corporate Secretary

    INDUSTRIAL COMPANY:              1275 King Street
                                     Greenwich, CT 06831
                                     Attention: Corporate Secretary

    SHIPBUILDING COMPANY:            4101 Washington Avenue
                                     Newport News, VA 23607
                                     Attention: Corporate Secretary

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

  8.11 Survival. Each of the agreements of the parties herein shall survive the Distribution Date.

  8.12 No Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and their respective Covered Persons, and shall not give rise to any rights of any kind to any other third parties.

  8.13 Other. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. This Agreement, together with the Distribution Agreement and other Ancillary Agreements (as such term is defined in the Distribution Agreement), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

  8.14 Sole Agent. In all matters relating to this Agreement, including the resolution of any disputes relating to this Agreement between any members of different Groups, (i) Tenneco shall be the sole agent for the members of the Energy Group, (ii) Industrial Company shall be the sole agent for the members of the Industrial Group, and (iii) Shipbuilding Company shall be the sole agent for members of the Shipbuilding Group. No member of any Group shall have any authority to represent itself in any such matter or to terminate such agency without the prior written consent of each party hereto.

  8.15 No Double Recovery. No provision of this Agreement shall be construed to provide recovery to any Person for any costs, expenses or other amounts for which such Person has been fully compensated under any other provision of this Agreement, any other agreement or otherwise.


  IN WITNESS WHEREOF, the parties have made and entered into this Insurance Agreement as of the date first set forth above.

                                          TENNECO INC.

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          NEW TENNECO INC.

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          NEWPORT NEWS SHIPBUILDING INC.

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                   SCHEDULE A

                             TO INSURANCE AGREEMENT

                          CURRENT CLAIMS-MADE POLICIES

  See attached (to be updated and made current as of the signing of the Insurance Agreement).

                                   SCHEDULE B

                             TO INSURANCE AGREEMENT

                       CURRENT OCCURRENCE-BASED POLICIES

  See attached (to be updated and made current as of the signing of the Insurance Agreement). To the extent a policy listed herein has expired, this schedule shall be deemed to refer to the successor policy thereto.

                                   SCHEDULE C

                             TO INSURANCE AGREEMENT

                                EASTERN POLICIES

  (to be updated and made current as of the signing of the Insurance Agreement)

  Eastern Insurance Company Limited Policy Number 95ED2501

  Eastern Insurance Company Limited Contingent Liability Policies (policy numbers not currently available)

                                   SCHEDULE D

                             TO INSURANCE AGREEMENT

                           CURRENT RETAINED POLICIES

  See attached (to be updated and made current as of the signing of the Insurance Agreement).

                                   SCHEDULE E

                             TO INSURANCE AGREEMENT

                       CURRENT TENNECO EXCLUSIVE POLICIES

  See attached (to be updated and made current as of the signing of the Insurance Agreement). To the extent a policy noted herein has expired, this schedule shall be deemed to refer to the successor policy thereto.

                                 SCHEDULE 2.1-A

                             TO INSURANCE AGREEMENT

                     TRANSFERRED OCCURRENCE-BASED POLICIES

  To be determined by Tenneco prior to execution of Insurance Agreement.

                                 SCHEDULE 2.1-B

                             TO INSURANCE AGREEMENT

                      CANCELLED OCCURRENCE-BASED POLICIES

  To be determined by Tenneco prior to execution of Insurance Agreement.

                                 SCHEDULE 2.2-A

                             TO INSURANCE AGREEMENT

                        TRANSFERRED CLAIMS-MADE POLICIES

  To be determined by Tenneco prior to execution of Insurance Agreement.

                                 SCHEDULE 2.2-B

                             TO INSURANCE AGREEMENT

                         CANCELLED CLAIMS-MADE POLICIES

  To be determined by Tenneco prior to execution of Insurance Agreement.

                                SCHEDULE 7.1-A

                            TO INSURANCE AGREEMENT

                     LETTERS OF CREDIT CURRENTLY IN PLACE

  Tenneco Inc. is presently maintaining letters of credit totalling approximately $45 million to secure its obligations under the Retained Policies. The letters of credit in effect as of the Distribution Date will be listed hereon.

                                SCHEDULE 7.1-B

                            TO INSURANCE AGREEMENT

                        SURETY BONDS CURRENTLY IN PLACE

  Tenneco Inc. is presently obligated to indemnify the surety under various performance bonds and other surety instruments which secure obligations relating to Energy, Industrial and/or Shipbuilding. Bidder has been provided a current list thereof. Such surety bonds in effect as of the Distribution Date will be listed hereon.

                                   SCHEDULE A

 TYPE OF COVERAGE      POLICY NUMBER   POLICY DATES     UNDERWRITER         LIMITS       DEDUCTIBLES
 ----------------    ----------------- ------------ -------------------- ------------    -----------
Excess Liability        XLUMB 00912     9/1/95-96   XL Insurance Company $100,000,000 xs
                                                          Bermuda        $100,000,000
Excess Liability         UO5138609      9/1/95-96           OCIL
Excess Liability        TGT 5035/4      9/1/95-96      ACE Insurance     $200,000,000 xs
                                                      Company--Bermuda   $300,000,000
Fiduciary Liability   NIA 0120995-96    3/1/96-97         Reliance        $50,000,000     $500,000
                     71FF 101007525BCM                     Aetna
                       8141-48-49-A                       Federal
ERISA Bond (Crime)       445-71-61      9/1/95-96   National Union Fire   $15,000,000          NIL
                                                            (AIG)

                                   SCHEDULE B

                           POLICY
   TYPE OF COVERAGE        NUMBER    POLICY DATES       UNDERWRITERS               LIMITS            DEDUCTIBLES
   ----------------     ------------ ------------ ------------------------ ---------------------- -----------------
Excess Liability          DL039795    9/1/95-96       Gerling-Konzern          $10,000,000 xs
                                                                                $10,000,000
Excess Liability        BE8180249RA   9/1/95-96    American International      $25,000,000 xs
                                                            (AIG)               $20,000,000
Excess Liability          95ER2501    9/1/95-96    Eastern Insurance Co.      $10,000,000 p/o
                                                     (Front for AME Re)        $55,000,000 xs
                                                                                $45,000,000
Excess Liability          8784725     9/1/95-96          Lexington             $5,000,000 p/o
                                                                               $55,000,000 xs
                                                                                $45,000,000
Excess Liability         CSR2839501   9/1/95-96        Fireman's Fund         $20,000,000 p/o
                                                                               $55,000,000 xs
                                                                                $45,000,000
Excess Liability        EU 08355330   9/1/95-96       Steadfast Zurich        $20,000,000 p/o
                                                                               $55,000,000 xs
                                                                                $45,000,000
Automobile--Mexico       HLN 00261    1/1/96-97     Serguros Commercial      BI:$30,000/$60,000
                                                          America                PD:$30,000
Aviation Hull &         87BVH-153922  7/1/94-97     Associated Aviation         $100,000,000
 Liability                                              Underwriters           Per Occurrence
Ocean Cargo               EIPH1006    7/1/94-96   ESIS International, Inc.      $10,000,000          $10,000,000
                                                                               One Conveyance      Per Occurrence
All Risk Property        213601-95    6/1/95-96      Protection Mutual        $10,318,608,000        $5,000,000
 Damage/Business                                                           Blanket Per Occurrence  Per Occurrence
 Interruption
 (USA/Canada)
All Risk Property           TBD       6/1/95-96       Royal Insurance          $1,771,781,531        $75,000 PD
 Damage/Business                                                                Blanket Per          $150,000 BI
 Interruption                                                                    Occurrence        Per Occurrence
 (International)
Comprehensive Boiler &    BMI-SA-     11/1/95-96   Hartford Steam Boiler        $100,000,000         $5,000,000
 Machinery Property      9138264-20                                             Per Accident      Any One Accident
 Damage/ Business
 Interruption
Foreign Public &         62/99102/D   9/1/95-96       Gerling-Konzern            $2,000,000       $5,000 Per Claim
 Products Liability                                                            Per Occurrence     $50,000 Pollution
 Insurance
 (Primary Cover)
Umbrella Excess            W51010     9/1/95-96          Winterthur              $8,000,000
Liability                                            (Front for Eastern      Any One Occurrence
                                                     Insurance Company)              xs
                                                                                 $2,000,000

                                   SCHEDULE D

                          POLICY
  TYPE OF COVERAGE        NUMBER    POLICY DATES   UNDERWRITER         LIMITS       DEDUCTIBLES
  ----------------     ------------ ------------ --------------- ------------------ -----------
Workers' Compensation  CCSC6162624   9/1/95-96        CIGNA          $2,000,000     $2,000,000
 Texas--Ded
Workers' Compensation  WLRC36163008  9/1/95-96        CIGNA          $2,000,000     $2,000,000
 NE--Ded
Workers' Compensation  WLRC36162600  9/1/95-96        CIGNA          $2,000,000     $2,000,000
 Other States--Ded
Workers' Compensation  CCSC36162624  9/1/95-96        CIGNA          $2,000,000     $2,000,000
 Retro
Workers' Compensation   1810017884   9/1/95-96   Maine Employers $100,000/$500,000/     $5,000
 Maine                                               Mutual           $100,000
General Liability      HDOG13214001  9/1/95-96        CIGNA          $2,000,000     $2,000,000
Automobile Liability    ISA042952    9/1/95-96        CIGNA          $2,000,000     $2,000,000
Environmental          HDCG13214013  9/1/95-96        CIGNA          $1,000,000     $1,000,000
Automobile--Canada      CAC391021    9/1/95-96        CIGNA          $2,000,000     $2,000,000
General Liability--      CGL23835    9/1/95-96        CIGNA          $2,000,000     $2,000,000
 Canada

                                   SCHEDULE E

                            POLICY
    TYPE OF COVERAGE        NUMBER     POLICY DATES         UNDERWRITER            LIMITS          DEDUCTIBLES
    ----------------      ----------- --------------- ----------------------- ----------------- ------------------
Tenneco Gas Production    JHB 503266    6/19/95-96         Sphere Drake          $1,000,000        $5,000 Land
 General Liability                                                                               $10,000 Offshore
Tenneco Gas Production    JHB 000297    6/19/95-96    Commercial Underwriters   $5,000,000 xs
 Excess Liability                                            Ins. Co.            $1,000,000
Tenneco Gas South         62/900194/D 7/24/95-1/24/97     Gerling Konzern        $2,000,000          $10,000
 Australia Construction
 Risk Liability
Tenneco Gas Australia     CXC 042840  7/24/95-1/24/97          CIGNA            $8,000,000 xs
 Construction Risk                                                               $2,000,000
 Liability
Railroad Protective          HDOG        8/1/95-96             CIGNA             $2,000,000/       $2,000,000/
 Bessemer & Lake Erie RR   13214025                                              $6,000,000         $6,000,000
 Co.
Railroad Protective          ORPG        8/1/95-96             CIGNA             $2,000,000/       $2,000,000/
 Boston & Marine Corp.     13214037                                              $6,000,000         $6,000,000
Railroad Protective           ORP        4/8/96-97             CIGNA             $2,000,000/       $2,000,000/
 National RR Passenger     G18967923                                             $6,000,000         $6,000,000
 Corp. (AMTRAK)
Railroad Protective           ORP        4/8/96-97             CIGNA             $2,000,000/       $2,000,000/
 Massachusetts Bay         G18967881                                             $6,000,000         $6,000,000
 Transp.
Michigan Production       BE 9320742    4/26/96-97        National Union         $10,000,000         $500,000
 Company                                                Fire Ins. Co. (AIG)
Owners & Contractors         OCPG       10/10/95-96            CIGNA              $500,000/         $500,000/
 Protective Liability      14231298                                               $500,000           $500,000
Offshore Property/OEE     MMA 95-126    7/27/95-96            SEC. IA              SEC. IA           SEC. IA
 Package                                                     UNI 25.0%         -- Per Schedule    -- $5,000,000
 SEC. 1A & B--OFFSHORE                                   Gjensidige 15.0%                       Assured's Int. AOO
 PROP.                                                      Vesta 15.0%            SEC. IB
 SEC. II--OEE                                             Protector 10.5%      -- Per Schedule       SEC. IB
 SEC. III--CHARTERER'S                                   Commonwealth 3.0%                        -- $1,000,000
 LIAB.                                                    Hull & Co. 5.0%          SEC. II             (100%)
                                                        C.T. Bowring 26.5%     OEE $50,000,000         AOO
                                                                              OCSLA $35,000,000
                                                        SEC. IB, II, & III     CCC $5,000,000        SEC. II
                                                         Gjensidige 17.5%                          -- $200,000
                                                            Vesta 15.0%           SEC. III          (100%) AOO
                                                          Protector 16.0%       -- $1,000,000
                                                        Commonwealth 20.0%                        OCSLA $200,000
                                                          Hull & Co. 5.0%                        (100%) Per Occ.
                                                        C.T. Bowring 26.5%
                                                                                                   CCC $200,000
                                                                                                 (100%) Per Occ.
                                                                                                     SEC. III
                                                                                                    -- $50,000
                                                                                                    (100%) AOO
Construction All Risk      HG 015595  10/5/95-10/1/96     National Vulcan     Aus. $209,032,000    Aus. $30,000
                                                           Cornhill Ins.                            All Perils
                                                         SR International                            except:
                                                      Royal Insurance Global                      Aus. $250,000
                                                             Generali                           Windstorm, Flood,
                                                               SCOR                             and Earth Movement

                       POLICY
 TYPE OF COVERAGE      NUMBER    POLICY DATES              UNDERWRITER                    LIMITS           DEDUCTIBLES
 ----------------   ------------ ------------ ------------------------------------- ------------------ --------------------
Worker's            Employer No.                               TBD                         TBD
 Compensation        E 1344308
 South Australia
Employer Cost        CPA 000134   7/31/95-96                  CIGNA                   Maximum Weekly
 Control                                                                              Benefit: $500
 Insurance
Professional        9517VK18625   7/28/95-96  HIH Casualty & General Insurance Ltd.        TBD              A $20,000
 Indemnity                                                                                             each and every claim
Motor Vehicle        MV 452743    7/31/95-96              CIC Insurance                                    Own Damage:
                                                                                                             $24,000
                                                                                                        T/P Claim: $1,000
                                                                                                       Each and Every Claim
Personal Accident    5 011 9265   9/1/95-96                   CIGNA                 PERSONAL ACCIDENT:
 Insurance                                                                            GBP 2,500,000
                                                                                     Any One Claim or
                                                                                     Series of Claims
                                                                                      Arising Out of
                                                                                     Single Incident
                                                                                       GBP 900,000
                                                                                      Per Person Any
                                                                                        One Claim
                                                                                    MEDICAL EXPENSES:
                                                                                        GBP 75,000
                                                                                      Per Event and
                                                                                        Per Person
                                                                                       Increased to
                                                                                       GBP 500,000
                                                                                      Per Event and
                                                                                      Per Person for
                                                                                    Claims Arising in
                                                                                        USA/Canada
                                                                                          RESCUE
                                                                                        Unlimited

                                                                    EXHIBIT I TO
                                                          DISTRIBUTION AGREEMENT

                             SHIPBUILDING BUSINESS

                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996

                                  (UNAUDITED)
                                   (MILLIONS)

                                                COMPANY    PRO FORMA   PRO FORMA
                    ASSETS                     HISTORICAL ADJUSTMENTS  COMBINED
                    ------                     ---------- -----------  ---------
Current Assets
  Cash and cash equivalents...................   $    1      $   4 (a)  $    5
                                                               614 (b)
                                                              (614)(d)
  Contracts in process........................      282                    282
  Other current assets........................      190                    190
                                                 ------      -----      ------
    Total current assets......................      473          4         477
                                                 ------      -----      ------
Noncurrent Assets
  Property, plant and equipment, net..........      824                    824
  Other assets................................      155         (9)(c)     160
                                                                14 (d)
                                                 ------      -----      ------
    Total noncurrent assets...................      979          5         984
                                                 ------      -----      ------
                                                 $1,452      $   9      $1,461
                                                 ======      =====      ======
            LIABILITIES AND EQUITY
            ----------------------
Current Liabilities
  Accounts payable............................   $  177      $ (73)(c)  $  104
  Short-term debt.............................       95         28 (b)      28
                                                               (95)(e)
  Other accrued liabilities...................      160                    160
                                                 ------      -----      ------
    Total current liabilities.................      432       (140)        292
                                                 ------      -----      ------
Noncurrent Liabilities
  Long-term debt..............................      282        586 (b)     586
                                                              (282)(e)
  Deferred income taxes.......................      140                    140
  Other long-term liabilities.................      249                    249
                                                 ------      -----      ------
    Total noncurrent liabilities..............      671        304         975
                                                 ------      -----      ------
Equity
  Common stock................................                   1 (f)       1
  Paid-in capital.............................                 193 (f)     193
  Retained earnings...........................                 --  (f)     --
  Combined equity.............................      349          4 (a)     --
                                                                64 (c)
                                                              (600)(d)
                                                               377 (e)
                                                              (194)(f)
                                                 ------      -----      ------
    Total equity..............................      349       (155)        194
                                                 ------      -----      ------
                                                 $1,452      $   9      $1,461
                                                 ======      =====      ======

      See the accompanying notes to Unaudited Pro Forma Combined Financial
                                  Statements.

                             SHIPBUILDING BUSINESS

                       NOTES TO PRO FORMA BALANCE SHEET

(a) To reflect a cash contribution from Tenneco to the Company pursuant to the Cash Realignment provisions in the Distribution Agreement covering the Shipbuilding Distribution.
(b) To reflect $614 million in total borrowings under various credit facilities which borrowings will consist of (i) a $200 million six-year amortizing Term Loan with an estimated annual interest rate of 8%, (ii) $200 million Senior Notes due 2006 with an estimated annual interest rate of 9.25%, (iii) $200 million Senior Subordinated Notes due 2006 with an estimated annual interest rate of 9.75%, and (iv) $14 million in borrowings under a $215 million six-year Revolving Credit Facility, with an estimated annual interest rate of 8% and commitment fees due on the unused portion of the facility, for payment of certain fees and expenses described in (d) below. Approximately $28 million of the assumed Term Loan borrowings will mature within one year from the consummation of the Transaction, and such amount is reflected as short-term debt in the accompanying Pro Forma Combined Balance Sheet.
(c) To reflect the settlement or capitalization of intercompany accounts payable with Tenneco affiliates and the transfer of certain assets prior to the Shipbuilding Distribution pursuant to certain Corporate Restructuring Transactions.
(d) To reflect: (i) a cash dividend of $600 million to be paid by the Company to Tenneco or one or more of its subsidiaries, principally using borrowings under the Senior Credit Facility and the Notes and (ii) a payment of $14 million for certain fees and expenses in connection with the Senior Credit Facility and Notes.
(e) To reflect the elimination of corporate debt and related interest expense allocated by Tenneco to the Company. See the Combined Financial Statements, and notes thereto, included elsewhere in this Information Statement.
(f) To reflect the distribution of NNS Common Stock to holders of Tenneco Common Stock at an exchange ratio of one share of NNS Common Stock for five shares of Tenneco Common Stock.
(g) To reflect: (i) interest expense related to the borrowings assumed outstanding under the Senior Credit Facility and the Notes at the assumed annual interest rates discussed in (b), (ii) the cost of commitment fees on the unused borrowing capacity under the Revolving Credit Facility, and
    (iii) the amortization of deferred debt financing costs incurred in connection with the Senior Credit Facility and the Notes, as well as the related tax effects of these items at an assumed statutory rate of 35%. A 1/8% change in these assumed annual interest rates would change pro forma annual interest expense by $0.8 million, before the effect of income taxes.
(h) EBITDA, on a pro forma basis, was $113 million and $227 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. EBITDA represents earnings before cumulative effect of changes in accounting principles, income taxes, interest expense and depreciation and amortization. EBITDA is not a calculation based upon GAAP; however, the amounts included in the EBITDA calculation are derived from amounts included in the combined pro forma Statements of Earnings. In addition, EBITDA shall not be considered as an alternative to net income or operating income, as an indicator of the operating performance of the Company or as an alternative to operating cash flows as a measure of liquidity.

                                   EXHIBIT J
                                       TO
                             DISTRIBUTION AGREEMENT

                           SHIPBUILDING SUBSIDIARIES

Subsidiaries of Tenneco InterAmerica Inc. (Delaware)
  Newport News Shipbuilding and Dry Dock Company (Virginia)................. 100%
    Asheville Industries Inc. (North Carolina).............................. 100

    Greeneville Industries Inc. (Virginia).................................. 100
    Newport News GlobalCorporation (U.S. Virgin Islands).................... 100
    Newport News Industrial Corporation (Virginia).......................... 100
      Newport News Industrial Corporation of Ohio (Ohio).................... 100
    Newport News Reactor Services, Inc. (Virginia).......................... 100
    Tenneco Tanker Holding Corporation (Delaware)........................... 100
    The James River Oyster Corporation (Virginia)........................... 100

                                                                    EXHIBIT 10.4

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                   EXHIBIT K

                                       TO

                             DISTRIBUTION AGREEMENT

                             TAX SHARING AGREEMENT

                                     AMONG

                                 TENNECO INC.,

                               NEW TENNECO INC.,

                        NEWPORT NEWS SHIPBUILDING INC.,

                                      AND

                          EL PASO NATURAL GAS COMPANY


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 Section 1.  Definition of Terms.........................................    1
 Section 2.  Allocation of Tax Liabilities...............................    6
 Section 3.  Proration of Taxes for Straddle Periods.....................   10
 Section 4.  Preparation and Filing of Tax Returns.......................   10
 Section 5.  Tax Payments and Intercompany Billings......................   13
 Section 6.  Tax Benefits................................................   16
 Section 7.  Assistance and Cooperation..................................   17
 Section 8.  Tax Records.................................................   17
 Section 9.  Tax Contests................................................   18
                    Effective Date; Termination of Prior Intercompany Tax
 Section 10. Allocation Agreements.......................................   19
 Section 11. No Inconsistent Actions.....................................   19
 Section 12. Survival of Obligations.....................................   19
 Section 13. Employee Matters............................................   20
 Section 14. Treatment of Payments; Tax Gross Up.........................   20
 Section 15. Disagreements...............................................   20
 Section 16. Late Payments...............................................   20
 Section 17. Expenses....................................................   21
 Section 18. Special Rules for Determining Members of Groups.............   21
 Section 19. General Provisions..........................................   21

                             TAX SHARING AGREEMENT

  This Agreement is entered into as of October 31, 1996 by and between Tenneco Inc., a Delaware corporation ("Tenneco"), Newport News Shipbuilding Inc. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("Shipbuilding Company"), New Tenneco Inc., a Delaware corporation ("Industrial Company"), and El Paso Natural Gas Company, a Delaware corporation ("Acquiror"). Tenneco, Shipbuilding Company, and Industrial Company are sometimes collectively referred to herein as the "Companies." Capitalized terms used in this Agreement are defined in Section 1 below. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

                                   RECITALS

  WHEREAS, as of the date hereof, Tenneco is the common parent of an affiliated group of corporations, including Shipbuilding Company and Industrial Company, which has elected to file consolidated Federal income tax returns; and

  WHEREAS, the Companies have entered into a Distribution Agreement setting forth the corporate transactions pursuant to which Tenneco will distribute all of the outstanding shares of common stock of Shipbuilding Company and all of the outstanding shares of common stock of Industrial Company to Tenneco shareholders in transactions intended to qualify as tax-free distributions under Section 355 of the Code (as defined below); and

  WHEREAS, as a result of the Distributions, Shipbuilding Company and Industrial Company, and their respective subsidiaries, will cease to be members of the affiliated group of which Tenneco is the common parent, effective as of the Distribution Date; and

  WHEREAS, the Companies desire to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the transactions contemplated by the Distribution Agreement, and to provide for and agree upon other matters relating to Taxes;

  NOW THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

  Section 1. Definition of Terms. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

  "ACCOUNTING CUTOFF DATE" means, with respect to each of Shipbuilding Company and Industrial Company, any date as of the end of which there is a closing of the financial accounting records for such entity.

  "ACCOUNTING FIRM" shall have the meaning provided in Section 15.

  "ACQUIROR" means El Paso Natural Gas Company, a Delaware corporation, and any successor.

  "ADJUSTMENT REQUEST" means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund, or credit of Taxes, including (a) any amended Tax return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid.

  "AFFILIATE" means any entity that directly or indirectly is "controlled" by the person or entity in question. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the term Affiliate shall refer to Affiliates of a person as determined immediately after the Distributions.

  "AGREEMENT" shall mean this Tax Sharing Agreement.

  "ALLOCATED FEDERAL TAX LIABILITY" shall have the meaning provided in Section 5.01(b)(i).

  "BASE AMOUNT ADJUSTMENT ITEMS" means any Tax Items arising from the amounts described in clause (i)(A) of the definition of Base Amount in the Debt and Cash Allocation Agreement attached as Exhibit C to the Distribution Agreement (relating to gas supply realignment costs and recoveries of such costs) or in clause (i)(C) of such definition of Base Amount (relating to payments made in settlement of any significant Energy Liability (as defined in the Merger Agreement)), and any Tax Items related to such amounts (such as income accrued with respect to payments to be received after the Distribution Date from customers, insurers, or other third parties with respect to gas supply realignment costs or settlements of Energy Liabilities).

  "CARRYBACK" means any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried from one Tax Period to another Tax Period under the Code or other applicable Tax Law.

  "CODE" means the U.S. Internal Revenue Code of 1986, as amended, or any successor law.

  "COMPANIES" means Tenneco, Shipbuilding Company, and Industrial Company, collectively, and "COMPANY" means any one of Tenneco, Shipbuilding Company, or Industrial Company.

  "CONSOLIDATED OR COMBINED INCOME TAX" means any Income Tax computed by reference to the assets and activities of members of more than one Group.

  "CONSOLIDATED OR COMBINED STATE INCOME TAX" means any State Income Tax computed by reference to the assets and activities of members of more than one Group.

  "CONSOLIDATED TAX LIABILITY" means, with respect to any Tenneco Federal Consolidated Return, the "tax liability of the group" as that term is used in Treasury Regulation Section 1.1552-1(a)(1) (including applicable interest, additions to the tax, additional amounts, and penalties as provided in the
Code), adjusted as follows:

    (i) such tax liability shall be treated as including any alternative minimum tax liability under Code Section 55;

    (ii) in the case of the Tax Period which includes the Distribution Date, the Consolidated Tax Liability shall be computed as if the Distribution Date were the last day of the Tax Period; and

    (iii) Base Amount Adjustment Items and Debt Discharge Items shall be disregarded.

  "CUMULATIVE FEDERAL TAX PAYMENT" shall have the meaning provided in Section 5.01(b)(ii).

  "DEBT DISCHARGE ITEMS" means any Tax Items arising from the Debt Realignment (as defined in the Merger Agreement).

  "DISTRIBUTION AGREEMENT" means the agreement, as amended from time to time, setting forth the corporate transactions required to effect the distribution to Tenneco shareholders of Shipbuilding Common Shares and Industrial Common Shares, and to which this Tax Sharing Agreement is attached as an exhibit.

  "DISTRIBUTION DATE" means the Distribution Date as that term is defined in the Distribution Agreement.

  "DISTRIBUTIONS" means the distributions to Tenneco shareholders on the Distribution Date of all of the outstanding stock of Industrial Company and Shipbuilding Company owned by Tenneco.

  "EFFECTIVE TIME" shall have the meaning provided in the Merger Agreement.

  "ENERGY INVESTMENTS GROUP" means the corporations, or divisions of corporations, identified on Schedule 3.

  "FEDERAL ALLOCATION METHOD" shall have the meaning provided in Section
2.02(a).

  "FEDERAL INCOME TAX" means any Tax imposed by Subtitle A or F of the Code.

  "FEDERAL TAX ADJUSTMENT" shall have the meaning provided in Section 2.02(b).

  "FOREIGN INCOME TAX" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

  "GROUP" means the Tenneco Group, the Shipbuilding Group, and the Industrial Group, as the context requires.

  "GSR ITEMS" means, for any Tax Period: (a) the deductions or losses allowable in such Tax Period attributable to (i) the payment of gas supply realignment costs as described in clause (i) of the definition of Base Amount in the Debt and Cash Allocation Agreement attached as Exhibit C to the Distribution Agreement, or (ii) the payment in any Post-Distribution Tax Period of gas supply realignment costs incurred pursuant to contracts entered into on or prior to the Distribution Date; and (b) any taxable income or gain recognized in such Tax Period attributable to the recovery of such costs from customers, insurers, or third parties or attributable to any reduction in any previously deducted payments.

  "INCOME TAX" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

  "INDUSTRIAL ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Industrial Company would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement. For purposes of this Agreement, any proposed adjustment relating to Tenneco Business Services Inc. (or the predecessor shared services project of Tenneco) shall be an Industrial Adjustment, and Industrial Company shall be liable for any Taxes (and shall be entitled to receive any Tax Benefit) arising from such adjustments.

  "INDUSTRIAL COMPANY" means New Tenneco Inc., a Delaware corporation, and any successor.

  "INDUSTRIAL GROUP" means Industrial Company and its Affiliates as determined immediately after the Distributions, modified as provided in Section 18.

  "INDUSTRIAL GROUP PRIOR FEDERAL TAX LIABILITY" shall have the meaning provided in Section 2.02(b)(ii).

  "INDUSTRIAL GROUP PRIOR STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(ii)(B).

  "INDUSTRIAL GROUP RECOMPUTED FEDERAL TAX LIABILITY" shall have the meaning provided in Section 2.02(b)(i).

  "INDUSTRIAL GROUP RECOMPUTED STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(ii)(A).

  "JOINT ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest which is neither an Industrial Adjustment, a Shipbuilding Adjustment, nor a Tenneco Adjustment.

  "MERGER" means the merger of El Paso Merger Company with and into Tenneco as described in the Merger Agreement.

  "MERGER AGREEMENT" means the Agreement and Plan of Merger among Tenneco, Acquiror, and El Paso Merger Company dated as of June 19, 1996, as amended from time to time.

  "PAYMENT DATE" means (i) with respect to any Tenneco Federal Consolidated Return, the due date for any required installment of estimated taxes determined under Code Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (ii) with respect to any Tax Return for any Consolidated or Combined State Income Tax, the corresponding dates determined under the applicable Tax Law.

  "POST-DISTRIBUTION PERIOD" means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

  "PRE-DISTRIBUTION PERIOD" means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

  "PRIME RATE" means the base rate on corporate loans charged by Citibank, N.A., New York, New York from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

  "PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS" means any written or oral agreement or any other arrangements relating to allocation of Taxes existing between or among the Tenneco Group, the Shipbuilding Group, and the Industrial Group as of the Distribution Date (other than this Agreement and other than any such agreement or arrangement between or among persons who are members of a single Group). The following agreements, including any amendments thereto, shall not be considered a Prior Intercompany Tax Allocation Agreement: (i) the agreement by and between Tenneco and Case Equipment Corporation (now known as Case Corporation) dated June 23, 1994; (ii) the agreement by and among Tenneco, Tenneco United Kingdom Holdings Limited, and Albright and Wilson plc dated February 16, 1995; and (iii) the agreement by and between Tennessee Gas Pipeline Company, Tenneco Gas Marketing Company, and IGC Energy, Inc. dated November 1, 1995.

  "PROHIBITED ACTION" shall have the meaning provided in Section 11.

  "RESPONSIBLE COMPANY" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

  "RESTRUCTURING TAX" means the Taxes described in Sections 2.06(a)(ii) or 2.06(a)(iii) (relating to Tax resulting from any income or gain recognized as a result of the Transactions).

  "RULING REQUEST" means the letter filed by Tenneco with the Internal Revenue Service requesting a ruling from the Internal Revenue Service regarding certain tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

  "SEPARATE COMPANY TAX" means any Tax computed by reference to the assets and activities of a member or members of a single Group.

  "SHIPBUILDING ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Shipbuilding Company would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

  "SHIPBUILDING COMPANY" means Newport News Shipbuilding Inc. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation, and any successor.

  "SHIPBUILDING GROUP" means Shipbuilding Company and its Affiliates as determined immediately after the Distributions, modified as provided in
Section 18.

  "STRADDLE PERIOD" means any Tax Period that begins on or before and ends after the Distribution Date.

  "STATE INCOME TAX" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income.

  "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

  "TAX AUTHORITY" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

  "TAX BENEFIT" means any refund, credit, or other reduction in otherwise required Tax payments (including any reduction in estimated tax payments).

  "TAX CONTEST" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any of the Companies or their Affiliates (including any administrative or judicial review of any claim for refund) for any Tax Period ending on or before the Distribution Date or any Straddle Period.

  "TAX CONTEST COMMITTEE" shall have the meaning provided in Section 9.02(b).

  "TAX ITEM" means, with respect to any Income Tax, any item of income, gain, loss, deduction, and credit.

  "TAX LAW" means the law of any governmental entity or political subdivision thereof relating to any Tax.

  "TAX OPINION" means the opinion letter to be issued by Tenneco's tax counsel as required by the Merger Agreement, a form of which is attached as Exhibit K of the Merger Agreement.

  "TAX PERIOD" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

  "TAX RECORDS" means Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

  "TAX RETURN" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

  "TENNECO" means Tenneco Inc., a Delaware corporation, and any successor.

  "TENNECO ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Tenneco would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

  "TENNECO FEDERAL CONSOLIDATED RETURN" means any United States federal Tax Return for the affiliated group (as that term is defined in Code Section 1504) that includes Tenneco as the common parent and includes any member of the Shipbuilding Group or the Industrial Group.

  "TENNECO GROUP" means Tenneco and its Affiliates, excluding any entity that is a member of the Industrial Group or the Shipbuilding Group.

  "TRANSACTIONS" means the transactions contemplated by the Distribution Agreement (including the Corporate Restructuring Steps and Distributions, as defined in such agreement) and by the Merger Agreement (including the Debt Realignment, as defined in such agreement).

  "TREASURY REGULATIONS" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

  Section 2. Allocation of Tax Liabilities. The provisions of this Section 2 are intended to determine each Company's liability for Taxes with respect to Pre-Distribution Periods. Once the liability has been determined under this
Section 2, Section 5 determines the time when payment of the liability is to be made, and whether the payment is to be made to the Tax Authority directly or to another Company.

  2.01 General Rule

    (a) Tenneco Liability. Tenneco shall be liable for all Taxes not specifically allocated to either Industrial Company or Shipbuilding Company under this Section 2. Tenneco shall indemnify and hold harmless the Industrial Group and the Shipbuilding Group from and against any liability for Taxes which Tenneco is liable for under this Section 2.01(a).

    (b) Industrial Company Liability. Industrial Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group and the Shipbuilding Group from and against any liability for, Taxes which are allocated to Industrial Company under this Section 2.

    (c) Shipbuilding Company Liability. Shipbuilding Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group and the Industrial Group from and against any liability for, Taxes which are allocated to Shipbuilding Company under this Section 2.

  2.02 Allocation of United States Federal Income Tax. Except as provided in Sections 2.06, 6.02, and 6.03:

    (a) Allocation of Tax Relating to Tenneco Federal Consolidated Returns Filed After the Distribution Date. With respect to any Tenneco Federal Consolidated Return filed after the Distribution Date, the Consolidated Tax Liability shall be allocated among the Groups in accordance with the method prescribed in Treasury Regulation Section 1.1552-1(a)(1) (as in effect on the date hereof) determined by treating each Group as a single member of the consolidated group and by disregarding Base Amount Adjustment Items and Debt Discharge Items in computing each Group's taxable income (the "Federal Allocation Method"). For purposes of such allocation, the excess, if any, of (i) Consolidated Tax Liability over (ii) Consolidated Tax Liability determined without regard to any alternative minimum tax liability under Code Section 55, shall be allocated among the Groups in accordance with their respective amounts of alternative minimum taxable income, and any corresponding alternative minimum tax credit shall be allocated in accordance with the allocation of such alternative minimum tax liability. Any amount so allocated to the Industrial Group shall be a liability of Industrial Company to Tenneco under this Section 2, and any amount so allocated to the Shipbuilding Group shall be a liability of Shipbuilding Company to Tenneco under this Section 2. Amounts described in Code Section 1561 (relating to limitations on certain multiple benefits) shall be divided equally among the Tenneco Group, the Industrial Group, and the Shipbuilding Group to the extent permitted by the Code.

    (b) Allocation of Tenneco Federal Consolidated Return Tax Adjustments. If there is any adjustment to the reported Tax liability with respect to any Tenneco Federal Consolidated Return, or to such Tax liability as previously adjusted, Industrial Company shall be liable to Tenneco for the excess (if any) of--

      (i) the Consolidated Tax Liability of the Industrial Group computed as if all members of the Industrial Group included in the Tax Return had filed a consolidated Tax Return for such members based on the Tax Items of such members as so adjusted (the "Industrial Group Recomputed Federal Tax Liability"); over

      (ii) the Consolidated Tax Liability of the Industrial Group computed as if such members of the Industrial Group had filed a consolidated Tax Return for such members based on the Tax Items of such members as reported (or, if applicable, as previously adjusted) (the "Industrial Group Prior Federal Tax Liability").

  If the Industrial Group Prior Federal Tax Liability exceeds the Industrial Group Recomputed Federal Tax Liability, Tenneco shall be liable to Industrial Company for such excess. The Shipbuilding Group liability shall be recomputed in a like manner, and Shipbuilding Company shall be liable to Tenneco for any excess of the Shipbuilding Group Recomputed Federal Tax Liability over the Shipbuilding Group Prior Federal Tax Liability, and Tenneco shall be liable to Shipbuilding Company for any excess of the Shipbuilding Group Prior Federal Tax Liability over the Shipbuilding Group Recomputed Federal Tax Liability. For purposes of this Section 2.02(b), if the Industrial Group or the Shipbuilding Group has a net operating loss after taking into account the adjustments allocable to such group, the Recomputed Federal Tax Liability of the group shall be less than zero to the extent such net operating loss produces a Tax Benefit in consolidation for the applicable taxable year.

    (c) Special Allocation With Respect to Energy Investments Group. If the net operating loss of the Energy Investments Group as reported on the Tenneco Federal Consolidated Tax Return for the taxable year ended December 31, 1996 (but computed as if the Distribution Date were the last day of the Tax Period) is less than $185,000,000, Industrial Company shall be liable to Tenneco for an amount equal to 35% of the difference between $185,000,000 and the Energy Investments Group net operating loss or net taxable income. If such net operating loss of the Energy Investments Group is greater than $213,000,000, Tenneco shall be liable to Industrial Company for an amount equal to 35% of the difference between $213,000,000 and the amount of the Energy Investments Group net operating loss. If there is any subsequent adjustment to the Energy Investment Group's net operating loss or taxable income, the amount payable by or to Industrial Company under this Section 2.02(c) shall be adjusted accordingly based on the net operating loss or taxable income as adjusted.

  2.03 Allocation of State Income Taxes. Except as provided in Sections 2.04, 2.05, 2.06, 6.02, and 6.03, State Income Taxes shall be allocated as follows:

    (a) Separate Company Taxes. In the case of any State Income Tax which is a Separate Company Tax, Industrial Company shall be liable for such Tax imposed on any members of the Industrial Group, and Shipbuilding Company shall be liable for such Tax imposed on any members of the Shipbuilding Group.

    (b) Consolidated or Combined State Income Taxes. In the case of any Consolidated or Combined State Income Tax, the liability of Industrial Company and Shipbuilding Company with respect to such Tax for any Tax Period shall be computed as follows:

      (i) Allocation of Tax Reported on Tax Returns Filed After the Distribution Date. In the case of any Consolidated or Combined State Income Tax reported on any Tax Return filed after the Distribution Date (excluding any amended return), Industrial Company shall be liable to Tenneco for the State Income Tax liability computed as if all members of the Industrial Group included in the computation of such Tax had filed a consolidated or combined Tax Return for such Industrial Group members based on the income, apportionment factors, and other items of such members, and Shipbuilding Company shall be liable to Tenneco for the State Income Tax liability computed as if all members of the Shipbuilding Group included in the computation of such Tax had filed a consolidated or combined Tax Return for such Shipbuilding Group members based on the income, apportionment factors, and other items of such members.

      (ii) Allocation of Combined or Consolidated State Income Tax Adjustments. If there is any adjustment to the amount of Consolidated or Combined State Income Tax reported on any Tax Return (or as previously adjusted), the liability of the Industrial Group and the Shipbuilding Group shall be recomputed as provided in this subparagraph. Industrial Company shall be liable to Tenneco for the excess (if any) of--

        (A) the State Income Tax liability computed as if all members of the Industrial Group included in the Tax Return had filed a consolidated or combined Tax Return for such members based on the income, apportionment factors, and other items of such members as so adjusted (the "Industrial Group Recomputed State Tax Liability"); over

        (B) the State Income Tax liability computed as if such members of the Industrial Group had filed a consolidated or combined Tax Return for such members based on the income, apportionment factors, and other items of such members as reported (or, if applicable, as previously adjusted) (the "Industrial Group Prior State Tax Liability").

    If the Industrial Group Prior State Tax Liability exceeds the Industrial Group Recomputed State Tax Liability, Tenneco shall be liable to Industrial Company for such excess. The Shipbuilding Group liability shall be recomputed in a like manner, and Shipbuilding Company shall be liable to Tenneco for any excess of the Shipbuilding Group Recomputed State Tax Liability over the Shipbuilding Group Prior State Tax Liability, and Tenneco shall be liable to Shipbuilding Company for any excess of the Shipbuilding Group Prior State Tax Liability over the Shipbuilding Group Recomputed State Tax Liability. For purposes of this paragraph, the determination and payment of estimated Taxes (including the determination and payment of any Tax required to be paid with a request for an extension of time to file a Tax Return) shall not be treated as an adjustment to the related Consolidated or Combined State Income Tax.

  2.04 Allocation of State Income Tax Effects of Federal Audit Adjustments. Tenneco shall be liable for any State Income Taxes resulting from the adjustments to Tenneco Federal Consolidated Returns for Tax Periods ending on or before December 31, 1989. In accordance with Section 6, any Tax Benefit realized by the Shipbuilding Group or by the Industrial Group as a result of Tenneco's payment of such State Income Taxes shall be for the account of Tenneco and shall be paid to Tenneco under Section 6. For example, if Tenneco pays a State Income Tax liability of $100x related to adjustments to the Tax Return of a member of the Shipbuilding Group, and if such payment is available as a deduction on the Shipbuilding Group's Tax Return for Federal Income Tax, Shipbuilding Company shall pay to Tenneco the Federal Income Tax benefit attributable to the deduction (i.e., $35x assuming a 35% maximum marginal tax rate under Code Section 11, and assuming the payment is treated as a nondeductible dividend under the Code in accordance with Section 14 of this Agreement).

  2.05 Allocation of Other Taxes. Except as provided in Section 2.06, all Taxes other than those specifically allocated pursuant to Sections 2.03 through 2.04 shall be allocated based on the legal entity on which the legal incidence of the Tax is imposed. As between the parties to this Agreement, Industrial Company shall be liable for all Taxes imposed on any member of the Industrial Group (including Taxes imposed on the separate consolidated federal income tax return of Tenneco International Holding Corp.), and Shipbuilding Company shall be liable for all Taxes imposed on any member of the Shipbuilding Group. The Companies believe that there is no Tax not specifically allocated pursuant to Sections 2.03 through 2.04 which is legally imposed on more than one legal entity (e.g., joint and several liability); however, if there is any such Tax, it shall be allocated in accordance with past practices as reasonably determined by the affected Companies, or in the absence of such practices, in accordance with any allocation method agreed upon by the affected Companies.

  2.06 Transaction and Other Taxes

    (a) Tenneco Liability. Except as otherwise provided in Sections 2.06 and 6.02, Tenneco shall be liable for, and shall indemnify and hold harmless Industrial Group and the Shipbuilding Group from and against any liability for, all Taxes resulting from the Transactions (other than Taxes allocated to the Acquiror under the Merger Agreement), including:

      (i) Any sales and use, gross receipts, or other transfer Taxes imposed on the transfers occurring pursuant to the Transactions;

      (ii) any Tax resulting from any income or gain recognized under Treasury Regulation Sections 1.1502-13 or 1.1502-19 (or any corresponding provisions of other applicable Tax Laws) as a result of the Transactions; and

      (iii) any Tax resulting from any income or gain recognized as a result of any of the transactions contemplated by the Distribution Agreement failing to qualify for tax-free treatment under Code Sections 332, 351, 355, 361, or other provisions of the Code (as contemplated in the Ruling Request) or other applicable Tax Laws, or as a result of the Merger failing to qualify for tax-free treatment under Code Sections 354 and 361 or other provisions of the Code or other applicable Tax Laws (as contemplated in the Merger Agreement).

  If any Tax referred to in this Section 2.06(a) is included in the definition of Actual Energy Debt Amount, but cannot be calculated on the Energy Determination Date (as such terms are defined in the Debt and Cash Allocation Agreement attached as Exhibit C to the Distribution Agreement), then Industrial Company shall pay to Tenneco the amount which would have been included in the Actual Energy Debt Amount. Such payments shall be made at the time such amounts are determinable. For the purposes of this Section 2.06(a) and the definition of Actual Energy Debt Amount (as defined in the Debt and Cash Allocation Agreement), the term "transfer Taxes" includes any Illinois franchise tax imposed under Ill. Rev. Stat. ch. 805, (S) 15.65(b) in connection with the transfer by Tenneco Corporation of net intercompany receivables in the approximate amount of $6.9 billion to a subsidiary of Midwestern Gas Transmission Company in connection with the Corporate Restructuring Transactions.

    (b) Indemnity for Inconsistent Acts. Industrial Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group and the Shipbuilding Group from and against any liability for, any Restructuring Tax (described in subparagraphs (ii) and (iii) above) to the extent arising from any breach of Industrial Company's representations or covenants under
  Section 11. Shipbuilding Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group and the Industrial Group from and against any liability for, any Restructuring Tax to the extent arising from any breach of Shipbuilding Company's representations or covenants under
  Section 11. Acquiror shall be liable for, and shall indemnify and hold harmless the Industrial Group and Shipbuilding Group from and against any liability for, any Restructuring Tax to the extent arising from any breach of Acquiror's representations or covenants under Section 11.

    (c) Indemnity for Representations. Industrial Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group and the Shipbuilding Group from and against any liability for, any Restructuring Tax to the extent arising from the inaccuracy of any factual statements or representations in connection with the Ruling Request or the Tax Opinion, but in each case only to the extent such inaccuracy arises from facts in existence prior to the Effective Time, and excluding any inaccuracy with respect to any statements or representations relating to Acquiror, Shipbuilding Company, or their Affiliates or any plan or intention on the part of Acquiror, Shipbuilding Company, or their Affiliates as to actions to be taken at or subsequent to the Effective Time. Shipbuilding Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group and the Industrial Group from and against any liability for, any Restructuring Tax to the extent arising from the inaccuracy of any factual statements or representations relating to the Shipbuilding Company or its Affiliates in connection with the Ruling Request or the Tax Opinion. Acquiror shall be liable for, and shall indemnify and hold harmless the Industrial Group and the Shipbuilding Group from and against any liability for, any Restructuring Tax to the extent arising from the inaccuracy of any factual statements or representations relating to Acquiror or its Affiliates (other than the Tenneco Group) in connection with the Ruling Request or the Tax Opinion.

    (d) Change in Law Relating to Deferred Gains. If between the date of the Merger Agreement and the Effective Time there is a change in law and as a result of such change in law Tenneco is required to restore to income as a result of the Merger the deferred gains identified on Schedule 2 to the Debt and Cash Allocation Agreement attached as Exhibit C to the Distribution Agreement, then any resulting Tax shall be allocated equally between Industrial Company and Tenneco. For purposes of this Section 2.06(d), the term "change in law" shall mean any of the following occurring between the date of the Merger Agreement and the Effective Time: (i) an amendment to the Code; (ii) an amendment to the Treasury Regulations (including any issuance of proposed, temporary, or final Treasury Regulations); (iii) a decision of the Tax Court, any Federal District Court, the Court of Federal Claims, the Federal Circuit Court, or the United States Supreme Court; and (iv) any notice, announcement, or other administrative pronouncement published by the Internal

  Revenue Service in the Internal Revenue Bulletin to the effect that the Treasury Department intends to issue Treasury Regulations after the Effective Time that will be effective with respect to the Transactions.

    (e) Taxes Relating to Settlement Receipts For Account of Industrial Company. To the extent the economic benefit of any amounts received by the Energy Business prior to the Effective Time from the settlement of pending litigation (as identified on Schedule G2 to Exhibit G of the Merger Agreement) is allocated to Industrial Company under the Debt and Cash Allocation Agreement, any corresponding tax liability with respect to such amounts shall be allocated to Industrial Company.

  Section 3. Proration of Taxes for Straddle Periods

  3.01 General Method of Proration. In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Distribution Periods and Post-Distribution Periods in accordance with the principles of Treasury Regulation
Section 1.1502-76(b) as reasonably interpreted and applied by the Companies. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items). If the Distribution Date is not an Accounting Cutoff Date, the provisions of Treasury Regulation Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items) for the month which includes the Distribution Date.

  3.02 Transaction Treated as Extraordinary Item. In determining the apportionment of Tax Items between Pre-Distribution Periods and Post-Distribution Periods, any Tax Items relating to the Transactions shall be treated as an extraordinary item described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C) and shall be allocated to Pre-Distribution Periods, and any Taxes related to such items shall be treated under Treasury Regulation
Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall be allocated to Pre-Distribution Periods.

  Section 4. Preparation and Filing of Tax Returns

  4.01 General. Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall provide, and shall cause their Affiliates to provide, assistance and cooperate with one another in accordance with Section 7 with respect to the preparation and filing of Tax Returns, including providing information required to be provided in Section 7. As used in this Section 4, the terms "domestic" and "foreign" have the meanings ascribed to such terms in Code Section 7701.

  4.02 Industrial Company's Responsibility. Industrial Company has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed:

    (a) Tenneco Federal Consolidated Returns for Tax Periods ending on or before December 31, 1996.

    (b) Tax Returns for State Income Taxes (including Tax Returns with respect to State Income Taxes that are Separate Company Taxes) which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending on or before December 31, 1996, other than Tax Returns with respect to State Income Taxes that are Separate Company Taxes of the Shipbuilding Group for Tax Periods beginning on or after the Distribution Date. If Acquiror elects or is required to combine the income of any Company or its Affiliates with the income of the Acquiror or any of its Affiliates (other than any Company or its Affiliates) with respect to any Tax Return for State Income Taxes for any Tax Period ending on or before December 31, 1996, Industrial Company shall provide to Acquiror in accordance with a compliance schedule to be agreed to by Industrial Company and Acquiror information and documents reasonably required by Acquiror to prepare and file such Tax Return, and Acquiror shall have the exclusive obligation and right to prepare and file such Tax Return, or to cause such Tax Return to be prepared and filed.

    (c) Tax Returns that are required to be filed by the members of the Industrial Group (including the federal consolidated Tax Return required to be filed by Tenneco International Holding Corp.).

Nothing in this Section 4.02 shall impose on Industrial Company any liability for any failure to file any Tax Return, or for failure to file any Tax Return when due, with respect to any Pre-Distribution Period if the due date for such return (including extensions) was prior to the Distribution Date.

  4.03 Shipbuilding Company's Responsibility. Shipbuilding Company has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed, Tax Returns required to be filed by members of the Shipbuilding Group other than those Tax Returns which Industrial Company is required to prepare and file under Section 4.02.

  4.04 Tenneco Responsibility. Tenneco shall prepare and file, or shall cause to be prepared and filed, Tax Returns required to be filed by or with respect to members of the Tenneco Group other than those Tax Returns which Industrial Company is required to prepare and file under Section 4.02. The Tax Returns required to be prepared and filed by Tenneco under this Section 4.04 shall include (a) the Tenneco Federal Consolidated Return for Tax Periods ending after December 31, 1996, (b) Tax Returns for Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending after December 31, 1996, and (c) Tax Returns for State Income Taxes for Tax Periods ending on or before December 31, 1996 if Acquiror elects or is required to combine the income of any Company or its Affiliates with the income of the Acquiror or any of its Affiliates (other than any Company or its Affiliates) with respect to such Tax Return.

  4.05 Tax Accounting Practices

    (a) General Rule. Except as otherwise provided in this Section 4.05, any Tax Return for any Pre-Distribution Period or any Straddle Period, and any Tax Return for any Post-Distribution Period to the extent items reported on such Tax Return might reasonably affect items reported on any Tax Return for any Pre-Distribution Period or any Straddle Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Code or other applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax
  Law), in accordance with reasonable Tax accounting practices selected by the Responsible Company. The Companies agree to report their portion of the consolidated cumulative overall foreign loss based on the notional account balances determined on a legal entity basis in a manner consistent with past practices.

    (b) Reporting of Transaction Tax Items Other Than Debt Discharge Items and Base Amount Adjustment Items. The tax treatment reported on any Tax Return of Tax Items relating to the Transactions shall be consistent with the treatment of such item in the IRS Ruling Letter (as defined in the Merger Agreement) and the Tax Opinion (unless such treatment is not permissible under the Code). To the extent there is a Tax Item relating to the Transactions which is not covered by the IRS Ruling Letter or the Tax Opinion, the Companies shall agree on the tax treatment of any such Tax Item reported on any Tax Return. For this purpose, the tax treatment of such Tax Items on a Tax Return by the Responsible Company with respect to such Tax Return shall be agreed to by the other Company unless either (i) there is no reasonable basis for such tax treatment, or (ii) such tax treatment is inconsistent with the tax treatment contemplated in the Ruling Request or in the Tax Opinion. Such Tax Return shall be submitted for review pursuant to Section 4.07(a), and any dispute regarding such proper tax treatment shall be referred for resolution pursuant to Section 15, sufficiently in advance of the filing date of such Tax Return (including extensions) to permit timely filing of the return.

    (c) Debt Discharge Items. Industrial Company shall determine the tax treatment of any Debt Discharge Item on any Tax Return, subject only to the other Companies' rights of review under Section 4.07.

    (d) Base Amount Adjustment Items. Tenneco shall determine the tax treatment of any Base Amount Adjustment Item on any Tax Return, subject only to the other Companies' rights of review under Section 4.07.

  4.06 Consolidated or Combined Returns. The Companies will elect and join, and will cause their respective Affiliates to elect and join, in filing consolidated, unitary, combined, or other similar joint Tax Returns, to the extent each entity is eligible to join in such Tax Returns, if the Companies reasonably determine that the filing of such Tax Returns is consistent with past reporting practices, or in the absence of applicable past practices, will result in the minimization of the net present value of the aggregate Tax to the entities eligible to join in such Tax Returns.

  4.07 Right to Review Tax Returns

    (a) General. The Responsible Company with respect to any Tax Return shall make such Tax Return and related workpapers available for review by the other Companies, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) such Tax Return relates to Taxes for which the requesting party may have a claim for Tax Benefits under this Agreement, or (iv) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Responsible Company shall use its reasonable best efforts to make such Tax Return available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the requesting party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, taking into account the person responsible for payment of the tax (if any) reported on such Tax Return and the materiality of the amount of Tax liability with respect to such Tax Return. The Companies shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

    (b) Execution of Returns Prepared by Other Party. In the case of any Tax Return which is required to be prepared and filed by one Company under this Agreement and which is required by law to be signed by another Company (or by its authorized representative), the Company which is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement if there is no reasonable basis for the tax treatment of any material items reported on the Tax Return.

  4.08 Claims for Refund, Carrybacks, and Self-Audit Adjustments ("Adjustment Requests")

    (a) Consent Required for Adjustment Requests Related to Consolidated or Combined Income Taxes. Except as provided in paragraphs (b), (c), and (d) below, each of the Companies hereby agrees that, unless each of the other Companies consents in writing, which consent shall not be unreasonably withheld, (i) no Adjustment Request with respect to any Consolidated or Combined Income Tax for a Pre-Distribution Period shall be filed, and (ii) any available elections to waive the right to claim in any Pre-Distribution Period with respect to any Consolidated or Combined Income Tax any Carryback arising in a Post-Distribution Period shall be made, and no affirmative election shall be made to claim any such Carryback. Any Adjustment Request which the Companies consent to make under this Section
  4.08 shall be prepared and filed by the Responsible Company under Section
  4.02 for the Tax Return to be adjusted. The Company requesting the Adjustment Request shall provide to the Responsible Company all information required for the preparation and filing of such Adjustment Request in such form and detail as reasonably requested by the Responsible Company.

    (b) Exception for Adjustment Requests Related to Debt Discharge Items. Industrial Company shall have the right, without the consent of any other party, to file (i) IRS Form 4466 (Corporation Application for Quick Refund of Overpayment of Estimated Tax) (or any similar Adjustment Request allowed under the Code or other Tax Laws) to claim the benefit of any reduction of required estimated Federal Income Tax as a result of Debt Discharge Items, or (ii) IRS Form 1139 (Corporation Application for Tentative Refund) or IRS Form 1120X (Corporation Amended Return) (or any similar Adjustment Request allowed under the Code or other Tax Laws), and to make any elections necessary to file such forms, with respect to any net operating loss Carryback arising in any Tax Period in which there is any reduction of Taxes as a result of Debt Discharge Items if any portion of such Carryback is attributable to such Debt Discharge Items (determined in accordance with the principles of Section 6.04). If Industrial Company is not the Responsible

  Company with respect to any such return, then the Responsible Company shall file such return upon request of the Industrial Company.

    (c) Exception for Adjustment Requests Related to Base Amount Adjustment Items. Tenneco shall have the right, without the consent of any other party, to file (i) IRS Form 4466 (Corporation Application for Quick Refund of Overpayment of Estimated Tax) (or any similar Adjustment Request allowed under the Code or other Tax Laws) to claim the benefit of any reduction of required estimated Federal Income Tax as a result of Base Amount Adjustment Items, or (ii) IRS Form 1139 (Corporation Application for Tentative Refund) or IRS Form 1120X (Corporation Amended Return) (or any similar Adjustment Request allowed under the Code or other Tax Laws), and to make any elections necessary to file such forms, with respect to any net operating loss Carryback arising in Tax Period in which there is any reduction of Taxes as a result of Base Amount Adjustment Items if any portion of such Carryback is attributable to Base Amount Adjustment Items (determined in accordance with the principles of Section 6.04). If Tenneco is not the Responsible Company with respect to any such return, then the Responsible Company shall file such return upon request of the Industrial Company.

    (d) Exception for Adjustment Requests Related to Audit Adjustments. Each of the Companies shall be entitled, without the consent of any other Company, to require Industrial Company to file an Adjustment Request to take into account any net operating loss, net capital loss, deduction, credit, or other adjustment attributable to such Company or any member of its Group corresponding to any adjustment resulting from any audit by the Internal Revenue Service or other Tax Authority with respect to Consolidated or Combined Income Taxes for any Pre-Distribution Tax Period. For example, if the Internal Revenue Service requires a Company to capitalize an item deducted for the taxable year 1993, the Company shall be entitled, without the consent of any other Company, to require Industrial Company to file an Adjustment Request for the taxable year 1994 (and later years) to take into account any depreciation or amortization deductions in such years directly related to the item capitalized in 1993.

    (e) Other Adjustment Requests Permitted. Nothing in this Section 4.08 shall prevent any Company or its Affiliates from filing any Adjustment Request with respect to Income Taxes which are not Consolidated or Combined Income Taxes or with respect to any Taxes other than Income Taxes. Any refund or credit obtained as a result of any such Adjustment Request (or otherwise) shall be for the account of the person liable for the Tax under this Agreement.

    (f) Payment of Refunds. Any refunds or other Tax Benefits received by any Company (or any of its Affiliates) as a result of any Adjustment Request which are for the account of another Company (or member of such other Company's Group) shall be paid by the Company receiving (or whose Affiliate received) such refund or Tax Benefit to such other Company in accordance with Section 6.

  Section 5. Tax Payments and Intercompany Billings

  5.01 Payment of Taxes With Respect to Tenneco Federal Consolidated Returns Filed After the Distribution Date. In the case of any Tenneco Federal Consolidated Return the due date for which (including extensions) is after the Distribution Date,

    (a) Computation and Payment of Tax Due. At least three business days prior to any Payment Date, the Responsible Company shall compute the amount of Tax required to be paid to the Internal Revenue Service (taking into account the requirements of Section 4.05 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and, if Tenneco is not the Responsible Company with respect to such Tax Return, shall notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to the Internal Revenue Service on or before such Payment Date.

    (b) Computation and Payment of Industrial Company Liability With Respect to Tax Due. Within 30 days following any Payment Date, Industrial Company will pay to Tenneco the excess (if any) of--

      (i) the Consolidated Tax Liability determined as of such Payment Date with respect to the applicable Tax Period allocable to the members of the Industrial Group as determined by the

    Responsible Company in a manner consistent with the provisions of
    Section 2.02(a) (relating to allocation of the Consolidated Tax Liability in accordance with the Federal Allocation Method) (the "Allocated Federal Tax Liability"), over

      (ii) the cumulative net payments with respect to such Tax Return prior to such Payment Date by the members of the Industrial Group (the "Cumulative Federal Tax Payment").

  If the Industrial Group Cumulative Federal Tax Payment is greater than the Industrial Group Allocated Federal Tax Liability as of any Payment Date, then Tenneco shall pay such excess to Industrial Company within 30 days of Tenneco's receipt of the corresponding Tax Benefit (i.e., through either a reduction in Tenneco's otherwise required Tax payment, or a refund of prior tax payments). Any amount due under Section 2.02(c) with respect to the Energy Investments Group net operating loss or taxable income as reported on the Tenneco Federal Consolidated Tax Return for the taxable year ended December 31, 1996 shall be paid within 30 days following the Payment Date which is the date the return is filed, and any subsequent adjustment to the payment due under Section 2.02(c) shall be paid with interest as determined in a manner consistent with the provisions of Section 5.02.

    (c) Computation and Payment of Shipbuilding Company Liability With Respect to Tax Due. Within the time for any payment under paragraph (b) of this subsection, the Responsible Company shall also notify Tenneco, if necessary, and Shipbuilding Company in writing of the Shipbuilding Group Allocated Federal Tax Liability and the Shipbuilding Group Cumulative Federal Tax Payment (computed in manner consistent with paragraph (b) of this subsection). If the Shipbuilding Group Allocated Federal Tax Liability exceeds the Shipbuilding Group Cumulative Federal Tax Payment, then Shipbuilding Company shall pay such excess to Tenneco within three business days following receipt of such notice. If the Shipbuilding Group Cumulative Federal Tax Payment exceeds the Shipbuilding Group Allocated Federal Tax Liability, then Tenneco shall pay such excess to Shipbuilding Company within 30 days of Tenneco's receipt of the corresponding Tax Benefit (i.e., either a reduction in Tenneco's otherwise required Tax payment, or a refund of estimated tax payments).

    (d) Deemed Cumulative Federal Tax Payment for First Payment Date After the Distribution Date. For purposes of Sections 5.01(b)(ii) and 5.01(c) with respect to the Tenneco Federal Consolidated Tax Return for the taxable year ended December 31, 1996, the Industrial Group's Cumulative Federal Tax Payment shall be equal to $49,000,000, and the Shipbuilding Group's Cumulative Federal Tax Payment shall be equal to $40,000,000.

    (e) Interest on Intergroup Tax Allocation Payments. In the case of any payments to Tenneco required under paragraphs (b) or (c) of this subsection 5.01, the payor shall also pay to Tenneco an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the applicable Payment Date to the date of payment. In the case of any payments by Tenneco required under paragraphs (b) or (c) of this subsection 5.01, Tenneco shall also pay to the payee an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount to the payee.

    (f) Representation Regarding Cumulative 1996 Federal Income Tax Payments. Industrial Company represents and warrants to Tenneco that, as of the the date hereof, $205,500,000 of cumulative net payments have been made by Tenneco, and credited by the Internal Revenue Service, with respect to the 1996 Tenneco Federal Consolidated Return.

  5.02 Payment of Federal Income Tax Related to Adjustments

    (a) Adjustments Resulting in Underpayments. Tenneco shall pay to the Internal Revenue Service when due any additional Federal Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period. The Responsible Company shall compute the amount attributable to Industrial Group and the Shipbuilding Group in accordance with Section 2.02(b) and Industrial Company and Shipbuilding Company shall pay to Tenneco any amount due Tenneco under Section 2.02(b) within 30 days from the later of (i) the date the additional Tax was paid by Tenneco or (ii) the date of receipt by Industrial Company or Shipbuilding Company (as applicable) of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any amount due to Industrial Company or Shipbuilding Company under Section 2.02(b) shall be paid within 30 days from the date the additional Tax was paid by Tenneco to the Internal Revenue Service. Any payments required under this Section 5.02(a) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of the payment under this Section 5.02(a).

    (b) Adjustments Resulting in Overpayments. Within 30 days of receipt by Tenneco of any Tax Benefit resulting from any adjustment to the Consolidated Tax Liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period, Tenneco shall pay to Industrial Company and Shipbuilding Company, or Industrial Company and Shipbuilding Company shall pay to Tenneco (as the case may be), their respective amounts due from or to Tenneco as determined by the Responsible Company in accordance with Section 2.02(b). Any payments required under this Section 5.02(a) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to Industrial Company or Shipbuilding Company under this
  Section 5.02(b).

  5.03 Payment of State Income Tax With Respect to Returns Filed After the Distribution Date

    (a) Computation and Payment of Tax Due. At least three business days prior to any Payment Date for any Tax Return with respect to any State Income Tax, the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 4.05 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and--

      (i) If such Tax Return is with respect to a Consolidated or Combined State Income Tax, the Responsible Company shall, if Tenneco is not the Responsible Company with respect to such Tax Return, notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to such Tax Authority on or before such Payment Date.

      (ii) If such Tax Return is with respect to a Separate Company Tax, the Responsible Company shall, if it is not the Company liable for the Tax reported on such Tax Return, notify the Company liable for such Tax in writing of the amount of Tax required to be paid on such Payment Date. The Company liable for such Tax will pay such amount to such Tax Authority on or before such Payment Date.

    (b) Computation and Payment of Industrial Company Liability and Shipbuilding Company Liability With Respect to Tax Due. Within 120 days following the due date (including extensions) for filing any Tax Return for any Consolidated or Combined State Income Tax (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file), (i) Industrial Company shall pay to Tenneco the tax liability allocable to the Industrial Group as determined by the Responsible Company under the provisions of Section 2.03(b)(i), plus interest computed at the Prime Rate on the amount of the payment based on the number of days from the due date (including extensions) to the date of payment by Industrial Company to Tenneco, and (ii) the Responsible Company shall notify Tenneco (if Tenneco is not the Responsible Company with respect to such Tax Return) and Shipbuilding Company in writing of the tax liability allocable to the Shipbuilding Group as determined by the Responsible Company under the provisions of Section 2.03(b)(i). Within three business days following receipt of such notice, Shipbuilding Company shall pay to Tenneco the Shipbuilding Group's allocated tax liability as set forth in such notice, plus interest computed at the Prime Rate on the amount of the payment based on the number of days from the due date (including extensions) to the date of payment by Shipbuilding Company to Tenneco.

  5.04 Payment of State Income Taxes Related to Adjustments

    (a) Adjustments Resulting in Underpayments. Tenneco shall pay to the applicable Tax Authority when due any additional State Income Tax required to be paid as a result of any adjustment to the tax liability with respect to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period. Industrial Company and Shipbuilding Company shall pay to Tenneco their respective shares of any such additional Tax payment determined by the Responsible Company in accordance with Section 2.03(b)(ii) within 120 days from the later of (i) the date the additional Tax was paid by Tenneco or

  (ii) the date of receipt by Industrial Company or Shipbuilding Company (as applicable) of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Industrial Company and Shipbuilding Company shall also pay to Tenneco interest on their respective shares of such Tax computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of their payment to Tenneco under this Section 5.04(a).

    (b) Adjustments Resulting in Overpayments. Within 120 days of receipt by Tenneco of any Tax Benefit resulting from any adjustment to the tax liability with respect to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period, Tenneco shall pay to Industrial Company and Shipbuilding Company their respective shares of any such Tax Benefit determined by the Responsible Company in accordance with
  Section 2.03(b)(ii). Tenneco shall also pay to Industrial Company or Shipbuilding Company interest on their respective shares of such Tax Benefit computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to Industrial Company or Shipbuilding Company under this Section 5.04(b).

  5.05 Payment of Separate Company Taxes. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Separate Company Taxes owed by such Company or a member of such Company's Group.

  5.06 Indemnification Payments. If any Company (the "payor") is required to pay to a Tax Authority a Tax that another Company (the "responsible party") is required to pay to such Taxing Authority under this Agreement, the responsible party shall reimburse the payor within 30 days of delivery by the payor to the responsible party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Tax Authority to the date of reimbursement under this Section 5.06.

  Section 6. Tax Benefits

  6.01 General Rule. If a member of one Group receives any Tax Benefit with respect to any Taxes for which a member of another Group is liable hereunder, the Company receiving such Tax Benefit shall make a payment to the Company who is liable for such Taxes hereunder within 30 days following receipt of the Tax Benefit in an amount equal to the Tax Benefit (including any Tax Benefit realized as a result of the payment), plus interest on such amount computed at the Prime Rate based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount under this Section 6.01.

  6.02 Debt Discharge Items

    (a) Any Tax Benefit attributable to Debt Discharge Items (determined in accordance with the principles of Section 6.04) shall be credited against any amount owed by Industrial Company to Tenneco under Sections 5.01(b) or 5.03(b), and any excess Tax Benefit shall be paid by Tenneco to Industrial Company as an amount owed by Tenneco to Industrial Company under Sections 5.01(b) or 5.03(b). If the Tax Benefit is subsequently adjusted (including any adjustment to the Tax Benefit received as a reduction in otherwise required estimated tax payments), Industrial Company shall pay to Tenneco an amount equal to any reduction in the Tax Benefit, and Tenneco shall pay to Industrial Company an amount equal to any increase in the Tax Benefit, in each case under Section 5.01(b) (in the case of adjustments to Tax payments), or Sections 5.02 or 5.04 (in the case of audit adjustments).

    (b) Any Tax liability attributable to Debt Discharge Items (determined in accordance with the principles of Section 6.04) shall be paid by Industrial Company to Tenneco as an additional amount owed by Industrial Company to Tenneco under Section 5.01(b) or 5.03(b). Any adjustment to such Tax liability shall be paid under Section 5.01(b) (in the case of adjustments to Tax payments), or Sections 5.02 or 5.04 (in the case of audit adjustments).

    (c) Payments under this Section 6.02 shall include interest as provided under Sections 5.01, 5.02, 5.03, or 5.04, as applicable.

  6.03 Base Amount Adjustment Items. Any Tax Benefit (or Tax liability) attributable to Base Amount Adjustment Items (determined in accordance with the principles of Section 6.04) shall be for the account of Tenneco, regardless of the legal entity reporting such Tax Benefit or Tax liability. Pursuant to this Section 6.03, to the extent any net operating loss of the Tenneco Group is attributable to Base Amount Adjustment Items (determined in accordance with the principles of Section 6.04), any Tax Benefit associated with the deduction of such net operating loss (either in the current year or as a carryback or carryover) shall be for the account of Tenneco.

  6.04 Ordering of Tax Items. Tax Items for any Tax Period shall be taken into account for purposes of this Agreement in the following order of priority:

    (a) First, Tax Items other than Debt Discharge Items and Base Amount Adjustment Items.

    (b) Second, Debt Discharge Items and Base Amount Adjustment Items (other than GSR Items) in proportion to the relative net amounts of such items.

    (c) Third, GSR Items.

  Section 7. Assistance and Cooperation

  7.01 General. After the Distribution Date, each of the Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Companies and their Affiliates available to such other Companies as provided in Section
8. Each of the Companies shall also make available to each other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Any information or documents provided under this Section 7 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

  7.02 Income Tax Return Information. Each Company will provide to each other Company information and documents relating to their respective Groups required by the other Companies to prepare Tax Returns. The Responsible Company shall determine a reasonable compliance schedule for such purpose in accordance with Tenneco's past practices. Any additional information or documents the Responsible Company requires to prepare such Tax Returns will be provided in accordance with past practices, if any, or as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns timely.

  Section 8. Tax Records

  8.01 Retention of Tax Records. Except as provided in Section 8.02, each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of their respective Groups for Pre-Distribution Tax Periods, and Tenneco shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Tax Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (i) the expiration of any applicable statutes of limitation, and (ii) seven years after the Distribution Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, a Company reasonably determines that any Tax Records which it is required to preserve and keep under this Section 8 are no longer material in the administration of any matter under the Code or other applicable Tax Law, such Company may dispose of such records upon 90 days prior notice to the other Companies. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Companies shall have the opportunity, at their cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

  8.02 State Income Tax Returns. Tax Returns with respect to State Income Taxes and workpapers prepared in connection with preparing such Tax Returns shall be preserved and kept, in accordance with the guidelines of Section 8.01, by the Company responsible for preparing and filing the applicable Tax Return.

  8.03 Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement.

  Section 9. Tax Contests

  9.01 Notice. Each of the parties shall provide prompt notice to the other parties of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for Tax Periods for which it is indemnified by one or more other parties hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, then (i) if the indemnifying party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability, and (ii) if the indemnifying party is not precluded from contesting the asserted Tax liability in any forum, but such failure to give prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Agreement shall be reduced by the amount of such detriment.

  9.02 Control of Tax Contests

    (a) Separate Company Taxes. In the case of any Tax Contest with respect to any Separate Company Tax, the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability.

    (b) Consolidated or Combined Income Taxes. In the case of any Tax Contest with respect to any Consolidated or Combined Income Tax, (i) Shipbuilding Company shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Shipbuilding Adjustment, including settlement of any such Shipbuilding Adjustment, (ii) Tenneco shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Tenneco Adjustment, including settlement of any such Tenneco Adjustment, and (iii) Industrial Company shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Industrial Adjustment, including any settlement of any Industrial Adjustment, and (iv) the Tax Contest Committee shall control the defense or prosecution of Joint Adjustments and any and all administrative matters not directly and exclusively related to any Shipbuilding Adjustment, Tenneco Adjustment, or Industrial Adjustment. The Tax Contest Committee shall be comprised of two persons, one person selected by Industrial Company (as designated in writing to Tenneco) and one person selected by Tenneco (as designated in writing to Industrial Company). Each person serving on the Tax Contest Committee shall continue to serve unless and until he or she is replaced by the party designating such person. Any and all matters to be decided by the Tax Contest Committee shall require the unanimous approval of both persons serving on the committee. In the event the Tax Contest Committee shall be deadlocked on any matter, the provisions of Section 15 of this

  Agreement shall apply. The Tax Contest Committee shall consult in good faith with Shipbuilding Company to the extent Shipbuilding Company might reasonably be expected to be materially affected by such matters. A Company shall not agree to any Tax liability for which another Company may be liable under this Agreement, or compromise any claim for any Tax Benefit which another Company may be entitled under this Agreement, without such other Company's written consent (which consent may be given or withheld at the sole discretion of the Company from which the consent would be required).

  Section 10. Effective Date; Termination of Prior Intercompany Tax Allocation Agreements. This Agreement shall be effective on the Distribution Date. Immediately prior to the close of business on the Distribution Date (i) all Prior Intercompany Tax Allocation Agreements shall be terminated, and (ii) amounts due under such agreements as of the Distribution Date shall be settled as of the Distribution Date (including capitalization or distribution of amounts due or receivable under such agreements). Upon such termination and settlement, no further payments by or to Tenneco, by or to the Shipbuilding Group, or by or to the Industrial Group, with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time. Any payments pursuant to such agreements shall be ignored for purposes of computing amounts due under this Agreement.

  Section 11. No Inconsistent Actions. Each of the Companies and the Acquiror covenants and agrees that it will not take any action, and it will cause its Affiliates to refrain from taking any action, which is inconsistent with the Tax treatment of the Transactions as contemplated in the Ruling Request or in the Tax Opinion (any such action is referred to in this Section 11 as a "Prohibited Action"), unless such Prohibited Action is required by law, or the person acting has obtained the prior written consent of each of the other parties (which consent shall not be unreasonably withheld). With respect to any Prohibited Action proposed by a Company or the Acquiror (the "Requesting Party"), each of the other parties (the "Requested Parties") shall grant its consent to such Prohibited Action if the Requesting Party obtains a ruling with respect to the Prohibited Action from the Internal Revenue Service or other applicable Tax Authority that is reasonably satisfactory to each of the Requested Parties (except that the Requesting Party shall not submit any such ruling request if a Requested Party determines in good faith that filing such request might have a materially adverse effect upon such Requested Party). Without limiting the foregoing:

    (a) No Inconsistent Plan or Intent

      (i) Each of Industrial Company and Shipbuilding Company represents and warrants that neither it nor any of its Affiliates has any plan or intent to take any action which is inconsistent with any factual statements or representations in the Ruling Request or in the Tax Opinion. Regardless of any change in circumstances, each of Industrial Company and Shipbuilding Company covenants and agrees that it will not take, and it will cause its Affiliates to refrain from taking, any such inconsistent action on or before the last day of the calendar year ending after the second anniversary of the Distribution Date other than as permitted in this Section 11. For purposes of applying this Section 11(a) to any such inconsistent action prior to the Effective Time, the members of the Tenneco Group shall be treated as Affiliates of Industrial Company.

      (ii) Acquiror represents and warrants that neither it nor any of its Affiliates has any plan or intent to take any action which is inconsistent with any factual statements or representations in the Ruling Request or in the Tax Opinion. Regardless of any change in circumstances, Acquiror covenants and agrees that it will not take, and it will cause Tenneco and the other Affiliates of Acquiror to refrain from taking, any such inconsistent action on or before the last day of the calendar year ending after the second anniversary of the Distribution Date other than as permitted in this Section 11.

    (b) Amended or Supplemental Rulings. Each of the Companies covenants and agrees that it will not file, and it will cause its Affiliates to refrain from filing, any amendment or supplement to the Ruling Request subsequent to the Distribution Date without the consent of the other Companies, which consent shall not be unreasonably withheld.

  Section 12. Survival of Obligations. The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

  Section 13. Employee Matters. Each of the Companies agrees to utilize, or cause its Affiliates to utilize, the alternative procedure set forth in Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to wage reporting.

  Section 14. Treatment of Payments; Tax Gross Up

  14.01 Treatment of Tax Indemnity and Tax Benefit Payments. In the absence of any change in tax treatment under the Code or other applicable Tax Law,

    (a) any Tax indemnity payments made by a Company under Section 5 shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of the Industrial Common Shares and the Shipbuilding Common Shares to Tenneco shareholders on the Distribution Date, but only to the extent the payment does not relate to a Tax allocated to the payor in accordance with Treasury Regulation Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws), and

    (b) any Tax Benefit payments made by a Company under Section 6, shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of Industrial Common Shares and Shipbuilding Common Shares to Tenneco shareholders on the Distribution Date, but only to the extent the payment does not relate to a Tax allocated to the payor in accordance with Treasury Regulation Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws).

  14.02 Tax Gross Up. If notwithstanding the manner in which Tax indemnity payments and Tax Benefit payments were reported, there is an adjustment to the Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment which the Company receiving such payment would otherwise be entitled to receive pursuant to this Agreement.

  14.03 Interest Under This Agreement. Anything herein to the contrary notwithstanding, to the extent one Company ("indemnitor") makes a payment of interest to another Company ("indemnitee") under this Agreement with respect to the period from the date that the indemnitee made a payment of Tax to a Tax Authority to the date that the indemnitor reimbursed the indemnitee for such Tax payment, or with respect to the period from the date that the indemnitor received a Tax Benefit to the date indemnitor paid the Tax Benefit to the indemnitee, the interest payment shall be treated as interest expense to the indemnitor (deductible to the extent provided by law) and as interest income by the indemnitee (includible in income to the extent provided by law). The amount of the payment shall not be adjusted under Section 14.02 to take into account any associated Tax Benefit to the indemnitor or increase in Tax to the indemnitee.

  Section 15. Disagreements. If after good faith negotiations the parties cannot agree on the application of this Agreement to any matter, then the matter will be referred to a nationally recognized accounting firm acceptable to each of the parties (the "Accounting Firm"). The Accounting Firm shall furnish written notice to the parties of its resolution of any such disagreement as soon as practical, but in any event no later than 45 days after its acceptance of the matter for resolution. Any such resolution by the Accounting Firm will be conclusive and binding on all parties to this Agreement. In accordance with Section 17, each party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Accounting Firm. All fees and expenses of the Accounting Firm in connection with such referral shall be shared equally by the parties affected by the matter.

  Section 16. Late Payments. Any amount owed by one party to another party under this Agreement which is not paid when due shall bear interest at the Prime Rate plus two percent, compounded semiannually, from the due date of the payment to the date paid. To the extent interest required to be paid under this Section 16 duplicates interest required to be paid under any other provision of this Agreement, interest shall be computed at the higher of the interest rate provided under this Section 16 or the interest rate provided under such other provision.

  Section 17. Expenses. Except as provided in Section 15, each party and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

  Section 18. Special Rules for Determining Members of Groups. For purposes of this Agreement, the following special rules shall apply for determining the members of the Industrial Group and members of the Shipbuilding Group:

  18.01 Tennessee Gas Pipeline Company. The assets and activities of Tennessee Gas Pipeline Company for Pre-Distribution Periods that comprise the Walker Manufacturing Company Division, the Tenneco Automotive Headquarters Division, and the Tenneco Brakes Division, as jointly determined by Industrial Company and Tenneco in accordance with past practices, shall be combined and treated as a separate corporate entity which is a member of the Industrial Group.

  18.02 Former Affiliates of Shipbuilding Group or Industrial Group. The entities listed on Schedule 1 attached hereto shall be treated as members of the Shipbuilding Group, and the entities listed on Schedule 2 attached hereto shall be treated as members of the Industrial Group. Any entity substantially all of the assets and liabilities of which have been transferred to a member of the Shipbuilding Group (e.g., by a statutory merger) shall be treated as a member of the Shipbuilding Group, and any entity substantially all of the assets and liabilities of which have been transferred to a member of the Industrial Group shall be treated as a member of the Industrial Group. For example, Newport News Shipbuilding and Dry Dock Company, a Virginia corporation, shall, by virtue of its merger into Tenneco InterAmerica Inc., be treated as a member of the Shipbuilding Group. For purposes of this paragraph, Tenneco's Affiliates shall not be limited to persons who are Affiliates immediately after the Distributions.

  Section 19. General Provisions

  19.01 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to any party under this Agreement shall be in writing and shall be deemed given or made when delivered in party or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internationally recognized courier service or by facsimile transmission) to the party at the party's address as follows:

    If to Shipbuilding Company:

      Director, Taxes
      Newport News Shipbuilding and Dry Dock Company
      4101 Washington Avenue
      Newport News, VA 23607

    If to Tenneco:

      Director, Taxes
      Tennessee Gas Pipeline Co.
      1010 Milam Street
      Houston, Texas 77002

      With a copy to:
      Director, Taxes
      El Paso Natural Gas Co.
      One Paul Kayser Center
      100 North Stanton Street
      El Paso, Texas 79901

    If to Industrial Company:

      Robert G. Simpson
      Vice President, Tax
      Tenneco Inc.
      1275 King Street
      Greenwich, CT 06831

    If to Acquiror:

      Director, Taxes
      El Paso Natural Gas Co.
      One Paul Kayser Center
      100 North Stanton Street
      El Paso, Texas 79901

A party may change the address for receiving notices under this Agreement by providing written notice of the change of address to the other parties.

  19.02 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

  19.03 Waiver. No failure by any party to insist upon the strict performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right, or remedy or any other obligation, rights, or remedies under this Agreement.

  19.04 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

  19.05 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including the execution and delivery to the other parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other parties in accordance with
Section 9.

  19.06 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto. In the event of any inconsistency between this Agreement and the Distribution Agreement or any other agreements relating to the transactions contemplated by the Distribution Agreement, the provisions of this Agreement shall control.

  19.07 Construction. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any party.

  19.08 No Double Recovery; Subrogation. No provision of this Agreement shall be construed to provide an indemnity or other recovery for any costs, damages, or other amounts for which the damaged party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement. Subject to any limitations provided in this Agreement (for example, the limitation on filing claims for refund in Section 4.08), the indemnifying party shall be subrogated to all rights of the indemnified party for recovery from any third party.

  19.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

  19.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                          Tenneco Inc.

                                          By: _________________________________
                                          Its: ________________________________

                                          Newport News Shipbuilding Inc.

                                          By: _________________________________
                                          Its: ________________________________

                                          New Tenneco Inc.

                                          By: _________________________________
                                                     Robert G. Simpson
                                                   Vice President, Taxes

                                          El Paso Natural Gas Company

                                          By: _________________________________
                                          Its: ________________________________

                             TAX SHARING AGREEMENT

                                  SCHEDULE 1

                 ADDITIONAL MEMBERS OF THE SHIPBUILDING GROUP

  For purposes of this Agreement, in addition to Shipbuilding Company and its Affiliates as determined immediately after the Distribution Date, the Shipbuilding Group shall be deemed to include any corporation which was (1) a member of the affiliated group (as defined in Code Section 1504(a), but treating all corporations as "includible corporations" for purposes of such Code Section) of which Tenneco is the common parent, (2) was included in the "shipbuilding" segment for purposes of segment reporting in Tenneco's Annual Reports on Form 10-K, and (3) sold, transferred, otherwise disposed of, or discontinued prior to the date hereof. Without limiting the foregoing, the Shipbuilding Group shall include:

    Sperry Marine Inc.
    Sperry Marine-Asia Inc.
    Sperry Marine (S) PTE Ltd. (Singapore)
    Sperry Marine S.p.A. (Italy)
    Sperry Marine S.A.R.L. (France)
    Sperry Marine Limited (United Kingdom)
    Sperry Marine GmbH (Germany)
    Sperry Marine A/S (Denmark)
    Sperry Marine A/S (Norway)
    Sperry Marine B.V. (Netherlands)

                             TAX SHARING AGREEMENT

                                  SCHEDULE 2

                  ADDITIONAL MEMBERS OF THE INDUSTRIAL GROUP

  For purposes of this Agreement, in addition to Industrial Company and its Affiliates as determined immediately after the Distribution Date, the Industrial Group shall be deemed to include any corporation which was (1) a member of the affiliated group (as defined in Code Section 1504(a), but treating all corporations as "includible corporations" for purposes of such Code Section) of which Tenneco is the common parent, (2) was included in the "automotive parts" or "packaging" segment for purposes of segment reporting in Tenneco's Annual Reports on Form 10-K, and (3) sold, transferred, otherwise disposed of, or discontinued prior to the date hereof.

                             TAX SHARING AGREEMENT

                                   SCHEDULE 3

                            ENERGY INVESTMENTS GROUP

KERN COUNTY LAND COMPANY
PETRO-TEX CHEMICAL CORPORATION
TENFAC CORPORATION
TENNCHASE, INC.
TENNECO COAL COMPANY
TENNECO CORPORATION
TENNECO CREDIT CORPORATION
TENNECO EQUIPMENT CORPORATION (f/k/a Case Corporation)
TENNECO EQUIPMENT HOLDING IV CO. (f/k/a Case Finance Co.)
TENNECO EQUIPMENT HOLDING V CO. (f/k/a Integrated Technical Systems, Inc.) TENNECO EQUIPMENT HOLDING VI CO. (f/k/a Viscosity Oil Co.)
TENNECO INC.
TENNECO INSURANCE VENTURES
TENNECO INTERAMERICA, INC.
TENNECO INTERNATIONAL, INC.
TENNECO MINERALS COMPANY--CALIFORNIA
TENNECO MINERALS COMPANY--NEVADA
TENNECO OIL COMPANY
TENNECO POLYMERS, INC.
TENNECO SHALE OIL COMPANY
TENNECO SNG, INC.
TENNECO SYNFUELS COMPANY
TENNECO WEST
TENNESSEE GAS PIPELINE COMPANY--CORPORATE DIVISION

                                   EXHIBIT L
                                       TO
                             DISTRIBUTION AGREEMENT

                             TBS SERVICES AGREEMENT

                [To be Negotiated Among TBS, Industrial Company
                           and Shipbuilding Company]

                                                                    EXHIBIT 10.5

                                                                    EXHIBIT M TO
                                                          DISTRIBUTION AGREEMENT

                         TRANSITION SERVICES AGREEMENT

  Transition Services Agreement (this "Agreement") dated as of June 19, 1996, between Tenneco Business Services, Inc. ("TBS"), Tenneco Inc. ("Tenneco") and El Paso Natural Gas Company ("EPG").

  WHEREAS, TBS currently provides certain business services to Tenneco, including mainframe computing services, backup, recovery and related operations, consulting services and payroll services (collectively, the "Services"); and

  WHEREAS, Tenneco may desire to continue certain of the Services following the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of June 19, 1996 among EPG, El Paso Merger Company and Tenneco ("the Merger Agreement");

  NOW, THEREFORE, the parties hereto agree as follows:

  1. Notice. No later than 45 days prior to the Effective Time (as defined in the Merger Agreement) but only if and to the extent requested to do so by EPG, Tenneco shall notify TBS in writing of its election to continue Services following the Merger. This Agreement shall be of no further force or effect if such notice is not received prior to the time provided in the preceding sentence.

  2. Services; Term. If Tenneco exercises the election set forth in paragraph 1 above, TBS shall provide the Services specified in the notice delivered by Tenneco for a period of twelve months from the date of the Merger; provided that any or all of the Services may be terminated by Tenneco at any time on not less than 45 days' prior written notice to TBS. The Services shall be performed in a manner consistent with the manner in which they have heretofore been performed by TBS. TBS will also assist Tenneco in transferring data from TBS' systems and establishing interconnection between TBS' and Tenneco's or EPG's mainframes and otherwise in transferring the operations performed by TBS on behalf of Tenneco to Tenneco's or EPG's systems.

  3. Compensation. The price that Tenneco shall pay to TBS for the Services shall be a mutually agreed to market-based rate for comparable services. TBS shall invoice Tenneco monthly for the Services, providing a breakdown of the Services for such month and the charges for each category of Services. In the event of any dispute with respect to amounts payable under this Agreement, the parties shall work together in good faith to resolve such dispute and, if the parties are unable to resolve such dispute, it shall be referred to an independent accounting firm mutually agreed by TBS and Tenneco.

  4. Consents of Third Parties. TBS shall use commercially reasonable efforts, at Tenneco's direction and expense, to obtain any consents or software licenses from third parties necessary to the continuation of the requested Services; provided that TBS shall have no obligation to provide Services for which such consent is required and shall not have been obtained.

  5. Limitations. TBS shall not be liable for any consequential, incidental, special or punitive damages in connection with the Services.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                          TENNECO BUSINESS SERVICES, INC.

                                          By __________________________________

                                          TENNECO INC.

                                          By __________________________________

                                          EL PASO NATURAL GAS COMPANY

                                          By __________________________________

                                                                  EXHIBIT N

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               NEW TENNECO INC.

                                   * * * * *

  The present name of the corporation is New Tenneco Inc. The corporation was incorporated under that name by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 26, 1996. This Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

  FIRST: The name of the corporation is New Tenneco Inc.

  SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH: A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 400,000,000 shares, divided into 350,000,000 shares of Common Stock, par value $.01 per share (herein called "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $.01 per share (herein called "Preferred Stock").

  B. The Board of Directors of the corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

  C. Except as may otherwise be provided in this Restated Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

  D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

  E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

  F. The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

  FIFTH: A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors consisting of not less than eight nor more than sixteen directors, with the exact number of directors constituting the entire Board of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. For purposes of this Restated Certificate of Incorporation, "the entire Board of Directors" shall mean the number of directors that would be in office if there were no vacancies nor any unfilled newly created directorships.

  The Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Class I directors shall be initially elected for a term expiring at the first succeeding annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of the stockholders following 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Directors chosen to fill any such vacancy shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

  B. The Board of Directors shall be authorized to adopt, make, amend, alter, change, add to or repeal the By-Laws of the corporation, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

  C. Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

  SIXTH: A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the corporation, and except as otherwise expressly provided in Section B of this Article SIXTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall, except as otherwise prohibited by applicable law, require the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

  B. The provisions of Section A of this Article SIXTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

    1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

    2. All of the following conditions shall have been met:

      a. the aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

        (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

        (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

      b. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses
    (i), (ii), (iii) and (iv) below:

        (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

        (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

        (iii) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

        (iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation regardless of whether the Business Combination to be consummated constitutes such an event.

      The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

      c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

      d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

      e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the corporation.

      f. Such Interested Stockholder shall not have made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

  C. The following definitions shall apply with respect to this Article SIXTH:

    1. The term "Business Combination" shall mean:

      a. any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

      b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $25,000,000 or more or constitutes more than five percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or five percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

      c. the adoption of any plan or proposal for the liquidation or dissolution of the corporation or for any amendment to the corporation's By-Laws; or

      d. any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, or

      e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

    2. The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under Article FOURTH of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the corporation generally.

    3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

    4. The term "Interested Stockholder" shall mean any person (other than
  (i) the corporation or any Subsidiary, any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan or holding Voting Stock for the purpose of funding any such plan or funding other employee benefits for employees of the corporation or any Subsidiary when acting in such capacity, and (ii) until immediately following the Industrial Distribution (as defined in the Distribution Agreement, dated as
  of       , 1996, among the corporation, Newport News Shipbuilding Inc., a
  Delaware corporation, and the corporation known as of the date thereof as Tenneco Inc., a Delaware corporation ("Old Tenneco")), Old Tenneco or any subsidiary of Old Tenneco) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing five percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing five percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

    5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. Notwithstanding the foregoing, for purposes of this Article SIXTH, a person shall not be deemed a "beneficial owner" of any Capital Stock which such person has the right to acquire upon exercise of the
  Rights issued pursuant to the Rights Agreement, dated as of       , 1996,
  between the corporation and First Chicago Trust Company of New York (including any successor rights plan thereto, the "Rights Agreement"), if such person would not be deemed the beneficial owner of such Capital Stock under the terms of such Rights Agreement.

    6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on
        , 1996 (the term "registrant" in said Rule 12b-2 meaning in this case the corporation).

    7. The term "Subsidiary" means any company of which a majority of any class of equity securities are beneficially owned by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the corporation.

    8. The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested

  Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

    9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on The Nasdaq Stock Market or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

    10. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article SIXTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

  D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article SIXTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

  E. Nothing contained in this Article SIXTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  F. The fact that any Business Combination complies with the provisions of Section B of this Article SIXTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

  G. For the purposes of this Article SIXTH, a Business Combination or any proposal to amend or repeal, or to adopt any provision of this Restated Certificate of Incorporation inconsistent with, this Article SIXTH (collectively, "Proposed Action"), is presumed to have been proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the corporation who with respect to such Interested Stockholder would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

  H. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the corporation), any proposal to amend or repeal, or to adopt any provision of this Restated Certificate of Incorporation inconsistent with, this Article SIXTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder, provided, however, that this Section H shall not apply to, and such 66 2/3% vote shall not be required for, any amendment or repeal of, or the adoption of any provision inconsistent with, this Article SIXTH unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Paragraph 8 of Section C of this Article SIXTH.

  SEVENTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

  EIGHTH: Subject to the provisions of this Restated Certificate of Incorporation and applicable law, the corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH.

  IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate
of Incorporation this    day of     , 1996.

                                          NEW TENNECO INC.

                                          By:__________________________________
                                            Name:
                                            Office:

                                                                      EXHIBIT N
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        NEWPORT NEWS SHIPBUILDING INC.

                                   * * * * *

  The present name of the corporation is Newport News Shipbuilding Inc. The corporation was incorporated under the name "Dixemer Petroleum Corporation" by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 16, 1965. This Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

  FIRST: The name of the corporation is Newport News Shipbuilding Inc.

  SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH: A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 80,000,000 shares, divided into 70,000,000 shares of Common Stock, par value $.01 per share (herein called "Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.01 per share (herein called "Preferred Stock").

  B. The Board of Directors of the corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

  C. Except as may otherwise be provided in this Restated Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

  D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

  E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

  F. The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

  FIFTH: A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three nor more than sixteen directors, with the exact number of directors constituting the entire Board of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. For purposes of this Restated Certificate of Incorporation, "the entire Board of Directors" shall mean the number of directors that would be in office if there were no vacancies nor any unfilled newly created directorships.

  The Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Class I directors shall be initially elected for a term expiring at the first succeeding annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of the stockholders following 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Directors chosen to fill any such vacancy shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

  B. The Board of Directors shall be authorized to adopt, make, amend, alter, change, add to or repeal the By-Laws of the corporation, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

  C. Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

  SIXTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                                                  EXHIBIT O

                                    BY-LAWS
                                      OF
                               NEW TENNECO INC.
                    AMENDED AND RESTATED AS OF      , 1996

                                   ARTICLE I

                         PLACE OF STOCKHOLDER MEETINGS

  Section 1. All meetings of the stockholders of the corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the corporation (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                                ANNUAL MEETING

  Section 2. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

  To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

  Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

  The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                SPECIAL MEETING

  Section 3. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders shall be called by the Board. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.

                               NOTICE OF MEETING

  Section 4. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

                                    QUORUM

  Section 5. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the corporation or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.

                                    VOTING

  Section 6. Except as otherwise provided by law or the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled to one vote, in person or by written proxy, for each share held of record on the record date fixed as provided in Section 4 of Article V of these By-Laws for determining the stockholders entitled to vote at such meeting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the vote of a majority of any quorum shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares.

  Elections of directors need not be by written ballot; provided, however, that by resolution duly adopted, a vote by written ballot may be required.

                                    PROXIES

  Section 7. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. In order to be exercised at a meeting of stockholders, proxies shall be delivered to the Secretary of the corporation or his representative at or before the time of such meeting.

                                  INSPECTORS

  Section 8. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three Inspectors, two of whom shall have power to make a decision. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

                              CONDUCT OF MEETINGS

  Section 9. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE II
                              BOARD OF DIRECTORS

                          NUMBER; METHOD OF ELECTION;
                       TERMS OF OFFICE AND QUALIFICATION

  Section 1. The business and affairs of the corporation shall be managed under the direction of the Board. The number of directors which shall constitute the entire Board shall not be less than eight nor more than sixteen and shall be determined from time to time by resolution adopted by a majority of the entire Board.

  Nominations of persons for election to the Board of the corporation at the Annual Meeting of Stockholders may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence of the person,
(ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation at the Annual Meeting of Stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

  Any director may resign his office at any time by delivering his resignation in writing to the corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

  No person who shall have attained the age of 72 shall be eligible for election or reelection, as the case may be, as a director of the corporation.

                                   MEETINGS

  Section 2. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.

  The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors.

  Notice of any special meeting shall be given by the Secretary to each director either by mail or by telegram, facsimile, telephone or other electronic communication or transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph corporation at least twenty-four hours before such meeting. If by facsimile, telephone or other electronic communication or transmission, such notice shall be transmitted at least twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

  Except as otherwise provided by applicable law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

  The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

                                    QUORUM

  Section 3. Except as otherwise expressly required by these By-Laws or by statute, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the entire Board) shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

                      COMPENSATION OF BOARD OF DIRECTORS

  Section 4. Each director (other than a director who is a salaried officer of the corporation or of any subsidiary of the corporation), in consideration of his serving as such, shall be entitled to receive from the corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee of the Board (a "Committee"), or both, as the Board shall from time to time determine. The Board may likewise provide that the corporation shall reimburse each director or member of a Committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III
                            COMMITTEES OF THE BOARD

                                  COMMITTEES

  Section 1. The Board shall elect from the directors an Executive Committee, an Audit Committee, a Compensation Committee and any other Committee which the Board may by resolution prescribe. Any such other Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.

                                   PROCEDURE

  Section 2. (1) Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum.

  (2) In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Fees in connection with such appointments shall be established by the Board.

                             REPORTS TO THE BOARD

  Section 3. All completed actions by the Executive, Audit and Compensation Committees shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board, provided, that no acts or rights of third parties shall be affected by any such revision or alteration.

                              EXECUTIVE COMMITTEE

  Section 4. The Board shall elect an Executive Committee comprised of the Chief Executive Officer and not less than four additional members of the Board. During the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the corporation (except the matters hereinafter assigned to the Compensation Committee) including, without limitation, the power and authority to declare dividends and to authorize the issuance of stock, in such manner as the Executive Committee shall deem best for the interests of the corporation in all cases in which specific directions shall not have been given by the Board.

                            COMPENSATION COMMITTEE

  Section 5. The Board shall elect a Compensation Committee consisting of at least four members of the Board, none of whom shall be officers or employees of the corporation or of any subsidiary corporation. The

Board shall appoint a chairman of such Committee who shall be one of its members. The Compensation Committee shall have such authority and duties as the Board by resolution shall prescribe.

                                AUDIT COMMITTEE

  Section 6. The Board shall elect from among its members an Audit Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Audit Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the corporation or any of its subsidiary companies serve as a member of such Committee. The Chief Executive Officer shall have the right to attend (but not vote at) each meeting of such Committee.

                NOMINATING AND MANAGEMENT DEVELOPMENT COMMITTEE

  Section 7. The Board shall elect from among its members a Nominating and Management Development Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Nominating and Management Development Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the corporation or any of its subsidiary companies serve as a member of such Committee. The Chief Executive Officer shall have the right to attend (but not vote at) each meeting of such Committee.

                                  ARTICLE IV
                                   OFFICERS

                              GENERAL PROVISIONS

  Section 1. The corporate officers of the corporation shall consist of the following: a Chairman and/or a President, one of whom shall be designated Chief Executive Officer and each of whom shall be chosen from the Board; one or more Vice Chairman, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, and such other officers as the Board may from time to time designate. Insofar as permitted by statute, the same person may hold two or more offices. All officers chosen by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

  The Chairman and/or President, each Vice Chairman, Executive Vice President, Senior Vice President and Vice President, the Secretary and the Treasurer shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal.

  Any officer may be removed, with or without cause, at any time by the Board.

  A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.

               POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER

  Section 2. The Chief Executive Officer shall have general charge and management of the affairs, property and business of the corporation, subject to the Board, the Executive Committee and the provisions of these By-Laws. The Chief Executive Officer or in his absence such other individual as the Board may select, shall preside at all meetings of the stockholders. He shall also preside at meetings of the Board and the Executive Committee, and in his absence the Board or the Executive Committee, as the case may be, shall appoint one of their number to preside.

  The Chief Executive Officer shall perform all duties assigned to him in these By-Laws and such other duties as may from time to time be assigned to him by the Board. He shall have the power to appoint and remove, with or without cause, such officers, other than those elected by the Board as provided for in these By-Laws, as in his judgment may be necessary or proper for the transaction of the business of the corporation, and shall determine their duties, all subject to ratification by the Board.

                      POWERS AND DUTIES OF OTHER OFFICERS

  Section 3. The Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 4. Each Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 5. The President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 6. Each Executive Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 7. Each Senior Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 8. Each Vice President and Assistant Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee, the Chief Executive Officer or an Executive Vice President.

  Section 9. The General Counsel shall have general supervision and control of all of the corporation's legal business. He shall perform such other duties as may be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 10. The Secretary or an Assistant Secretary shall record the proceedings of all meetings of the Board, the Executive Committee of the Board and the stockholders, in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and he or an Assistant Secretary shall affix the same to and countersign papers requiring such acts; and he and the Assistant Secretaries shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.

  Section 11. The Treasurer and Assistant Treasurers shall have care and custody of all funds of the corporation and disburse and administer the same under the direction of the Board, the Executive Committee or the Chief Executive Officer and shall perform such other duties as the Board, the Executive Committee or the Chief Executive Officer shall assign to them.

  Section 12. The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.

                           SALARIES AND APPOINTMENTS

  Section 13. The salaries of corporate officers shall be fixed by the Compensation Committee provided for in Section 5 of Article III hereof, except that the fixing of salaries below certain levels, determinable from time to time by the Compensation Committee, may in the discretion of the Committee be delegated to the Chief Executive Officer, subject to the approval of the Board.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 14. (1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this
Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

  (2) The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.

  (3) If a claim for indemnification or payment of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

  (4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

  (5) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

  (6) Any repeal or modification of the foregoing provisions of this Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

  (7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE V
                                 CAPITAL STOCK

                             CERTIFICATES OF STOCK

  Section 1. Certificates of stock certifying the number of shares owned shall be issued to each stockholder in such form not inconsistent with the Restated Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all the signatures on the certificates may be a facsimile.

                              TRANSFER OF SHARES

  Section 2. Transfers of shares shall be made only upon the books of the corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

                    LOST, STOLEN OR DESTROYED CERTIFICATES

  Section 3. The corporation may issue a new certificate of capital stock of the corporation in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the corporation may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the corporation may, in their discretion, require.

                             FIXING OF RECORD DATE

  Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and
(3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined in accordance with Article VI of these By-Laws; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VI
                         CONSENTS TO CORPORATE ACTION

                                  RECORD DATE

  Section 1. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall by written notice addressed to the Secretary and delivered to the corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in Section 2 below unless prior action by the Board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                                  PROCEDURES

  Section 2. Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article VI as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2, Consents signed by a sufficient number of stockholders to take such action are delivered to the corporation.

  A Consent shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

  In the event of the delivery to the corporation of a Consent, the Secretary of the corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the corporation shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the corporation under this Section 2. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2, the Secretary or the Inspectors (as the case may be) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

                                  ARTICLE VII
                                 MISCELLANEOUS

                            DIVIDENDS AND RESERVES

  Section 1. Dividends upon the capital stock of the corporation may be declared as permitted by law by the Board or the Executive Committee at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Board or the Executive Committee, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board or Executive Committee shall think conducive to the interests of the corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board or the Executive Committee.

                                     SEAL

  Section 2. The seal of the corporation shall bear the corporate name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

                                    WAIVER

  Section 3. Whenever any notice whatever is required to be given by statute or under the provisions of the Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board, as the case may be, need be specified in any waiver of notice of such meeting.

                                  FISCAL YEAR

  Section 4. The fiscal year of the corporation shall begin with January first and end with December thirty-first.

                                   CONTRACTS

  Section 5. Except as otherwise required by law, the Restated Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Vice President of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                                    PROXIES

  Section 6. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  AMENDMENTS

  Section 7. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these By-Laws, but any By-Laws so made, altered or repealed by the Board may be amended, altered or repealed by the stockholders.

                                 CERTIFICATION

   The undersigned hereby certifies that he is the duly elected and acting
     Secretary of New Tenneco Inc., a Delaware corporation, and the keeper of its corporate records and minutes. The undersigned further hereby certifies that the above and foregoing is a true and correct copy of the By-Laws of said corporation, as in force at the date hereof.

  WITNESS the hand of the undersigned and the seal of said corporation, this
    day of     , 19  .


                                          _____________________________________

                                          ___________________________ Secretary

                                                                      EXHIBIT O

                                    BY-LAWS
                                      OF
                        NEWPORT NEWS SHIPBUILDING INC.
                 AMENDED AND RESTATED AS OF _____     __, 1996

                                   ARTICLE I
                         PLACE OF STOCKHOLDER MEETINGS

  Section 1. All meetings of the stockholders of the corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the corporation (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                                ANNUAL MEETING

  Section 2. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

  To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

  Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

  The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                SPECIAL MEETING

  Section 3. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders shall be called by the Board. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.

                               NOTICE OF MEETING

  Section 4. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

                                    QUORUM

  Section 5. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the corporation or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.

                                    VOTING

  Section 6. Except as otherwise provided by law or the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled to one vote, in person or by written proxy, for each share held of record on the record date fixed as provided in Section 4 of Article V of these By-Laws for determining the stockholders entitled to vote at such meeting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the vote of a majority of any quorum shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares.

  Elections of directors need not be by written ballot; provided, however, that by resolution duly adopted, a vote by written ballot may be required.

                                    PROXIES

  Section 7. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. In order to be exercised at a meeting of stockholders, proxies shall be delivered to the Secretary of the corporation or his representative at or before the time of such meeting.

                                  INSPECTORS

  Section 8. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three Inspectors, two of whom shall have power to make a decision. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

                              CONDUCT OF MEETINGS

  Section 9. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE II
                              BOARD OF DIRECTORS

                          NUMBER; METHOD OF ELECTION;
                       TERMS OF OFFICE AND QUALIFICATION

  Section 1. The business and affairs of the corporation shall be managed under the direction of the Board. The number of directors which shall constitute the entire Board shall not be less than three nor more than sixteen and shall be determined from time to time by resolution adopted by a majority of the entire Board.

  Nominations of persons for election to the Board of the corporation at the Annual Meeting of Stockholders may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence of the person,
(ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation at the Annual Meeting of Stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

  Any director may resign his office at any time by delivering his resignation in writing to the corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

  No person who shall have attained the age of 72 shall be eligible for election or reelection, as the case may be, as a director of the corporation, except that the foregoing qualification shall not apply to any director who, at the time of the adoption of these By-Laws, is then in office and has attained such age.

                                   MEETINGS

  Section 2. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.

  The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors.

  Notice of any special meeting shall be given by the Secretary to each director either by mail or by telegram, facsimile, telephone or other electronic communication or transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph corporation at least twenty-four hours before such meeting. If by facsimile, telephone or other electronic communication or transmission, such notice shall be transmitted at least twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

  Except as otherwise provided by applicable law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

  The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

                                    QUORUM

  Section 3. Except as otherwise expressly required by these By-Laws or by statute, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the entire Board) shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

                      COMPENSATION OF BOARD OF DIRECTORS

  Section 4. Each director (other than a director who is a salaried officer of the corporation or of any subsidiary of the corporation), in consideration of his serving as such, shall be entitled to receive from the corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee of the Board (a "Committee"), or both, as the Board shall from time to time determine. The Board may likewise provide that the corporation shall reimburse each director or member of a Committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III
                            COMMITTEES OF THE BOARD
                                  COMMITTEES

  Section 1. The Board shall elect from the directors an Executive Committee, an Audit Committee, a Compensation Committee and any other Committee which the Board may by resolution prescribe. Any such other Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.

                                   PROCEDURE

  Section 2. (1) Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum.

  (2) In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Fees in connection with such appointments shall be established by the Board.

                             REPORTS TO THE BOARD

  Section 3. All completed actions by the Executive, Audit and Compensation Committees shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board, provided, that no acts or rights of third parties shall be affected by any such revision or alteration.

                              EXECUTIVE COMMITTEE

  Section 4. The Board shall elect an Executive Committee comprised of the Chief Executive Officer and not less than four additional members of the Board. During the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the corporation (except the matters hereinafter assigned to the Compensation Committee) including, without limitation, the power and authority to declare dividends and to authorize the issuance of stock, in such manner as the Executive Committee shall deem best for the interests of the corporation in all cases in which specific directions shall not have been given by the Board.

                            COMPENSATION COMMITTEE

  Section 5. The Board shall elect a Compensation Committee consisting of at least four members of the Board, none of whom shall be officers or employees of the corporation or of any subsidiary corporation. The Board shall appoint a chairman of such Committee who shall be one of its members. The Compensation Committee shall have such authority and duties as the Board by resolution shall prescribe.

                                AUDIT COMMITTEE

  Section 6. The Board shall elect from among its members an Audit Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Audit Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the corporation or any of its subsidiary companies serve as a member of such Committee. The Chief Executive Officer shall have the right to attend (but not vote at) each meeting of such Committee.

                NOMINATING AND MANAGEMENT DEVELOPMENT COMMITTEE

  Section 7. The Board shall elect from among its members a Nominating and Management Development Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Nominating and Management Development Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the corporation or any of its subsidiary companies serve as a member of such Committee. The Chief Executive Officer shall have the right to attend (but not vote at) each meeting of such Committee.

                                  ARTICLE IV
                                   OFFICERS
                              GENERAL PROVISIONS

  Section 1. The corporate officers of the corporation shall consist of the following: a Chairman and/or a President, one of whom shall be designated Chief Executive Officer and each of whom shall be chosen from the Board; one or more Vice Chairman, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, and such other officers as the Board may from time to time designate. Insofar as permitted by statute, the same person may hold two or more offices. All officers chosen by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

  The Chairman and/or President, each Vice Chairman, Executive Vice President, Senior Vice President and Vice President, the Secretary and the Treasurer shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal.

  Any officer may be removed, with or without cause, at any time by the Board.

  A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.

               POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER

  Section 2. The Chief Executive Officer shall have general charge and management of the affairs, property and business of the corporation, subject to the Board, the Executive Committee and the provisions of these By-Laws. The Chief Executive Officer or in his absence such other individual as the Board may select, shall preside at all meetings of the stockholders. He shall also preside at meetings of the Board and the Executive Committee, and in his absence the Board or the Executive Committee, as the case may be, shall appoint one of their number to preside.

  The Chief Executive Officer shall perform all duties assigned to him in these By-Laws and such other duties as may from time to time be assigned to him by the Board. He shall have the power to appoint and remove, with or without cause, such officers, other than those elected by the Board as provided for in these By-Laws, as in his judgment may be necessary or proper for the transaction of the business of the corporation, and shall determine their duties, all subject to ratification by the Board.

                      POWERS AND DUTIES OF OTHER OFFICERS

  Section 3. The Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 4. Each Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 5. The President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 6. Each Executive Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 7. Each Senior Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 8. Each Vice President and Assistant Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee, the Chief Executive Officer or an Executive Vice President.

  Section 9. The General Counsel shall have general supervision and control of all of the corporation's legal business. He shall perform such other duties as may be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

  Section 10. The Secretary or an Assistant Secretary shall record the proceedings of all meetings of the Board, the Executive Committee of the Board and the stockholders, in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and he or an Assistant Secretary shall affix the same to and countersign papers requiring such acts; and he and the Assistant Secretaries shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.

  Section 11. The Treasurer and Assistant Treasurers shall have care and custody of all funds of the corporation and disburse and administer the same under the direction of the Board, the Executive Committee or the Chief Executive Officer and shall perform such other duties as the Board, the Executive Committee or the Chief Executive Officer shall assign to them.

  Section 12. The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.

                           SALARIES AND APPOINTMENTS

  Section 13. The salaries of corporate officers shall be fixed by the Compensation Committee provided for in Section 5 of Article III hereof, except that the fixing of salaries below certain levels, determinable from time to time by the Compensation Committee, may in the discretion of the Committee be delegated to the Chief Executive Officer, subject to the approval of the Board.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 14. (1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

  (2) The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.

  (3) If a claim for indemnification or payment of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

  (4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

  (5) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

  (6) Any repeal or modification of the foregoing provisions of this Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

  (7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE V
                                 CAPITAL STOCK
                             CERTIFICATES OF STOCK

  Section 1. Certificates of stock certifying the number of shares owned shall be issued to each stockholder in such form not inconsistent with the Restated Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all the signatures on the certificates may be a facsimile.

                              TRANSFER OF SHARES

  Section 2. Transfers of shares shall be made only upon the books of the corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

                    LOST, STOLEN OR DESTROYED CERTIFICATES

  Section 3. The corporation may issue a new certificate of capital stock of the corporation in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the corporation may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the corporation may, in their discretion, require.

                             FIXING OF RECORD DATE

  Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and
(3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined in accordance with Article VI of these By-Laws; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VI
                         CONSENTS TO CORPORATE ACTION
                                  RECORD DATE

  Section 1. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall by written notice addressed to the Secretary and delivered to the corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in Section 2 below unless prior action by the Board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                                  PROCEDURES

  Section 2. Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article VI as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2, Consents signed by a sufficient number of stockholders to take such action are delivered to the corporation.

  A Consent shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

  In the event of the delivery to the corporation of a Consent, the Secretary of the corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the corporation shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the corporation under this Section 2. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2, the Secretary or the Inspectors (as the case may be) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

                                  ARTICLE VII
                                 MISCELLANEOUS
                            DIVIDENDS AND RESERVES

  Section 1. Dividends upon the capital stock of the corporation may be declared as permitted by law by the Board or the Executive Committee at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Board or the Executive Committee, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board or Executive Committee shall think conducive to the interests of the corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board or the Executive Committee.

                                     SEAL

  Section 2. The seal of the corporation shall bear the corporate name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

                                    WAIVER

  Section 3. Whenever any notice whatever is required to be given by statute or under the provisions of the Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board, as the case may be, need be specified in any waiver of notice of such meeting.

                                  FISCAL YEAR

  Section 4. The fiscal year of the corporation shall begin with January first and end with December thirty-first.

                                   CONTRACTS

  Section 5. Except as otherwise required by law, the Restated Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Vice President of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                                    PROXIES

  Section 6. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  AMENDMENTS

  Section 7. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these By-Laws, but any By-Laws so made, altered or repealed by the Board may be amended, altered or repealed by the stockholders.

                                 CERTIFICATION

  The undersigned hereby certifies that he is the duly elected and acting
                  Secretary of Newport News Shipbuilding Inc., a Delaware corporation, and the keeper of its corporate records and minutes. The undersigned further hereby certifies that the above and foregoing is a true and correct copy of the By-Laws of said corporation, as in force at the date hereof.

  WITNESS the hand of the undersigned and the seal of said corporation, this
      day of                       , 19   .

                                          _____________________________________

                                          ____________________________Secretary

                                                                  EXHIBIT P
                                                                      TO
                                                                 DISTRIBUTION
                                                                  AGREEMENT

                    TRADEMARK TRANSITION LICENSE AGREEMENT

  Agreement made as of                    , ("Effective Date") by and between
[Industrial Company], a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 1275 King St., Greenwich, CT 06831-2946, hereinafter referred to as Licensor, and Tenneco Inc., a corporation organized under the laws of the State of Delaware, whose principal place of business is located at 1010 Milam St., Houston, TX 77002, hereinafter referred to as Licensee,

  Whereas, Licensor has adopted and is using the name and mark "Tenneco", alone and in combination with other terms and/or symbols and variations thereof including "Tenn-Speed", "Tenn-Speed 2" and "Tennnet", in the United States and elsewhere throughout the world and is the owner of the U.S. Trademark Applications and the U.S. Trademark Registrations, listed on Exhibit A of this Agreement, from the United States Patent and Trademark Office, (hereinafter collectively referred to as the "Trademark"); and

  Whereas, Licensee is desirous of using said Trademark with respect to the goods and services listed on Exhibit B, to assist Licensee in its transition to a new identity and for the limited purposes more fully described below;

  Now, therefore, in consideration of the foregoing Recitals which are hereby incorporated into the operative terms hereof, the mutual promises contained in this Agreement and good and valuable consideration from the Licensee to the Licensor, the receipt and sufficiency of which is hereby acknowledged by said Licensor, the parties hereby agree as follows:

  1. License. Licensor grants to Licensee and its subsidiary companies the limited, non-exclusive right to use the Trademark under the common law and under the auspices and privileges provided by any of the registrations covering the same during the term of this Agreement, and Licensee hereby undertakes to use the Trademark as follows:

    a. For a period of 30 days following the Effective Date of this Agreement, Licensee may use the Trademark in its corporate name. After 30 days following the Effective Date of this Agreement, Licensee shall change, if necessary, its corporate name to delete the Trademark or any other word that is confusingly similar to the Trademark (except the word "Tennessee");

    b. For a period of six (6) months following the Effective Date of this Agreement, Licensee shall be entitled to use its existing supplies and documents which have imprinted thereon the Trademark to the extent that such supplies and documents were existing inventory prior to the Effective Date of this Agreement. Licensee shall not print any new supplies or documents bearing the Trademark as of the Effective Date of this Agreement.

    c. For a period of two years from the Effective Date of this Agreement, Licensee may use the Trademark on existing signs, displays or other identifications or advertising material (except as limited in b above). Licensee shall not prepare or install any new signs, displays or other identifications or advertising material bearing the Trademark. Licensee shall remove any and all references to the Trademark from any and all signs, displays or other identifications or advertising material by the end of the two year period.

  2. Quality of Services. Licensee agrees to maintain such quality standards as shall be prescribed by Licensor in the conduct of the business operations with which the Trademark is used. Licensee shall use the Trademark only with goods and services listed in Exhibit B rendered by Licensee in accordance with the terms of this agreement and with the guidance and directions furnished to the Licensee by the Licensor, or its authorized representatives or agents, from time to time, if any; but always the quality of the goods and services shall be satisfactory to the Licensor or as specified by it.

  3. Inspection. Licensee will permit duly authorized representatives of the Licensor to inspect the premises of Licensee using the Trademarks at all reasonable times, for the purpose of ascertaining or determining compliance with Paragraphs 1 and 2 hereof.

  4. Use of Trademark. When using the Trademark under this Agreement, Licensee undertakes to comply substantially with all laws pertaining to the Trademark. This provision includes compliance with marking requirements. Licensee represents and warrants that all goods and services to be sold under the Trademark and the marketing, sales, and distribution of them shall meet or exceed all federal, state, and local laws, ordinances, standards, regulations, and guidelines pertaining to such products or activities, including, but not limited to, those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not package, market, sell, or distribute any goods or services or cause or permit any goods or services to be packaged, marketed, sold, or distributed in violation of any such federal, state, or local law, ordinance, standard, regulation, or guideline.

  5. Extent of License. The license granted herein is for the sole purpose of assisting Licensee in its transition to a new identity and is not assignable or transferable in any manner whatsoever. Licensee has no right to grant any sublicenses or to use the Trademark for any other purpose.

  6. Indemnity. Licensee acknowledges that it will have no claims against Licensor for any damage to property or injury to persons arising out of the operation of Licensee's business. Licensee agrees to indemnify, hold harmless, and defend Licensor and its subsidiaries and its authorized representatives with legal counsel acceptable to Licensor from and against any and all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including attorneys' fees, court costs and other legal expenses, arising out of or connected with:

    a. Licensee's use of the Trademark; or

    b. any breach by Licensee of any provision of this Agreement or of any warranty made by Licensee in this Agreement.

No approval by Licensor of any action by Licensee shall affect any right of Licensor to indemnification hereunder.

  7. Termination. Except as otherwise provided herein, this Agreement shall remain in full force and effect for the periods stated in Paragraph 1, above. However, Licensor retains the right to immediately terminate this Agreement in the event of a material breach of any term of this Agreement by Licensee, upon written notice to the Licensee.

  8. Ownership of Trademark. The Licensee acknowledges Licensor's exclusive right, title and interest in and to the Trademark and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part or all of such right, title and interest. In connection with the use of the Trademark, Licensee shall not in any manner represent that it has any ownership in the Trademark or registrations thereof, and acknowledges that use of the Trademark shall enure to the benefit of the Licensor. On termination of this Agreement or any portion thereof in any manner provided herein, the Licensee will destroy all signs, displays or other identifications or advertising material, supplies and documents, and any other materials bearing the Trademark and will certify to Licensor in writing that it has done so. Furthermore, Licensee will not at any time adopt or use without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark (except the word "Tennessee").

  9. Infringement of Trademark. If Licensee learns of any actual or threatened infringement of the Trademark or of the existence, use, or promotion of any mark or design similar to the Trademark, Licensee shall promptly notify Licensor. Licensor has the right to decide at its sole discretion what legal proceedings or other action, if any, shall be taken, by who, how such proceedings or other action shall be conducted, and in whose name such proceedings or other action shall be performed. Any legal proceedings instituted pursuant to this Section shall be for the sole benefit of Licensor and all sums recovered in such proceedings, whether by judgment, settlement, or otherwise, shall be retained solely and exclusively by Licensor.

  10. Injunctive Relief. Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademark, including, without limitation, Licensee's failure to cease the manufacture, sale, marketing, or distribution of the goods bearing the Trademark at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent Licensee of them. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities, and Licensee agrees that in the event of such breach or threatened breach, Licensor shall be entitled to temporary and permanent injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

  11. Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent government or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which maintain the economic purposes and intentions of this Agreement.

  12. Notice. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above, (followed by facsimile) or at such other address as may be furnished in writing to the notifying party.

  13. Miscellaneous.

  a. Captions. The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

  b. Interpretation. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

  c. Waiver. The failure of Licensor to insist in any one or more instances upon the performance of any term, obligation, or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing.

  d. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Agreement, and Licensee shall use its best efforts to transition all existing materials, including signs and displays, bearing the Trademark to a new name and mark.

  e. Rights Cumulative. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

Attest:                                   LICENSOR
-------------------------------

                                          By: _________________________________


Attest:
-------------------------------           LICENSOR

                                          By: _________________________________

                                  EXHIBIT "A"

                                  REGISTRATION               EXPIRATION
        TRADEMARK                     NO.                       DATE
        ---------                 ------------               -----------
        Tenneco                     1050475                   19OC1996
        Tenneco                     866995                    25MR2009
        Tenneco                     823408                    31JA2007
        Tenneco                     786614                    16MR2005
        Tenneco                     783055                    12JA2005
        Tenneco                     827435                    18AP2007
        Tenneco                     1250178                   06SE2003
        Tenneco                     1251601                   20SE2003
        Tenneco                     1310943                   25DE2004
        Tenneco                     1930571                   31OC2005
        Tenneco                     1917869                   12SE2005
        Tennnet                     1956845                   13FE2006
        Tennnet                     1929997                   24OC2005
        Tenneco & Shield            831633                    14JL2007
        Tenneco & Shield            857262                    24SE1998
        Tenneco & Shield            823409                    31JA2007
        Tenneco & Shield            827436                    18AP2007
        Tenneco & Shield            786595                    16MR2005
        Tenneco & Shield            786984                    23MR2005
        Tenneco & Shield            1250177                   06SE2003
        Tenneco & Shield            1236187                   03MY2003
        Tenneco & Shield            1310944                   25DE2004
        Tenneco & Shield            1614779                   25SE2000
        Tenn-Speed                  1542283                   06JU2009
        Tenn-Speed 2                1841694                   28JU2004
        Tenn-Speed 2                1855752                   27SE2004
                                  APPLICATION                APPLICATION
        TRADEMARK                     NO.                       DATE
        ---------                 ------------               -----------               ---
        Tenneco                     731906                    13SE1995
        Tenneco                     521074                    09MY1994
        Tenneco & Horizon           731464                    13SE1995

                                   EXHIBIT B

  Natural gas.

  Business management and planning services in the field of natural gas, liquefied natural gas, power generation and cogeneration projects; and economic analysis.

  Telephone calling card services.

  Computer programs for use as an interactive request system for the transportation and exchange of natural gas.

  Books, brochures, printed instructional materials and computer manuals in the field of computer programs which are used as an interactive request system for the transportation and exchange of natural gas.

  Management of construction.

  Telecommunications services.

  Transportation by pipeline and storage of natural gas, and transmission of oil or gas through pipelines.

  Educational services, namely conducting classes, conferences, and workshops, regarding the training of others in the operation, maintenance, and management of facilities relating to the natural gas industry, natural gas pipelines, natural gas and liquefied natural gas facilities, and cogeneration and power generation stations.

  Engineering and drafting services; technical consulting in the field of energy; and inspection and supervision of maintenance services provided by others.

  Ships

  Custom and naval shipbuilding, drydock and ship repair services.

  Naval architectural design.

                                                                    EXHIBIT 10.5

                                                                  EXHIBIT Q
                                                                      TO
                                                                 DISTRIBUTION
                                                                  AGREEMENT

                    TRADEMARK TRANSITION LICENSE AGREEMENT

  Agreement made as of                    , ("Effective Date") by and between
[Industrial Company], a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 1275 King St., Greenwich, CT 06831-2946, hereinafter referred to as Licensor, and [Newport News Shipbuilding and Drydock Company], a corporation organized under the laws of the State of Virginia, whose principal place of business is located at 4101 Washington Avenue, Newport News, Virginia 23607, hereinafter referred to as Licensee,

  Whereas, Licensor has adopted and is using the name and mark "Tenneco", alone and in combination with other terms and/or symbols and variations thereof including "Tenn-Speed", "Tenn-Speed 2" and "Tennnet", in the United States and elsewhere throughout the world and is the owner of the U.S. Trademark Applications and the U.S. Trademark Registrations, listed on Exhibit A of this Agreement, from the United States Patent and Trademark Office, (hereinafter collectively referred to as the "Trademark"); and

  Whereas, Licensee is desirous of using said Trademark with respect to the goods and services listed on Exhibit B, to assist Licensee in its transition to a new identity and for the limited purposes more fully described below;

  Now, therefore, in consideration of the foregoing Recitals which are hereby incorporated into the operative terms hereof, the mutual promises contained in this Agreement and good and valuable consideration from the Licensee to the Licensor, the receipt and sufficiency of which is hereby acknowledged by said Licensor, the parties hereby agree as follows:

  1. License. Licensor grants to Licensee and its subsidiary companies the limited, non-exclusive right to use the Trademark under the common law and under the auspices and privileges provided by any of the registrations covering the same during the term of this Agreement, and Licensee hereby undertakes to use the Trademark as follows:

    a. For a period of 30 days following the Effective Date of this Agreement, Licensee may use the Trademark in its corporate name. After 30 days following the Effective Date of this Agreement, Licensee shall change, if necessary, its corporate name to delete the Trademark or any other word that is confusingly similar to the Trademark (except the word "Tennessee");

    b. For a period of six (6) months following the Effective Date of this Agreement, Licensee shall be entitled to use its existing supplies and documents which have imprinted thereon the Trademark to the extent that such supplies and documents were existing inventory prior to the Effective Date of this Agreement. Licensee shall not print any new supplies or documents bearing the Trademark as of the Effective Date of this Agreement.

    c. For a period of one year from the Effective Date of this Agreement, Licensee may use the Trademark on existing signs, displays or other identifications or advertising material (except as limited in b above). Licensee shall not prepare or install any new signs, displays or other identifications or advertising material bearing the Trademark. Licensee shall remove any and all references to the Trademark from any and all signs, displays or other identifications or advertising material by the end of the one year period.

  2. Quality of Services. Licensee agrees to maintain such quality standards as shall be prescribed by Licensor in the conduct of the business operations with which the Trademark is used. Licensee shall use the Trademark only with goods and services listed in Exhibit B rendered by Licensee in accordance with the terms of this agreement and with the guidance and directions furnished to the Licensee by the Licensor, or its authorized representatives or agents, from time to time, if any; but always the quality of the goods and services shall be satisfactory to the Licensor or as specified by it.

  3. Inspection. Licensee will permit duly authorized representatives of the Licensor to inspect the premises of Licensee using the Trademarks at all reasonable times, for the purpose of ascertaining or determining compliance with Paragraphs 1 and 2 hereof.

  4. Use of Trademark. When using the Trademark under this Agreement, Licensee undertakes to comply substantially with all laws pertaining to the Trademark. This provision includes compliance with marking requirements. Licensee represents and warrants that all goods and services to be sold under the Trademark and the marketing, sales, and distribution of them shall meet or exceed all federal, state, and local laws, ordinances, standards, regulations, and guidelines pertaining to such products or activities, including, but not limited to, those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not package, market, sell, or distribute any goods or services or cause or permit any goods or services to be packaged, marketed, sold, or distributed in violation of any such federal, state, or local law, ordinance, standard, regulation, or guideline.

  5. Extent of License. The license granted herein is for the sole purpose of assisting Licensee in its transition to a new identity and is not assignable or transferable in any manner whatsoever. Licensee has no right to grant any sublicenses or to use the Trademark for any other purpose.

  6. Indemnity. Licensee acknowledges that it will have no claims against Licensor for any damage to property or injury to persons arising out of the operation of Licensee's business. Licensee agrees to indemnify, hold harmless, and defend Licensor and its subsidiaries and its authorized representatives with legal counsel acceptable to Licensor from and against any and all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including attorneys' fees, court costs and other legal expenses, arising out of or connected with:

    a. Licensee's use of the Trademark; or

    b. any breach by Licensee of any provision of this Agreement or of any warranty made by Licensee in this Agreement.

No approval by Licensor of any action by Licensee shall affect any right of Licensor to indemnification hereunder.

  7. Termination. Except as otherwise provided herein, this Agreement shall remain in full force and effect for the periods stated in Paragraph 1, above. However, Licensor retains the right to immediately terminate this Agreement in the event of a material breach of any term of this Agreement by Licensee, upon written notice to the Licensee.

  8. Ownership of Trademark. The Licensee acknowledges Licensor's exclusive right, title and interest in and to the Trademark and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part or all of such right, title and interest. In connection with the use of the Trademark, Licensee shall not in any manner represent that it has any ownership in the Trademark or registrations thereof, and acknowledges that use of the Trademark shall enure to the benefit of the Licensor. On termination of this Agreement or any portion thereof in any manner provided herein, the Licensee will destroy all signs, displays or other identifications or advertising material, supplies and documents, and any other materials bearing the Trademark and will certify to Licensor in writing that it has done so. Furthermore, Licensee will not at any time adopt or use without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark (except the word "Tennessee").

  9. Infringement of Trademark. If Licensee learns of any actual or threatened infringement of the Trademark or of the existence, use, or promotion of any mark or design similar to the Trademark, Licensee shall promptly notify Licensor. Licensor has the right to decide at its sole discretion what legal proceedings or other action, if any, shall be taken, by who, how such proceedings or other action shall be conducted, and in whose name such proceedings or other action shall be performed. Any legal proceedings instituted pursuant to this Section shall be for the sole benefit of Licensor and all sums recovered in such proceedings, whether by judgment, settlement, or otherwise, shall be retained solely and exclusively by Licensor.

  10. Injunctive Relief. Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademark, including, without limitation, Licensee's failure to cease the manufacture, sale, marketing, or distribution of the goods bearing the Trademark at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent Licensee of them. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities, and Licensee agrees that in the event of such breach or threatened breach, Licensor shall be entitled to temporary and permanent injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

  11. Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent government or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which maintain the economic purposes and intentions of this Agreement.

  12. Notice. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above, (followed by facsimile) or at such other address as may be furnished in writing to the notifying party.

  13. Miscellaneous.

    a. Captions. The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

    b. Interpretation. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

    c. Waiver. The failure of Licensor to insist in any one or more instances upon the performance of any term, obligation, or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing.

    d. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Agreement, and Licensee shall use its best efforts to transition all existing materials, including signs and displays, bearing the Trademark to a new name and mark.

    e. Rights Cumulative. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

    f. Governing Law and Consent to Jurisdiction. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE.

Attest:                                   LICENSOR

-------------------------------
                                          By: _________________________________


Attest:
-------------------------------           LICENSEE

                                          By: _________________________________

                                  EXHIBIT "A"

                                        REGISTRATION                           EXPIRATION
            TRADEMARK                       NO.                                   DATE
            ---------                   ------------                           -----------
        Tenneco                           1050475                               19OC1996
        Tenneco                           866995                                25MR2009
        Tenneco                           823408                                31JA2007
        Tenneco                           786614                                16MR2005
        Tenneco                           783055                                12JA2005
        Tenneco                           827435                                18AP2007
        Tenneco                           1250178                               06SE2003
        Tenneco                           1251601                               20SE2003
        Tenneco                           1310943                               25DE2004
        Tenneco                           1930571                               31OC2005
        Tenneco                           1917869                               12SE2005
        Tennnet                           1956845                               13FE2006
        Tennnet                           1929997                               24OC2005
        Tenneco & Shield                  831633                                14JL2007
        Tenneco & Shield                  857262                                24SE1998
        Tenneco & Shield                  823409                                31JA2007
        Tenneco & Shield                  827436                                18AP2007
        Tenneco & Shield                  786595                                16MR2005
        Tenneco & Shield                  786984                                23MR2005
        Tenneco & Shield                  1250177                               06SE2003
        Tenneco & Shield                  1236187                               03MY2003
        Tenneco & Shield                  1310944                               25DE2004
        Tenneco & Shield                  1614779                               25SE2000
        Tenn-Speed                        1542283                               06JU2009
        Tenn-Speed 2                      1841694                               28JU2004
        Tenn-Speed 2                      1855752                               27SE2004
                                        APPLICATION                            APPLICATION
            TRADEMARK                       NO.                                   DATE
            ---------                   ------------                           -----------
        Tenneco                           731906                                13SE1995
        Tenneco                           521074                                09MY1994
        Tenneco & Horizon                 731464                                13SE1995

                                   EXHIBIT B

  Ships

  Custom and naval shipbuilding, drydock and ship repair services.

  Naval architectural design.